UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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QEP RESOURCES, INC.

(Name of Registrant as Specified In Charter)

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QEP Resources, Inc.
1050 17th Street, Suite 800
Denver, Colorado 80265

April __, 2015

To Our Shareholders:

The 2015 Annual Meeting of Shareholders of QEP Resources, Inc. (Annual Meeting) will be held on May 12, 2015, at 8:00 a.m. (Mountain Daylight Time), at the Company's offices, 1050 17th Street, Second Floor, Denver, Colorado 80265.

The Corporate Secretary’s formal notice of the meeting and the proxy statement appear on the following pages and provide information concerning the matters to be considered at the Annual Meeting.

Your vote is important. You may attend and vote at the Annual Meeting. However, I urge you to vote whether or not you are able to attend the Annual Meeting. You may vote by Internet or by telephone using the instructions in the Notice of Internet Availability of Proxy Materials, or if you received a paper copy of the proxy card, by signing and returning it in the envelope provided.

All of the public documents, including our 2014 Annual Report on Form 10-K, are available in the Investor Relations section of our website at www.qepres.com. The Annual Report does not form any part of the material for solicitation of proxies. I also encourage you to visit our website during the year for more information about QEP.

I hope you will attend the Annual Meeting; I welcome the opportunity to meet with you. On behalf of the Board of Directors and management, I would like to express our appreciation for your continued support.

Sincerely,

Charles B. Stanley
Chairman of the Board, President
and Chief Executive Officer

QEP Resources, Inc.
1050 17th Street, Suite 800
Denver, Colorado 80265

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 12, 2015

To the Shareholders of QEP Resources, Inc.:

The Annual Meeting of Shareholders of QEP Resources, Inc., a Delaware corporation (QEP or the Company), will be held on May 12, 2015, at 8:00 a.m. (Mountain Daylight Time), at the Company's offices at 1050 17th Street, Second Floor, Denver, Colorado 80265. The purpose of the meeting is to:

1.	Elect two directors to serve three-year terms until the 2018 Annual Meeting of Shareholders, and until their successors are duly elected and qualified;

2.	Approve, by non-binding advisory vote, the compensation of the Company’s named executive officers as disclosed in the accompanying proxy statement;

3.	Ratify the appointment of PricewaterhouseCoopers LLP (PwC) as the Company’s independent auditor;

4.	Vote on a Company proposal to amend the Company’s Certificate of Incorporation to declassify the Board of Directors and provide for the annual election of directors;

5.	Vote on an advisory shareholder proposal to amend the Company’s Certificate of Incorporation to eliminate all supermajority voting provisions;

6.	Vote on an advisory shareholder proposal regarding quantitative risk management reporting for hydraulic fracturing operations; and

7.	Transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only holders of common stock at the close of business on March 16, 2015, the record date, may vote at the Annual Meeting or any adjournment or postponement thereof. You may revoke your proxy at any time before it is voted. If you have shares registered in the name of a broker, bank or other nominee and plan to attend the meeting, please obtain a letter, account statement or other evidence of your beneficial ownership of shares to facilitate your admittance to the meeting, and, if you plan to vote at the meeting, you will need to present a valid proxy from the nominee that holds your shares. This proxy statement is being provided to shareholders on or about April __, 2015.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. You may vote over the Internet as well as by telephone or by mailing a proxy card. Voting via the Internet, by phone or by written proxy will ensure your representation at the Annual Meeting if you do not attend in person. Please review the instructions you received regarding each of these voting options. Voting over the Internet or by telephone is fast and convenient, and your vote is immediately tabulated. By using the Internet or telephone, you help reduce the Company’s cost of postage and proxy tabulations.

By Order of the
Board of Directors

Abigail L. Jones
Corporate Secretary

Denver, Colorado
April __, 2015

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 12, 2015. The proxy statement and annual report are available online at www.proxyvote.com.

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QEP RESOURCES, INC.

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
May 12, 2015

GENERAL INFORMATION

The Board of Directors (the Board) of QEP Resources, Inc. (the Company or QEP) is soliciting proxies for use at the Annual Meeting of Shareholders (the Annual Meeting) to be held on May 12, 2015, beginning at 8:00 a.m. (Mountain Daylight Time), at the QEP offices, 1050 17th Street, Second Floor, Denver, Colorado 80265, and any postponement or adjournment thereof. This proxy statement and the accompanying Notice of Annual Meeting include information related to the Annual Meeting. Distribution of these proxy solicitation materials is scheduled to begin on or about April __, 2015. The following information will help you to understand the voting process.

Proxy Materials
In accordance with rules promulgated by the Securities and Exchange Commission (SEC), we may furnish proxy materials, including this proxy statement and our Annual Report to Shareholders, by providing access to these documents on the Internet instead of mailing a printed copy of those materials to shareholders. Most shareholders have received a Notice of Internet Availability of Proxy Materials (the Notice), which provides instructions for accessing our proxy materials on a website or for requesting copies of the proxy materials by mail or email. If you would like to receive an email or paper copy of the proxy materials for the Annual Meeting and for all future meetings, you should follow the instructions for requesting such materials included in the Notice.

Entitlement to Vote
Shareholders who owned shares as of the close of business on March 16, 2015, the record date, may vote at the Annual Meeting. Each shareholder is entitled to one vote for each share of QEP common stock held on that date.

Voting Items
In accordance with our Bylaws, the Board has determined that the Board of Directors (the Board) should consist of seven directors. This year, Phillips S. Baker, Jr., and Charles B. Stanley will run for election to three-year terms. You will also vote on compensation of the Company’s named executive officers (on an advisory basis), the ratification of the appointment of PricewaterhouseCoopers (PwC) as the Company’s independent registered public accounting firm, a Company proposal regarding declassification of the Board, an advisory shareholder proposal to eliminate supermajority voting and an advisory shareholder proposal regarding quantitative risk management reporting for hydraulic fracturing operations.

Board Voting Recommendations
The Board recommends that shareholders vote as follows on the proposals:

1.	FOR the approval of the nominees for director named in this proxy statement;

2.	FOR the approval, by non-binding advisory vote, of the compensation of the Company’s named executive officers;

3.	FOR the ratification of PwC as the Company’s independent registered public accounting firm;

4.	FOR the approval of the Company proposal to amend the Company’s Certificate of Incorporation to declassify the Board and provide for annual election of directors;

5.	AGAINST an advisory shareholder proposal to amend the Company’s Certificate of Incorporation to eliminate all supermajority voting provisions; and

6.	AGAINST an advisory shareholder proposal regarding quantitative risk management reporting for hydraulic fracturing operations.

Voting Instructions

You may vote via the Internet. You may vote by proxy over the Internet by following the instructions provided in the Notice or on the proxy card.

You may vote via telephone. You may vote by proxy over the telephone by following the instructions provided in the Notice or on the proxy card.

You may vote by mail. If you received a printed set of the proxy materials, you may vote by completing and returning the separate proxy card in the prepaid, addressed envelope.

You may vote in person at the meeting. All shareholders of record may vote in person by ballot at the Annual Meeting. Written ballots will be passed out to anyone who wants to vote at the meeting.

Shares Held by a Broker, Bank or Other Nominee
If your shares are held by a broker, bank or other nominee (i.e., in street name), please refer to the instructions provided by that broker, bank or nominee regarding how to vote your shares. If you wish to vote in person at the Annual Meeting, you must obtain a valid proxy from the nominee that holds your shares.

New York Stock Exchange (NYSE) rules determine whether proposals presented at shareholder meetings are routine or not. If a proposal is routine, a broker or other entity holding shares for an owner in street name may vote on the proposal without receiving voting instructions from the owner. If a proposal is not routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions. A broker non-vote occurs when the broker or other entity is unable to vote because the proposal is not routine and the owner does not provide instructions. Pursuant to NYSE rules, if you are the street name holder and you do not provide instructions to your broker on Item No. 3, your broker may vote your shares at its discretion on this matter. If you are the street name holder and do not provide instructions to your broker on the remaining items, your broker may not vote your shares on these matters.

Shares Held in the QEP Resources, Inc. Employee Investment Plan
If you are a participant in the QEP Resources, Inc. Employee Investment Plan (the 401(k) Plan), the enclosed proxy card may also be used to direct Fidelity Management Trust Company (Fidelity), the trustee of the 401(k) Plan, on how you wish to vote the Company’s shares that are credited to your account under the 401(k) Plan. If you do not provide your voting instructions to Fidelity by 11:59 p.m. Eastern Daylight Time on May 11, 2015, Fidelity will not vote the Company shares credited to your 401(k) Plan account.

Proxy Solicitation
The Company is soliciting your proxy and paying for the solicitation of proxies, and will reimburse banks, brokers and other nominees for reasonable charges to forward materials to beneficial holders. The Company has hired Georgeson Inc. (Georgeson) to assist in the distribution of proxy materials and the solicitation of votes. The Company will pay Georgeson a base fee of $20,000, plus customary costs and expenses, for these services and has agreed to indemnify Georgeson against certain liabilities in connection with its engagement.

Quorum Requirements
On March 16, 2015, the record date, the Company had _______________ shares of common stock issued and outstanding. A majority of the shares, or ______________ shares, constitutes a quorum. Abstentions, withheld votes and broker non-votes are counted for determining whether a quorum is present.

Voting Standards
Election of Directors. Election of the director nominees named in Item No. 1 requires that each director be elected by a majority of the votes cast, meaning that the number of shares voted “for” a director must exceed the number of votes cast “against” and/or “withheld” with respect to that director. The Company has adopted a director resignation policy whereby any director who fails to receive a majority of the votes cast during an uncontested election must submit his or her resignation to the Board. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the outcome of this vote. Shareholders may not cumulate votes in the election of directors.

Approval, by Non-Binding Advisory Vote, of the Compensation of the Company’s Named Executive Officers. The vote to approve, on an advisory basis, the Company’s executive compensation in Item No. 2 requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote on the matter. Although non-binding, our Board and Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program. For purposes of determining whether the proposal has received a majority vote, abstentions will be included in the vote totals, and, therefore, an abstention has the same effect as a negative vote. Broker non-votes are not included in the vote totals, and, therefore, broker non-votes will not have an effect on the outcome of Item No. 2.

Ratification of the Company’s Independent Auditor. Ratification of the selection of PwC as the Company’s independent auditor for fiscal year 2015 in Item No. 3 requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote on the matter. If this selection is not ratified by shareholders, the Audit Committee may reconsider its decision to engage PwC. For purposes of determining whether this proposal has received a majority vote, abstentions will be included in the vote totals; therefore, an abstention has the same effect as a negative vote.

Company Proposal to Amend the Company’s Certificate of Incorporation to Declassify the Board of Directors and Provide for Annual Election of Directors. Pursuant to Article X of the Company’s Certificate of Incorporation, approval of the Board declassification in Proposal No. 4 requires the affirmative vote of holders of 80% of the outstanding voting power entitled to vote generally in the election of directors. Broker non-votes will not be included in the vote totals and, therefore, will have no effect on the vote. Abstentions will be included in the vote totals, and, therefore, an abstention has the same effect as a negative vote.

Shareholder Proposals. Approval of the advisory shareholder proposals requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote on the matter. For purposes of determining whether a proposal has received a majority vote, abstentions will be included in the vote totals therefore an abstention has the same effect as a negative vote. Broker non-votes will not be included in the vote totals and, therefore, will have no effect on the vote.

Other than the items of business described in this proxy statement, we do not expect any other matter to come before the Annual Meeting. If any other matter is presented at the Annual Meeting, your signed proxy gives the named proxies authority to vote your shares at their discretion.

The Annual Meeting
Any shareholder of record as of March 16, 2015, may attend the Annual Meeting. If you own shares through a broker, bank or other nominee and you wish to attend the meeting, please obtain a letter, account statement or other evidence of your ownership of shares as of such date and bring it with you so that you may attend the meeting. Directions to the Annual Meeting from the Denver International Airport are as follows: Follow Pena Boulevard to I-70 West; take the I-25 South exit and follow I-25 to Park Avenue; follow Park Avenue West, which becomes 22nd Street; turn right onto Larimer Street; turn left onto 17th Street; 1050 17th Street is on the right.

Revoking a Proxy
You may revoke your proxy by submitting a new proxy with a later date, including a proxy submitted via the Internet or telephone, or by notifying the Corporate Secretary before the meeting by mail at the address shown on the Notice of Annual Meeting of Shareholders. If you attend the Annual Meeting in person and vote by ballot, any previously submitted proxy will be revoked.

ITEM NO. 1 - ELECTION OF DIRECTORS

Board Size and Elections
Our directors possess considerable experience and unique knowledge of the Company’s challenges and opportunities. We seek a balance of director skill sets, plan carefully for board succession and seek constant improvement through effective board evaluations. We empower independent directors through frequent board and committee executive sessions. The Board, which consists entirely of independent directors other than Mr. Stanley, exercises a strong, independent oversight function. This oversight function is enhanced by our Audit, Compensation and Governance committees, which are made up entirely of independent directors.

When evaluating potential director nominees, the Governance Committee considers each individual’s professional experience, areas of expertise and educational background in addition to general qualifications. The Governance Committee works with the Board to determine the appropriate mix of experiences, areas of expertise and educational backgrounds in order to establish and maintain a Board that is strong in its collective knowledge and that can fulfill its responsibilities, perpetuate our long-term success and represent the interests of our shareholders. The Governance Committee regularly communicates with the Board to identify professional experiences, areas of expertise, educational backgrounds and other qualifications that affect our business that are particularly desirable for our directors to possess in order to help meet specific Board needs, including:

▪ Exploration and Production (E&P) experience as current or former executives, which gives directors specific insight into, and expertise that fosters active participation in, the development and implementation of our operating plan and business strategy;

▪ Executive leadership experience, which gives directors who have served in significant leadership positions strong abilities to motivate and manage others and to identify and develop leadership qualities in others;

▪ Accounting and financial expertise, which enables directors to analyze our financial statements, capital structure and complex financial transactions, and oversee our accounting and financial reporting processes;

▪ Enterprise risk management experience, which contributes to oversight of management’s risk monitoring and risk management programs, and establishment of risk tolerance aligned with our strategy; and

▪ Public company board and corporate governance experience, which provides directors with a solid understanding of their extensive and complex oversight responsibilities and furthers our goals of greater transparency, accountability for management and the Board, and protection of our shareholders’ interests.

The Company’s Certificate of Incorporation provides for a Board consisting of between seven and 11 directors, with the precise number to be determined by the full Board. The Board has set the size at seven directors. Our Certificate of Incorporation and Bylaws provide for the Board to be divided into three classes of directors, as nearly equal in number as possible, serving staggered three-year terms. Directors must receive a majority of the votes cast for the election of directors, and any director who fails to receive a majority of the votes cast during an uncontested election must submit his or her resignation to the Board.

Two directors, L. Richard Flury and Robert E. McKee, III, have decided to retire from the Board. Their terms will end at the time of the Annual Meeting.

The terms of two directors, Phillips S. Baker, Jr., and Charles B. Stanley, expire at the Annual Meeting. Messrs. Baker and Stanley have been nominated for election to new three-year terms. These individuals have consented to being named in this proxy statement and to serve as directors, if elected. However, in the event that any nominee is unwilling or unable to serve as a director, those named in the proxy may vote, at their discretion, for any other person.

Director Qualification Table

The following table highlights each director's specific skills, knowledge and experience. A particular nominee may possess other valuable skills, knowledge or experience even though they are not indicated below.

Name	Financial/ Accounting	Exploration & Production	Executive Leadership	Enterprise Risk Management	Public Company Governance
Phillips S. Baker, Jr.	X		X	X	X
Julie A. Dill	X		X	X	X
Robert F. Heinemann	X	X	X	X	X
M.W. Scoggins	X	X	X	X	X
Charles B. Stanley	X	X	X	X	X
William L. Thacker, III	X		X	X	X
David A. Trice	X	X	X	X	X

Biographical information concerning the nominees and the current directors of the Company whose terms will continue after the Annual Meeting, appears below. Unless otherwise indicated, such individuals have been engaged in the same principal occupation for the past five years. Ages are correct as of the date of the proxy statement.

Nominees (Terms to Expire in 2018)

Mr. Phillips S. Baker, Jr., age 55, has served as a director of QEP since the Spin-off of the Company from Questar Corporation (Questar) in 2010 (the Spin-Off). He served as a director of Questar from 2004 to 2010. Mr. Baker is the President, CEO and a director of Hecla Mining Company (Hecla), a gold and silver mining company. He served as Chief Financial Officer (CFO) of Hecla from May 2001 to June 2003, and as Chief Operating Officer of Hecla from November 2001 to May 2003, before being named as CEO in May 2003. Mr. Baker has 27 years of business experience, including 18 years of financial management, seven years as CEO of an NYSE-listed company, and 17 years of directorships of public companies. In concluding that Mr. Baker is qualified to serve as a director, the Board considered, among other things, his financial knowledge and his extensive executive management and financial experience.

Mr. Charles B. Stanley, age 56, has served as President, CEO and a director of QEP since June 2010 and Chairman of the Board since May 2012. He also served in the same roles for QEP Midstream Partners, GP, LLC, the general partner of QEP Midstream Partners, LP (QEPM) from 2013 until December 2, 2014. Mr. Stanley served as Executive Vice President of Questar from 2002 to 2008 and as Executive Vice President and Chief Operating Officer from 2008 until the Spin-off. He also served as a director of Questar from 2002 until the Spin-off. Prior to joining Questar, he served as President, CEO and a director of El Paso Oil and Gas Canada from 2000 to 2002, and as President and CEO of Coastal Gas International Company from 1995 to 2000. He is a director of Hecla Mining Company and serves on the boards of various natural gas industry trade organizations, including the American Exploration and Production Council. He currently serves as Chairman of America’s Natural Gas Alliance, an industry association representing large independent natural gas producers. In concluding that Mr. Stanley is qualified to serve as a director, the Board considered, among other things, his more than 29 years of experience in the oil and gas industry.

The Board recommends that you vote FOR each of the nominees listed above.

Continuing Directors (Terms to Expire in 2016)

Ms. Julie A. Dill, age 55, has been a director of the Company since May of 2013. She is the Chief Communications Officer for Spectra Energy Corp. and also serves on the board of Spectra Energy Partners. Ms. Dill has a wealth of experience in the energy sector, having served in a number of executive capacities in the natural gas and power industries. She served as the Group Vice President of Strategy for Spectra Energy and the President and CEO of Spectra Energy Partners, LP from 2012 until 2013. Previously, she served in various financial and operational roles with Duke Energy and Shell Oil Company. She also serves on the board of directors of the American Gas Association. In concluding that Ms. Dill is qualified to serve as a director, the Board considered, among other things, her experience as the President and CEO of a public company, her strong financial background and her more than 30 years of experience in the energy industry.

Dr. M. W. Scoggins, age 67, serves as our Lead Director. He has been a QEP director since 2010. He served as a director of Questar from 2005 until the Spin-off. He has served as President of the Colorado School of Mines since 2006. Dr. Scoggins retired in 2004 after a 34-year career with Mobil Corp. and Exxon Mobil Corp. From 1999 to 2004, he served as Executive Vice President of Exxon Mobil Production Co. Prior to the merger of Mobil and Exxon in late 1999, Dr. Scoggins was President, International Exploration & Production and Global Exploration, and an officer and member of the executive committee of Mobil Oil Corp. Dr. Scoggins currently serves as a director of Cobalt International Energy and Laredo Petroleum, Inc. He served on the board of Trico Marine Services from 2005 until 2011, and Venoco, Inc. from 2007 until 2012. In addition, he is a member of the National External Advisory Council of the U.S. Department of Energy’s National Renewable Energy Laboratory. In concluding that Dr. Scoggins is qualified to serve as a director, the Board considered, among other things, his extensive industry experience and his experience serving in senior executive positions in the upstream oil and gas business.

William L. Thacker, III, age 69, has been a QEP director since February 2014. Mr. Thacker served as non-executive Chairman of the Board of Copano Energy LLC from 2009 through 2013 (he served on the Copano board beginning in 2004). Previously, he served as Chairman and CEO of TEPPCO Partners. Mr. Thacker also served on the board of Pacific Energy Management prior to the sale of Pacific Energy Partners to Plains All American Pipeline in 2006. He served on the board of GenOn Energy Inc. from January 2006 until November 2012 when GenOn merged with NRG Energy. He also serves on the boards of the Kayne Anderson Midstream Energy Fund and the Kayne Anderson Energy Development Company. In concluding that Mr. Thacker is qualified to serve as a director, the Board considered, among other things, his significant midstream energy expertise through his experience as a director on multiple public midstream company boards. Pursuant to the Cooperation Agreement entered into with JANA Partners, LLC in February 2014 (the JANA Agreement), the Company agreed to appoint Mr. Thacker to the Board as a Class III director to serve until the consummation of a transaction effecting a separation of the Company’s midstream business. That transaction was consummated on December 2, 2014, however, on October 28, 2014, the Board asked Mr. Thacker, and he agreed, to remain on the Board until the end of his term in 2016.

Continuing Directors (Terms to Expire in 2017)

Dr. Robert F. Heinemann, age 62, has served as a QEP director since January 2014. He brings significant exploration and production expertise to QEP’s Board through his experience as President, CEO and a director of Berry Petroleum Company, where he developed and executed that company’s growth and capital allocation strategies. He served as a director of Berry from 2002 until 2013, and as President and CEO from 2004 through 2013. Previously, Dr. Heinemann worked for Halliburton Company, Mobil Exploration and Producing as well as other Mobil entities, in positions of increasing responsibility. Dr. Heinemann serves on the board of directors of Crescent Point Energy Corp. and he is the chairman of the board of Great Western Oil and Gas Company, LLC as well as C12 Energy, LLC. He has more than 30 years of experience in the oil and gas industry in a number of technical, operational, technology, management and executive roles. In concluding that Dr. Heinemann is qualified to serve as a director, the Board considered, among other things, his extensive operational background and executive experience in the oil and gas industry.

Mr. David A. Trice, age 67, has been a QEP director since 2011. He was CEO of Newfield Exploration Company (Newfield), an oil and natural gas exploration and production company from 2000 until his retirement in 2009. He also served as Chairman of the Board of Newfield from 2004 until 2010. Mr. Trice has served as a director of New Jersey Resources Corporation since 2004, and McDermott International, Inc. since 2009. Mr. Trice previously served as a director of Grant Prideco, Inc. from 2003 to 2008, as a director of Hornbeck Offshore Services, Inc. from 2002 until February 2011, and as a director of privately held Crazy Mountain Brewery, LLC from 2011 until January 2015. He is also a director of Rockwater Energy Solutions, Inc., a privately held company. He served as the Chairman of the American Exploration and Production Council from 2008 to 2009, and as Chairman of America’s Natural Gas Alliance from 2009 to 2010. In concluding that Mr. Trice is qualified to serve as a director, the Board considered, among other things, his experience as the CEO of a publicly traded independent exploration and production company.

GOVERNANCE INFORMATION

Governance Update
There have been a number of governance developments during the last year, including:

•	In October 2014, the Board voted to amend the Bylaws to implement majority voting in uncontested director elections;
• We added new directors during 2014, refreshing the Board's membership, increasing the level of independence and experience, and decreasing the average director tenure;
• With the addition of new directors and several director retirements, the average tenure of our directors is 3.2 years;

•	The directors elected in 2014 received the support of approximately 97% of voted shares;

•	In the 2014 Say-on-Pay vote, 93% of voting shareholders supported the Company's compensation program; and

•	We are running a Company proposal in this proxy statement to declassify our Board and provide for the annual election of directors.

General Governance Information
We seek to implement best practices in corporate governance, including state-of-the-art Code of Conduct, Corporate Governance Guidelines and committee charters. Our committee charters, all as amended from time to time, are available on the Company’s website at http://ir.qepres.com/investors/corporate-governance/governance-documents/default.aspx. These documents provide the framework for our corporate governance. Any of these documents will be furnished in print free of charge to any interested party who requests them.

Director Independence
During 2014 and the first three months of 2015, the Board evaluated all business, family and charitable relationships between the Company and the independent directors. Our Board has affirmatively determined that, with the exception of Mr. Stanley, each of the Company’s directors serving on the Board during 2014 (including Keith O. Rattie, who resigned effective February 12, 2014, and Thomas C. O’Connor, who resigned effective January 6, 2015) is independent under all applicable rules and regulations, including listing requirements of the NYSE as set forth in Section 303A.02 of the Listed Company Manual, and the Company’s Corporate Governance Guidelines. The Board also determined that no independent director has a material relationship with the Company that could impair the director’s independence. The criteria applied by our Board in determining independence are available on the Company’s website at http://ir.qepres.com/files/doc_downloads/docgov/Corporate-Governance-Guidelines-v4(3)_v001_d35ok8.pdf. The Board evaluates independence on an ongoing basis.

Board Leadership Structure
Based on its experience, considerable engagement with shareholders and an assessment of research on this issue, the Board understands that there are a variety of viewpoints concerning a board’s optimal leadership structure; that available empirical data concerning the impact of board leadership on shareholder value is inconclusive; and, accordingly, that there is no single, generally-accepted approach to board leadership in the U.S. Given the dynamic and competitive environment in which we operate, the Board believes that the right leadership structure may vary as circumstances change. Currently, our Board believes that a strong Lead Director and a combined Chair and CEO allow our Lead Director to provide independent Board leadership, and permit our Chair and CEO to use his knowledge of the Company to focus Board discussions. The combined role of Chair and CEO also ensures that the Company presents its strategy to shareholders, employees and other stakeholders with a single voice. Moreover, in 2013, our shareholders voted on a proposal to separate the roles of chair and CEO, and the majority of votes cast opposed the proposal.
The Lead Director is selected annually. Dr. M. W. Scoggins, one of the Company’s independent directors, was elected by the other independent directors to serve as the Lead Director. In this role, he:

•	Presides at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;

•	Serves as liaison between the Chairman and the independent directors;

•	Approves information sent to the Board;

•	Approves meeting agendas for the Board;

•	Approves meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	Has the authority to call meetings of the independent directors; and

•	If requested by major shareholders, ensures that he is available for consultation and direct communication.

Our Certificate of Incorporation and Bylaws currently provide for the staggered election of directors, with the Board divided into three classes of directors, each elected for three-year terms (a classified board). However, the Board has included a proposal in this proxy statement to provide for the annual election of all directors (to declassify the Board). If that proposal receives the requisite number of votes, the Company will begin the process of rolling declassification in 2016.

Board Committees
Our Board has an Audit Committee, Compensation Committee and Governance Committee, each of which is composed solely of independent directors. As noted above, each committee has a charter that can be found on the Company’s website (http://ir.qepres.com/investors/corporate-governance/governance-documents/default.aspx)
and will be provided in print without charge at the request of any interested party. The following section includes information about our Board committees. The members of our Board and the Board committees on which they currently serve are identified below.

Director	Audit Committee	Compensation Committee	Governance Committee
Phillips S. Baker, Jr.	Chair		X
Julie A. Dill	X	X
L. Richard Flury[1]		X	X
Robert F. Heinemann	X	X
Robert E. McKee, III[1]	X		X
M.W. Scoggins		X	Chair
Charles B. Stanley
William L. Thacker, III	X
David A. Trice		Chair	X

1Messrs. Flury and McKee are retiring from the Board as of the Annual Meeting.

Audit Committee
The Audit Committee reviews auditing, accounting, financial reporting, and internal control functions, and oversees risk assessment and compliance activities. The Audit Committee has the sole authority to hire, compensate, retain, oversee and terminate the Company’s independent auditor. The Audit Committee also has sole authority to pre-approve all terms and fees for audit services, audit-related services and other services to be performed by the Company’s independent auditor. The Audit Committee also reviews any related-person transactions brought to its attention that could reasonably be expected to have a material impact on the Company’s financial statements and determines whether any action is necessary.

The Audit Committee meets all the requirements set forth in Sections 303A.06 and 303A.07 of the NYSE Listed Company Manual. The Board has determined that all members of the Audit Committee satisfy the standards for independence as they relate to audit committees as set forth in Section 303A.02 of the NYSE Listed Company Manual and as set forth in Rule 10A-3 of the Securities Exchange Act of 1934, as amended (Exchange Act). The Audit Committee frequently meets in executive sessions, and meets with the internal auditors and independent auditors outside the presence of management. All Audit Committee members qualify as audit committee financial experts.

Compensation Committee
The Compensation Committee oversees our executive compensation program and benefit plans and policies; administers our short- and long-term incentive plans, including equity-based programs; oversees and annually reviews short- and long-term as well as emergency succession planning; approves compensation decisions for officers; recommends CEO total compensation to the full Board; and annually reviews the performance of the CEO. The Compensation Committee oversees the risk assessment of our executive and non-executive compensation programs.

The Compensation Committee also considers and makes recommendations to the full Board regarding compensation for independent directors. During 2014, our Compensation Committee made recommendations to the Board of Directors of QEP Midstream Partners GP, LLC (QEPM's General Partner), the general partner of QEP Midstream Partners, L.P. (QEPM), regarding grants of QEPM units to certain QEP employees providing services to QEPM. The Compensation Committee frequently meets in executive sessions to discuss and approve compensation for officers. The Board has determined that each member of the Compensation Committee meets the independence requirements set forth in Section 303A.02 of the NYSE Listed Company Manual, and that each qualifies as an independent director under Rule 16b-3 of the Exchange Act and as an outside director under Section 162(m) of the Internal Revenue Code of 1986, as amended (the Code).

The Compensation Committee has authority to retain and dismiss compensation consultants and other advisors that provide objective advice, information and analysis regarding executive and director compensation. These consultants report directly to, and may meet separately with, the Compensation Committee, and may consult with the Compensation Committee Chairman between meetings. The Compensation Committee retained Meridian Compensation Partners, LLC (the Consultant) to advise it as to executive and director compensation in fiscal year 2014. The Compensation Committee considered the factors outlined by the NYSE and determined that the Consultant is independent under those factors, and that the Consultant’s work in 2014 did not create any conflict of interest with respect to its representation of the Compensation Committee. See "Role of Compensation Consultant" in the Compensation Discussion and Analysis section for a description of Consultant’s duties.

The Compensation Committee has authorized Mr. Stanley, our CEO, and Margo Fiala, the Vice President of Human Resources, to grant restricted stock to newly hired employees and for employee retention up to a limit of $250,000 per grant. This authority is subject to certain limitations and does not extend to grants to officers or directors. The full Compensation Committee will review each grant made by Mr. Stanley or Ms. Fiala at its next meeting following any such grant. The Compensation Committee has also delegated to its Chair, currently Mr. Trice, authority to replenish the pool of shares to be granted by Mr. Stanley or Ms. Fiala. The full Compensation Committee will review any such replenishment at its next meeting following the replenishment.

Governance Committee
The Governance Committee, which also functions as the Company’s nominating committee, is responsible for committee assignments; new director searches; drafting and revising the Corporate Governance Guidelines; conducting annual evaluations of the Board and its committees and individual directors; and making recommendations to the full Board on various governance issues. The Board has determined that all members of the Governance Committee meet the independence requirements set forth in Section 303A.02 of the NYSE Listed Company Manual.

The Governance Committee’s Charter defines the criteria for director nominees, including nominees recommended by shareholders and self-nominees. These criteria provide a framework for evaluating all nominees as well as incumbent directors. The key criteria are personal and professional integrity and ethics; experience in the Company’s lines of business; experience as a CEO officer, president, CFO or senior officer of a public company or extensive experience in finance or accounting; currently active in business at least part time or recently retired, with skills and experience needed to serve as a member of the Board; experience as a board member of another publicly-held company; willingness to commit time and resources to serve as a director; and good business judgment, including the ability to make independent analytical inquiries. The Board of Directors considers candidates who will contribute a broad range of knowledge, talents, skills and expertise, particularly in the areas of the oil and natural gas industry, strategic planning, accounting and finance, corporate governance, management and diversity of the Board in terms of race, gender, ethnicity or professional background, sufficient to provide prudent guidance about the Company’s operations and interests.

Nominees must be less than 72 years of age. The Company has paid fees to search firms to assist in locating qualified independent director candidates. The Governance Committee will consider director nominations made by shareholders entitled to vote at the Annual Meeting. To make a nomination for election at the 2016 Annual Meeting of Shareholders, a shareholder must provide written notice, along with supporting information (as described below) regarding such nominee, to our Corporate Secretary between January 12 and February 11, 2016. The Governance Committee evaluates nominees recommended by the shareholders using the same criteria it uses for other nominees.

The notice to our Corporate Secretary must be accompanied by the following information (among other information) about the shareholder seeking to nominate a director (Proposing Person): (1) the name and address of the Proposing Person; (2) the number of shares of the Company's stock beneficially owned and of record by such Proposing Person; (3) any option, warrant or other derivative security owned beneficially by such Proposing Person; (4) any proxy, contract, arrangement, understanding or relationship pursuant to which such Proposing Person has a right to vote any shares of any security of the Company; (5) any short interest in any security of the Company; (6) any performance-related fees to which such Proposing Person is entitled based on any increase or decrease in the value of shares of the Company; (7) any material interests or relationships of such natural person that are not shared generally by any other record or beneficial holder of the shares of any class or series of the Company and that reasonably could have influenced the decision of such Proposing Person to propose such business to be brought before the meeting; (8) any significant equity interests or any derivative instruments or short interests in any principal competitor of the Company held by such Proposing Person; (9) any pending or threatened litigation in which such Proposing Person is a party or material participant involving the Company or any of its officers or directors, or any affiliate of the Company; (10) any material transaction occurring during the prior 12 months between such Proposing Person, on the one hand, and the Company, any affiliate of the Company or any principal competitor of the Company, on the other hand; and (11) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies pursuant to Section 14 of the Exchange Act.

The notice must also provide (1) the name of each nominee; (2) the number of shares of our common stock owned by each nominee; (3) a description of all arrangements and understandings between the shareholder and nominee pursuant to which the nomination is made; (4) a questionnaire (provided by the our Corporate Secretary upon request) completed by the nominee regarding the background and qualifications of the nominee and any person on whose behalf the nomination is being made; (5) a written representation and agreement (in the form provided by our Corporate Secretary upon request) that the nominee (i) is not and will not be a party to any voting commitment that has not been disclosed to the Company or that would interfere with the person’s fiduciary duties under applicable law if elected; (ii) is not and will not be a party to any compensation, reimbursement or indemnification agreement in connection with services as a director that has not been disclosed to the Company; and (iii) agrees to comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership, and trading policies and guidelines of the Company; (6) a signed consent of the nominee to serve as a director if elected; and (7) such other information concerning the nominee as would be required, under SEC rules, in a proxy statement soliciting proxies for the election of the nominee.

Board Risk Oversight
Our Board, as a whole and through its committees, is responsible for overseeing risk management. The Company’s executive officers are responsible for day-to-day management of the material risks the Company faces. In its oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed by management are adequate and functioning as designed. Our Board and its committees regularly discuss material risk exposures, the disclosure of these risks, the potential impact of risks on the Company and the efforts of management to address the identified risks.

A number of Board processes support our risk management program. The full Board regularly reviews operational, regulatory and environmental risks and discusses the Company’s enterprise risk management program. The Board reviews and approves the capital budget and certain capital projects, the hedging policy, significant acquisitions and divestitures, equity and debt offerings, and other significant activities.

The Audit Committee plays an important role in risk management by assisting the Board in fulfilling its responsibility to oversee the integrity of the financial statements and our compliance with legal and regulatory requirements. The Audit Committee retains and interacts regularly with our independent auditors and also meets regularly with our internal auditors. Additionally, the Audit Committee reviews financial and accounting risk exposure, the Company’s proved oil and gas reserves estimation reporting process and disclosure, issues related to cybersecurity and the Company’s internal controls. The Audit Committee also oversees ethics and compliance procedures and reporting.

The Compensation Committee reviews the compensation program to ensure it is aligned with our compensation objectives and to address any potential risks it may create. The Compensation Committee has designed our short- and long-term compensation plans with features that reduce the likelihood of excessive risk-taking, including a balanced mix of cash and equity and short- and long-term incentives, an appropriate balance of operating and financial performance measures, a proper balance of fixed and at-risk compensation components, significant stock ownership requirements for officers, extended vesting schedules on equity grants, and caps on incentive awards.

Our Governance Committee’s role in risk management includes regularly reviewing developments in corporate governance, and reviewing our Corporate Governance Guidelines to recommend appropriate action to the full Board. The Governance Committee also establishes criteria for and determines director independence, provides input for Board membership and committee assignments, and makes adjustments to ensure that we have appropriate director expertise to oversee the Company’s evolving business operations.

Stock Ownership Guidelines for Non-Employee Directors
Our Board adopted stock ownership guidelines for independent directors to align the interests of our directors with the interests of our shareholders and to promote our commitment to best practices in corporate governance. Within five years of beginning their service, independent directors are required to hold QEP shares with a value equal to five times the amount of their annual cash compensation. Shares that count towards satisfaction of the guidelines include common stock owned by the director and phantom stock attributable to deferred compensation. All of the independent directors who have served for five years or longer hold a sufficient number of shares to satisfy these guidelines. The Board reviewed these guidelines again in 2014 and determined they were appropriate.

Limits on Board Service
Our directors may not serve on the board of directors of more than six public companies. Our CEO may not serve on more than two boards in addition to our Board. A member of our Audit Committee may not simultaneously serve on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the director's ability to serve effectively on our Audit Committee.
Compensation Committee Interlocks and Insider Participation
The members of the Compensation Committee during 2014 were Drs. Heinemann and Scoggins, Messrs. Flury and Trice, and Ms. Dill. No member of our Compensation Committee was at any time prior to or during 2014 or the first three months of 2015 an officer or employee of the Company. Additionally, no member of the Compensation Committee had any relationship with our Company requiring disclosure as a related-party transaction. During the 2014 fiscal year, no executive officer of our Company served on the compensation committee of any other entity that had one or more of its executive officers serving as a member of our Compensation Committee. Furthermore, no executive officer of our Company served on the Compensation Committee of another company that had one of its executive officers serve as a member of our Board of Directors.

Communications with Directors
Interested parties may communicate with the full Board, non-management directors as a group or individual directors by sending a letter in care of the Corporate Secretary at QEP Resources, Inc., 1050 17th Street, Suite 800, Denver, Colorado 80265. Our Corporate Secretary has the authority to discard any solicitations, advertisements or other inappropriate communications, but will forward any other mail to the named director or group of directors.

Attendance at Meetings
The QEP Board and committees of the Board held the following number of meetings in 2014:

	Board	Audit Committee	Compensation Committee	Governance Committee
Number of 2014 Meetings	8	9	5	5

All directors attended at least 75% of the aggregate meetings they were required to attend. Our directors are expected to attend the Annual Meeting. All of the directors attended the 2014 Annual Meeting of Shareholders.

Family Relationships
None of the current directors or executive officers is related to any other director or executive officer.

Director Retirement Policy
Our Board has adopted a retirement policy that permits an independent director to continue serving until the annual meeting following his or her 72nd birthday, provided that the director remains actively engaged in business, financial, or community affairs. The Board may waive these requirements in certain situations. The Board does not believe that directors who retire, resign or otherwise materially change their position with their employers should necessarily leave the Board, however, they are required to submit a notice of any such retirement, resignation or change to the Chairman of the Board and Chairman of the Governance Committee. The Board will then review the continued appropriateness of Board membership under the changed circumstances.

CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS

Transactions with related persons are those that involve our directors, executive officers, director nominees, greater than 5% shareholders, immediate family members of these persons or entities in which one of these persons has a direct or indirect material interest. Pursuant to the procedures described below, we review all transactions that would involve amounts exceeding $120,000 (the current threshold required to be disclosed in the proxy statement under SEC regulations) and certain other similar transactions.

Review and Approval of Transactions with Related Persons
Pursuant to the terms of our Corporate Governance Guidelines, we require that all executive officers and directors report to our Vice President, Compliance, any event or anticipated event that might qualify as a related-person transaction. The Vice President, Compliance, would then report those transactions to the Audit Committee. We also collect information from questionnaires sent to officers and directors early each year that are designed to reveal related-person transactions. If a report or questionnaire shows a potential related-person transaction, our Audit Committee will review the transaction in accordance with our Code of Conduct. The Audit Committee will review pending and ongoing transactions to determine whether they conflict with the best interests of the Company, impact a director’s independence or conflict with our Code of Conduct. If the transaction is completed, the Audit Committee will determine whether rescission of the transaction, disciplinary action or re-evaluation of independence is required. If a waiver to the Code of Conduct is granted to an executive officer or director, the nature of the waiver will be disclosed on our website (www.qepres.com), in a press release or on a current report on Form 8-K.

Relationship and Transactions with QEP Midstream Partners, LP
From January 2014 until the sale of QEP's interest in QEP Midstream Partners, LP (QEPM) on December 2, 2014, to Tesoro Logistics LP (Tesoro) (the Midstream Sale), QEP owned 100% of QEPM’s General Partner. As of December 1, 2014, QEP owned 3,701,750 common units and 26,705,000 subordinated units representing a 55.8% limited partner interest in QEPM. In addition, at that time QEP, through subsidiaries, owned 1,090,495 general partner units representing a 2.0% general partner interest in QEPM as well as incentive distribution rights. Transactions with QEPM and its affiliates during most of 2014 were considered to be related-party transactions because Messrs. Stanley and Richard J. Doleshek served as executive officers of both the Company and QEPM’s General Partner.

Distributions of Available Cash to the QEPM’s General Partner and its Affiliates
During 2014, QEPM made cash distributions to the unitholders pro rata, including QEP, as holder of the aggregate of 3,701,750 common units and 26,705,000 subordinated units, and 2.0% to the QEPM’s General Partner. During 2014, QEPM declared distributions totaling $63.5 million, or $1.16 per unit.
Under QEPM’s Partnership Agreement, QEPM was required to reimburse QEPM’s General Partner and its affiliates for all costs and expenses that QEPM’s General Partner and its affiliates incurred on behalf of QEPM for managing and controlling QEPM’s business and operations. Except to the extent specified under the Omnibus Agreement (described below), QEPM’s General Partner determined the amount of these expenses and such determinations were made in good faith in accordance with the terms of the QEPM Partnership Agreement.
Agreements between QEP and QEPM
Until December 2, 2014, when the sale to Tesoro closed, QEP and QEPM were related parties, and the following agreements existed between them:

Gathering Agreements

QEP is party to gathering agreements for natural gas, oil, water and condensate with QEPM. Our gathering agreements with QEPM generally fall into three categories: (i) “life-of-reserves” agreements; (ii) long-term agreements, with remaining primary terms ranging from approximately 1 to 13 years, and month-to-month thereafter; and (iii) month-to-month or year-to-year evergreen agreements. Our gathering agreements are fee-based agreements, pursuant to which QEPM provides gathering and, as applicable, compression services on a specified per MMBtu or per barrel basis. The gathering fee varies. During 2014, QEP paid QEPM $71.4 million under these gathering agreements.
Several of our gathering agreements with QEPM include acreage dedications. Pursuant to the terms of these agreements, QEP dedicates to QEPM all of the oil and natural gas production QEP owns or controls from (i) wells that are currently connected to QEPM’s gathering systems and located within the acreage dedication and (ii) future wells that are drilled during the term of the applicable gathering agreement and located within the dedicated acreage as our gathering systems currently exist and as they are expanded to connect to additional wells. Three of the gathering agreements with QEPM contain minimum volume commitments pursuant to which QEP guarantees to ship a minimum volume of natural gas or oil on QEPM’s gathering systems. The original terms of the minimum volume commitments ranged from 10 to 15 years.

Processing Agreement

QEP is party to one agreement with QEPM to process natural gas and to recover natural gas liquids at QEPM’s Blacks Fork Processing Complex located in Uinta and Sweetwater Counties, Wyoming. The primary term expires August 1, 2026, and year-to-year thereafter. QEP pays QEPM a fee for the processing services, and QEPM pays QEP a portion of the revenue it receives for marketing and selling QEP’s natural gas liquids extracted from the processed gas. During 2014, QEP paid QEPM $30.0 million in processing fees and QEP received $127.5 million in revenue from QEPM for its portion of sales of natural gas liquids. In addition, the agreement contains a minimum volume commitment that varies in amount over a 15-year period under which QEP pays QEPM a deficiency payment if volumes fall below the minimum annual quantity.

Omnibus Agreement

During 2014 until the Midstream Sale, the Company was a party to an Omnibus Agreement with QEPM’s General Partner, QEP Field Services Company and certain of their affiliates. The parties amended the Omnibus Agreement at the time the Midstream Sale closed. After the Midstream Sale, any transactions conducted pursuant to the Omnibus Agreement were no longer related-person transactions. The Omnibus Agreement addressed the following matters:

•
QEPM’s payment of an annual amount to QEP, initially in the amount of $13.8 million, for the provision of certain general and administrative services by QEP to QEPM, including a fixed annual fee of approximately $1.4 million for executive management services provided by certain officers of QEPM’s General Partner, who were also executives of QEP. The remaining portion of this annual amount reflects an estimate of the costs QEP incurred in providing the services;

•
QEPM’s obligation to reimburse QEP for any out-of-pocket costs and expenses incurred by QEP in providing general and administrative services (which reimbursement was in addition to certain expenses of QEPM’s General Partner and its affiliates that were reimbursed under QEPM’s Partnership Agreement) as well as any other out-of-pocket expenses incurred by QEP on QEPM’s behalf; and

•
The Company's provision of indemnity for certain environmental and other liabilities, and QEPM’s obligation to indemnify the Company and its subsidiaries for events and conditions associated with the operation of QEPM’s assets that occurred after the closing of the initial public offering of QEPM (QEPM IPO).

During the relevant time in 2014, QEP charged QEPM $12.7 million under the Omnibus Agreement.
Condensate Sales Agreements

In connection with the QEPM IPO, QEP, through a subsidiary, entered into a fixed price condensate purchase agreement with QEPM, which requires QEPM to sell and QEP to purchase all of the condensate volumes collected on QEPM’s gathering systems at a fixed price of $85.25 per barrel of product over a primary term of five years. During 2014, QEP purchased approximately $4.7 million of condensate from QEPM under this agreement. That agreement was assigned to Tesoro on December 2, 2014.
Agreements with JANA Partners LLC and William L. Thacker, III
On February 23, 2014, QEP entered into the JANA Agreement with JANA. Under the terms of the JANA Agreement, QEP agreed to appoint Mr. Thacker to the Board as a Class III director, to serve until the consummation of a transaction effecting a separation of QEP’s midstream business. That separation was consummated on December 2, 2014, however, on October 28, 2014, the Board asked Mr. Thacker, and Mr. Thacker agreed, to remain on the Board until the end of his term in 2016. At that time he, along with the other directors whose terms end in 2016, will be considered for nomination to another term.
SECURITY OWNERSHIP

The information provided below summarizes the beneficial ownership of our common stock by our named executive officers, each of our directors, all of our executive officers and directors as a group, and persons owning more than 5% of our common stock. “Beneficial ownership” generally includes those shares of common stock held by someone who has investment and/or voting authority of such shares or has the right to acquire such common stock within 60 days. The ownership includes common stock that is held directly and also stock held indirectly through a relationship, a position as a trustee, or under a contract or understanding.

Directors and Executive Officers
The following table lists the shares of our common stock beneficially owned by each director, named executive officer, and all directors and executive officers as a group as of March 10, 2015. Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire shares within 60 days of March 10, 2015, are included as outstanding and beneficially owned for that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except as noted in the footnotes below, the holders have sole voting and dispositive power over the shares. The Company has no knowledge of any arrangement that would, at a subsequent date, result in a change in control of the Company.*
*Due to a vesting on March 5, 2015, and a grant on March 6, 2015, the Company set March 10, 2015, as the most recent practicable date to determine ownership. Therefore, ownership information is not included in this preliminary filing.

Amount and Nature of Beneficial Ownership
Name	Common Stock Beneficially Owned [2,3]		Common Stock Acquirable Within 60 Days	Total Beneficially Owned	Percent of Class (%) [1]
Charles B. Stanley	TBD	[5,6,8]	TBD	TBD	TBD
Richard J. Doleshek	TBD	[8]	TBD	TBD	TBD
Jim E. Torgerson	TBD		TBD	TBD	TBD
Christopher K. Woosley	TBD		TBD	TBD	TBD
Austin S. Murr	TBD		TBD	TBD	TBD
Phillips S. Baker, Jr.	TBD		TBD	TBD	TBD
Julie A. Dill	TBD		TBD	TBD	TBD
L. Richard Flury	TBD		TBD	TBD	TBD
Robert F. Heinemann	TBD		TBD	TBD	TBD
Robert E. McKee III	TBD	[6]	TBD	TBD	TBD
M. W. Scoggins	TBD	[6]	TBD	TBD	TBD
William L. Thacker III	TBD		TBD	TBD	TBD
David A. Trice	TBD		TBD	TBD	TBD
Other Executive Officers	TBD		TBD	TBD	TBD
All directors and executive officers (19 individuals)	TBD		TBD	TBD	TBD
1.

2.

NAME	UNVESTED RESTRICTED SHARES
Charles B. Stanley	TBD
Richard J. Doleshek	TBD
Jim E. Torgerson	TBD
Christopher K. Woosley	TBD
Austin S. Murr	TBD

3.

Name	Phantom Stock on March 10, 2015
Charles B. Stanley	TBD
Richard J. Doleshek	TBD
Jim E. Torgerson	TBD
Austin S. Murr	TBD
Christopher K. Woosley	TBD
Phillips S. Baker, Jr.	TBD
Julie A. Dill	TBD
L. Richard Flury	TBD
Robert F. Heinemann	TBD
Robert E. McKee, III	TBD
Thomas C. O'Connor	TBD
Keith O. Rattie	TBD
M. W. Scoggins	TBD
William L. Thacker III	TBD
David A. Trice	TBD

4.

Name	Performance Share Units on March 10, 2015
Charles B. Stanley	TBD
Richard J. Doleshek	TBD
Jim E. Torgerson	TBD
Christopher K. Woosley	TBD

5.
6.
7.
8.
9.

Certain Beneficial Owners
The following table sets forth information with respect to each person known by the Company to beneficially own more than five percent of our common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Boston Partners One Beacon Street Boston, MA 02108	14,597,993[1]	8.10%
Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	13,573,325[2]	7.53%
Wellington Management Group, LLP 280 Congress St Boston, MA 02210	11,726,452[3]	6.51%
Blackrock, Inc. 55 E. 52nd Street New York, NY 10022	9,914,687[4]	5.50%
Invesco Ltd. 1555 Peachtree St NE Atlanta, GA 30309	9,801,224[5]	5.4%

1.	Based upon its Schedule 13G filed with the SEC on February 11, 2015, Boston Partners has sole dispositive power of all of the shares.

2.	Based upon its Schedule 13G filed with the SEC on February 12, 2015, Vanguard has shared dispositive power of 13,299,158 shares and shared dispositive power of 274,167 shares.

3.	Based upon its Schedule 13G filed with the SEC on February 12, 2015, Wellington has shared dispositive power of all of the shares.

4.	Based on its Schedule 13G filed with the SEC on February 9, 2015, Blackrock has sole dispositive power 9,848,991 shares and shared dispositive power of 65,696 shares.

5.	Based upon its Schedule 13G filed with the SEC on February 11, 2015, Invesco has sole dispositive power of all of the shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Exchange Act and regulations promulgated by the SEC, the Company’s directors, executive officers and persons who own more than 10% of the Company’s stock are required to file reports of ownership and changes in ownership with the SEC and to furnish the Company with copies of all such reports they file. The Company’s Corporate Secretary prepares reports for directors and executive officers based on information known and otherwise supplied, including information provided in response to director and officer questionnaires. Based on this information, the Company believes that all filing requirements under Section 16(a) of the Exchange Act were satisfied in 2014.

AUDIT COMMITTEE REPORT

The Audit Committee adopted its Charter in 2010 upon formation of the Company and has amended it from time to time. Audit Committee members are appointed each year by the Board to review the Company’s financial matters. The Board has determined that each member of our Audit Committee meets the independence requirements set by the NYSE. The Board has also determined that all members of the Audit Committee are audit committee financial experts as defined by the SEC. No member of the Audit Committee serves as a member of the audit committee of more than three public companies.

We reviewed and discussed with the Company’s management the audited financial statements for the year ended December 31, 2014. We discussed with representatives of PwC, the Company’s independent auditor, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA Professional Standards, Vol. 1, AU§ 380), Communication with Audit Committees. We have also received the written disclosures and the letter from PwC, which are required by applicable provisions of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence, and we have discussed with representatives of PwC its independence from the Company. We have also discussed with the Company’s officers and PwC such other matters and received such assurances from them as we deemed appropriate.

Based on our review and discussions, we have recommended to the Company’s Board of Directors the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

By the Audit Committee:

Phillips S. Baker, Jr., Chair
Julie A. Dill
Robert F. Heinemann
Robert E. McKee, III
William L. Thacker, III

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the Compensation Discussion and Analysis with management and, based on our review and discussions, have recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

By the Compensation Committee:

David A. Trice, Chair
Julie A. Dill
L. Richard Flury
Robert F. Heinemann
M.W. Scoggins

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.

NAMED EXECUTIVE OFFICERS

The Company’s Named Executive Officers (NEOs) include its principal executive officer, its principal financial officer, its three most highly compensated executive officers (other than the principal executive officer and the principal financial officer) as well as one additional executive officer, Perry Richards, who would have been one of the three most highly compensated executive officers except for his departure from QEP on December 2, 2014, in connection with the Midstream Sale.

Name and Title	Background
Charles B. Stanley Chairman, President and (CEO)
Charles B. Stanley, age 56, has served as President and CEO of QEP since the Spin-off in 2010 and as Chairman of the Board since May 2012. He served as Executive Vice President and Chief Operating Officer of Questar and as a director of Questar from 2002 until the Spin-off. Mr. Stanley served as President, CEO and a director of El Paso Oil and Gas Canada from 2000 to 2002 and as President and CEO of Coastal Gas International Company from 1995 to 2000.

Richard J. Doleshek Executive Vice President, Chief Financial Officer
Richard J. Doleshek, age 56, has been the Executive Vice President and CFO of QEP since 2010. Previously, Mr. Doleshek served as Executive Vice President and CFO of Questar from 2009 to 2010. Prior to joining Questar, Mr. Doleshek was Executive Vice President and CFO of Hilcorp Energy Company from 2001 to 2009.

Jim E. Torgerson Executive Vice President, QEP Energy
Jim E. Torgerson, age 51, has been the Executive Vice President of QEP Energy since September 2013. Previously, Mr. Torgerson was the Senior Vice President, Operations from January 2012 to August 2013 and the Senior Vice President of Drilling and Completions (2010). Prior to 2010, Mr. Torgerson held the following titles with Questar: Vice President, Drilling and Completions (2009); and Vice President, Rockies Drilling and Completions (2005 to 2008).

Christopher K. Woosley Vice President and General Counsel
Christopher K. Woosley, age 45, was named Vice President and General Counsel in 2012. He served as a Senior Attorney from 2010 until 2012. Prior to joining QEP, Mr. Woosley served as outside counsel to Questar as a partner in the law firm Cooper Newsome & Woosley PLLP from 2003 until 2010.

Austin S. Murr Senior Vice President, Business Development
Austin S. Murr, age 61, was named Senior Vice President of Business Development in 2011. He served as Vice President of Land and Business Development from 2006 to 2011 and Director of Business Development from 2004 to 2006. Prior to joining QEP, Mr. Murr worked in the oil and gas industry for over 20 years as a landman, lawyer, commercial manager, business developer and senior level executive in the United States, Africa and Latin America.

Perry H. Richards Former Senior Vice President, Field Services
Perry H. Richards, age 54, served as QEP's Senior Vice President of Field Services from 2010 until his departure in December 2014 as a result of the Midstream Sale. Mr. Richards previously served as Vice President of Questar Gas Management from 2005 to 2010 and in various other roles in his 32 years of service with QEP and Questar.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Our Business

QEP Resources, Inc. (QEP or the Company) is a holding company with two subsidiaries, QEP Energy Company and QEP Marketing Company, which are engaged in two primary lines of business:

•	Oil and gas exploration and production (QEP Energy)

•	Oil and gas marketing, operation of the Haynesville Gathering System and an underground gas storage facility (QEP Marketing and Other)

Our operations are focused in two regions of the United States: the Northern Region (primarily in Wyoming, North Dakota and Utah) and the Southern Region (primarily in Texas and Louisiana). Our corporate headquarters are located in Denver, Colorado.

2014 Business Results

2014 was a monumental year for QEP, where we delivered record Adjusted EBITDA1, reported record crude oil production of 17.1 MMBbl and continued the transformation of our upstream business into a more focused and balanced asset base to position us for future growth. We fundamentally transformed the company through the acquisition of significant crude oil development properties in the Permian Basin, divestitures of non-core E&P properties for $787.8 million, and the closing of the Midstream Sale for $2.5 billion, including our ownership interest in QEPM (see "Evaluate Performance: 2014 Company Performance" section later in this Compensation Discussion and Analysis). As a result, QEP has emerged as a more competitive and financially strong independent E&P company focused on some of the most prolific resource plays in the continental United States - including two of North America’s most abundant crude oil provinces - the Williston Basin and Permian Basin; two prominent liquids-rich gas plays - the Pinedale Anticline and Uinta Basin; and a premier dry gas asset - the Haynesville Shale.

We have also made tremendous progress on our multi-year strategy of growing crude oil production and proved reserves to build a more balanced portfolio of both crude oil and natural gas. In 2014, crude oil production revenue comprised 58% of total field-level production revenue compared to 14% in 2010. Crude oil production was 32% of total company production compared to just 8% in 2010. From 2010 to 2014 QEP more than tripled crude oil proved reserves from 52.3 MMBbl to 172.5 MMBbl. The graph below shows the growth in crude oil as a percentage of total production and total proved reserves since 2010.

In 2014, our industry began to face a difficult commodity price environment. Significant price decreases in both oil and natural gas in the second half of the year contributed to stock price decreases across our industry, including us. However, we believe we are well positioned within our industry to weather the current price environment and be successful over the long-term. Using the proceeds from non-core asset divestitures and the Midstream Sale, we reduced our net debt from approximately $3.0 billion at December 31, 2013 to approximately $1.1 billion at December 31, 2014. As a result, QEP has one of the lowest debt to total capitalization ratios in its peer group and $3.0 billion in liquidity at a time when balance sheet strength is critical.

Our 2014 efforts produced a focused and balanced portfolio of premier crude oil and natural gas assets, on a healthy and flexible balance sheet. We expect these outcomes will strengthen our competitive positioning and deliver value for our stakeholders over the long term.

1 Adjusted EBITDA is a non-GAAP financial measure. We believe Adjusted EBITDA is an important measure of our financial performance relative to other oil and gas producing companies. We define Adjusted EBITDA as earnings before interest, income taxes, depreciation, depletion and amortization (EBITDA), adjusted to exclude changes in fair value of derivative contracts, exploration expenses, gains and losses from asset sales, impairment, and certain other non-cash and/or non-recurring items. A reconciliation of Adjusted EBITDA to our net income determined pursuant to generally accepted accounting principles (GAAP) for the year ended December 31, 2014, is included in Appendix A to this proxy statement.

Highlights of 2014 Compensation Actions

In 2014, our shareholders’ advisory vote on executive compensation, or “Say on Pay,” received approximately 93% approval from our shareholders. As a result of this strong support for our compensation programs and ongoing deliberations by our Compensation Committee (with input from the Consultant as described below), we made minimal changes to our executive compensation program in 2014. The table below summarizes key actions taken by our Compensation Committee in 2014.

Element	Action

Base Salary
After assessing the individual performance of our NEOs, their respective roles in our organization, data on peer compensation levels and other factors, the Committee awarded them annual base salary increases of approximately 4.1% on average in early 2014. Most QEP employees received a similar average base salary adjustment in 2014. In February 2015 the Compensation Committee did not award any base salary increases for our NEOs for 2015.

Annual Incentive Program (AIP)
•  A comprehensive Health, Safety and Environmental (HSE) component was added to the AIP in 2014 to drive additional focus on this critical aspect of our business. This HSE multiplier can increase or decrease the percentage achievement of the financial and production metrics.
•  Based on the achievement of pre-set company performance goals designed to measure annual company performance and drive long-term shareholder value, and the assessment of individual performance, the Compensation Committee awarded each of our NEOs a payout at 168% of target. Other QEP employees also received an incentive payout averaging 168% based on company performance and individual performance.

Long-Term Incentives (LTI)
•  Long-term incentives comprise the majority of our NEOs' total compensation. In February 2014, the Compensation Committee increased the percentage of long-term incentive awards consisting of performance share units (PSUs) to 40%. The remainder of the long-term incentive awards for NEOs consists of stock options (20%) and restricted stock (40%).
•  In early 2015 our Compensation Committee determined our relative total shareholder return (TSR) for the PSUs issued in 2012 (covering the 2012 to 2014 performance period) ranked at the 46th percentile of our peers, resulting in a payout of 90% of the targeted number of PSUs.

Actions specific to 2014 transactions
The following programs were created or modified to lessen the impact of the Midstream Sale and the Midcontinent asset divestitures on effected employees. Mr. Richards was the only NEO that participated in these programs.
•  A retention bonus was paid to employees impacted by the Midstream Sale to ensure their continued employment for the period from the announcement of our intent to separate the midstream business in December 2013 to the close of the sale in December 2014.
•  Long-term incentive award agreements of employees whose employment was terminated due to one of the transactions were amended to provide for accelerated vesting of unvested awards, including restricted stock, stock options and PSUs as applicable.
•  Our qualified Pension Plan was amended for participants ages 50-54 whose employment was terminated due to one of the transactions to allow for modified benefit reduction factors.

Pay and Performance Alignment

Our pay programs are designed to align pay outcomes with both short-term and long-term company performance.

To provide our management team with appropriate incentives to meet short-term objectives, our Compensation Committee has approved our Annual Incentive Plan to pay out only if the Company meets key short-term operational, financial and strategic goals. The Compensation Committee expects achievement of these goals to result in strong positioning within our industry and greater shareholder value over time.

To provide our management team with the appropriate incentives to pursue strategies that promote long-term shareholder value, our Compensation Committee has approved an executive compensation program that ties a substantial portion of total compensation to long-term equity incentives that provide value based on share price and total shareholder return. As a result, changes in TSR over time significantly impact our management team's actual realizable compensation. Thus, the amounts realizable through long-term incentive compensation by our CEO and other NEOs may be a better reflection of their pay than the values reflected in the Summary Compensation Table.

QEP CEO Realizable Compensation
The following graph illustrates the realizable (in-the-money) value as of December 31, 2014 of our CEO's compensation over the three-year period ended December 31, 2014 as compared to the baseline target contemplated by the Compensation Committee at the time of grant.

"Realizable Pay" values include the annual incentives earned for the corresponding year's performance against important financial, operating and strategic objectives. They also include the current value of outstanding equity-based long-term incentives, which have decreased in value commensurately with stock prices primarily due to the prevailing commodity price environment.

•
Target Pay reflects salary and annual incentive target determined during the noted year by the Compensation Committee based on benchmark data provided by the Compensation Consultant as well as the grant date value of long-term incentives disclosed in the Summary Compensation Table for the designated year.

•
Realizable Pay represents salary as determined by the Compensation Committee in the designated year, actual annual cash incentive paid for the designated year's performance, in-the-money value of stock options granted in the designated year (the number of options granted multiplied by the difference between QEP stock price as of December 31, 2014 and the option exercise price), the number of restricted shares granted in the designated year multiplied by the QEP stock price as of December 31, 2014, the number of PSUs granted during the designated year multiplied by the QEP stock price as of December 31, 2014 and reflecting the payout level based on QEP's relative TSR performance to date calculated as of December 31, 2014 (90% payout for the 2012 grant, 0% payout for the 2013 grant and 64% payout for the 2014 grant).

Key Features of Our Executive Compensation Program

Our Executive Compensation Practices (What We Do)
✓     Pay for Performance – Our executives’ total compensation is heavily weighted toward performance-based pay. Our annual incentive program is based on performance against key strategic, financial and operational metrics. The ultimate value delivered by our long-term incentive program is tied to performance based on absolute and relative shareholder return.

✓     Executive Ownership Guidelines – We have adopted stock ownership guidelines for our executives and directors that are consistent with good corporate governance practices. The requirements are 6x base salary for our CEO, 3x for our CFO, 2x for other officers, and 5x annual cash compensation for independent directors.

✓ External Benchmarking – Our Compensation Committee reviews competitive compensation data based on an appropriate group of E&P peer companies prior to making annual compensation decisions.
✓     Double-Trigger Severance – Upon a change in control, our Executive Severance Plan (the CIC Plan) confers cash severance benefits only if the employee is actually or constructively terminated by the Company within three years following a change in control.

✓      Independent Compensation Consultant – The Compensation Committee has engaged an independent executive compensation advisor who reports directly to the Compensation Committee and provides no other services to the Company.

✓ Tally Sheets – Our Compensation Committee reviews tally sheets prior to making annual executive compensation decisions.
✓      Annual Risk Assessment of Compensation Practices – The Compensation Committee conducts an annual risk assessment to carefully consider the degree to which compensation plans and decisions affect risk taking. We do not believe that any of the compensation arrangements in place encourage unnecessary risk taking.

Executive Compensation Practices We Have Not Implemented (What We Don't Do)
X No Golden Parachute Excise Tax Gross-Ups – We do not provide golden parachute excise tax gross-ups in our Executive Severance Plan or elsewhere.
X No Repricing – Our stock incentive plan does not permit the repricing of underwater stock options without shareholder approval.
X No Hedging, Pledging or Derivatives Trading of QEP Stock – These practices are strictly prohibited for all officers, directors and employees of the Company.
X      No Excessive Perquisites or Benefits – We offer limited perquisites to our NEOs, consistent with the perquisites offered by our peer companies, to offset the cost of tax preparation, financial planning and related expenses. Our supplemental retirement programs are limited to restoring the benefits lost under our qualified retirement plans and eligibility is not limited to executives.

X No Employment Agreements – We have no employment agreements with any executive officers.

Compensation Philosophy
The principal tenets of our compensation philosophy are as follows:

Our executive compensation programs should be competitive with our peers to attract, retain and reward effective leaders. We evaluate the range of current industry compensation practices to provide external benchmarks that help to guide our executive compensation structure. Our Compensation Committee determines individual total compensation targets within this framework to provide compensation that correlates with the Company’s relative performance to its peers. We do not, however, target a specific percentile of the peer market data. This approach provides the flexibility needed to manage our executive compensation programs to meet our current business needs.

Our executive compensation programs should be designed to support a performance-based culture. The majority of each executive’s compensation is at risk and based on attainment of short-term goals, long-term performance relative to our peers, and total shareholder return for QEP.

Our executive compensation programs should be designed to align our executives’ interest with those of our stockholders. A substantial portion of our compensation is provided in the form of long-term equity incentives that tie executive pay to stock performance. In addition, we require each of our NEOs to meet rigorous stock ownership guidelines.

Our executive compensation programs should encourage appropriate risk management. The Compensation Committee believes that effective leadership in the oil and gas business requires taking prudent business risks while discouraging excessive risk-taking. To encourage this balance, the Compensation Committee has structured our compensation to include extended three-year vesting schedules on all long-term incentive awards, and to base at least a portion of annual incentive awards on meeting strategic objectives regarding safety, legal and regulatory compliance. Annually, the Consultant conducts a risk assessment review of our compensation programs to ensure that our programs do not encourage executives to take inappropriate or excessive risks. In addition, we strictly prohibit hedging, pledging or derivatives trading of QEP stock.

Role of Compensation Consultant
Our Compensation Committee engaged Meridian Compensation Partners, LLC, as its compensation consultant to help ensure that our executive compensation programs are competitive and consistent with our compensation philosophy. In making this decision, the Compensation Committee considered the following:

•	The Consultant’s historical performance in supporting the Compensation Committee and its familiarity with our executive compensation programs;

•	Its extensive experience and familiarity with the compensation programs of our peer companies and sector;

•	The range of compensation services offered by the Consultant; and

•	The independence of the Consultant, considering the independence factors outlined by the NYSE.

Our Compensation Committee determined the scope of the engagement, which included:

•	Providing benchmarking data on executive and outside director compensation for the Compensation Committee to use in its decision-making process;

•	Providing input into plan design discussions and individual compensation actions, as needed;

•	Conducting an executive compensation program risk assessment;

•	Periodic plan design review and recommendations;

•	Reviewing and providing feedback on the compensation-related disclosures in our proxy statement; and

•	Informing the Compensation Committee about recent trends, best practices and other developments affecting executive compensation.

Except as set forth above, the Consultant does not provide any other services to the Company. The Consultant attended all Compensation Committee meetings, including executive sessions as requested. The Consultant met with members of management, including the CEO and Vice President, Human Resources, in carrying out these duties, but reported exclusively to our Compensation Committee. The Compensation Committee determined that the Consultant’s work in 2014 did not create any conflicts of interest.

Compensation Mix
Our pay-for-performance philosophy is demonstrated in the mix of compensation that we provide for our NEOs. A significant portion of our executive officers’ compensation is in the form of annual and long-term incentives. Each of these incentives plays a role in aligning pay with performance and the long-term financial interests of our executives with those of our shareholders.

The graph below identifies the mix of at-risk pay (including AIP, PSUs, stock options and restricted stock) as a percentage of target total compensation (excluding health, welfare and termination benefits) for the 2014 compensation period for our CEO and other NEOs.

Compensation Elements
Our compensation program for NEOs aligns with our compensation philosophy and is comprised of elements designed to address a variety of objectives. The incentive programs that make up the variable elements of total compensation fall under two primary compensation plans: the QEP Resources, Inc. 2010 Long-Term Stock Incentive Plan (LTSIP) and the QEP Resources, Inc. Cash Incentive Plan (CIP). Additionally, certain of our executives received benefits under the QEP Midstream Partners, LP 2013 Long-Term Incentive Plan (QEPM LTIP).

The table below highlights each element of our compensation program and the primary role of such element in achieving our compensation objectives. Refer to each specific section for more details on each program.

Compensation Element	Role in Total Compensation
Base Salary	• Provides fixed compensation based on an individual’s skills, experience and proficiency, market competitive data, and the relative value of the individual’s role within the Company.
Annual Incentive Program (AIP)
• Rewards annual Company performance;
• Aligns participants' compensation with short-term financial and operational objectives specific to each calendar year;
• Motivates participants to meet or exceed internal and external performance expectations;
• Communicates the Compensation Committee’s evaluation of annual Company performance; and
• Recognizes individual contributions to the organization’s results.
• Metrics for 2014 included AIP-Adjusted EBITDA[2], oil and total production goals as well as the Compensation Committee's evaluation of performance on Health, Safety and Environmental goals and key strategic objectives.

Long-Term Incentive Program ✓ Performance Share Units ✓ Restricted Stock ✓ Stock Options ✓ QEPM Phantom Units
• Rewards long-term performance, directly aligned with shareholder interests;
• Provides a strong performance-based equity component;
• Recognizes and rewards share performance relative to industry peers through PSUs based on relative TSR;
• Aligns compensation with sustained long-term value creation;
• Allows executives to acquire a meaningful and sustained ownership stake; and
• Fosters executive retention by vesting awards over multiple years.

Benefits ✓ Health & Welfare ✓ Retirement ✓ Deferred Compensation ✓ Benefits ✓ Other
• Helps QEP attract and retain executive talent and remain competitive in our industry by offering a comprehensive employee benefits package;
• Provides health and welfare benefits comparable to those provided to all other employees;
• Provides financial security in the event of various individual risks and maximizes the efficiency of tax-advantaged compensation vehicles; and
• Provides limited perquisites consistent with those offered by our peer companies.

Termination Benefits ✓ Executive Severance Plan (CIC) ✓ Basic Severance Plan	• Attracts and retains executives in a competitive and changing industry; and • Ensures executives act in the best interests of stockholders in times of heightened uncertainty.

2 For purposes of determining targets and awards under our AIP, our Compensation Committee makes adjustments to Adjusted EBITDA to eliminate the impact (both positive and negative) of changes in crude oil, NGL and natural gas prices and to exclude other extraordinary, unusual, non-recurring or non-comparable items, as determined by our Compensation Committee (AIP-Adjusted EBITDA). AIP-Adjusted EBITDA is a non-GAAP financial measure. See “‑ Compensation Process - Step 3: Determining Compensation - 2014 Company Performance” for a discussion of the adjustments made in 2014 by our Compensation Committee to determine AIP-Adjusted EBITDA.

Annual Incentive Program (AIP)

Our AIP is based on key one-year financial and operational metrics, the achievement of strategic goals that drive long-term shareholder value and individual performance. For 2014, the Compensation Committee introduced a comprehensive Health, Safety and Environmental (HSE) metric to the plan to drive additional focus on this critical aspect of our business. The HSE metric acts as a multiplier on AIP-Adjusted EBITDA and production goals, which together comprise 65% of the total company score. The multiplier can increase or decrease payout results depending on HSE performance. Strategic goals, weighted at 35%, provide the Compensation Committee with discretion to assess the overall performance of the Company, as well as progress on identified key strategic objectives.

The following chart shows the designated goals for each metric. Payout on each of the quantitative metrics ranges from 0% to 200%, with results interpolated between the 50% of target and 200% of target goals. The HSE multiplier can range from 90-110% based on the Compensation Committee's assessment of HSE performance. Achievement of strategic objectives is determined at the discretion of our Compensation Committee and can range from 0% to 200%. For a discussion of 2014 results, adjustments made to determine AIP-Adjusted EBITDA, and payouts under the AIP, see “‑ Compensation Process - Step 3: Determining Compensation - 2014 Company Performance” for."

2014 Metric	Weight	50% of Target	100% of Target	150% of Target	200% of Target
AIP-Adjusted EBITDA (in millions)	30%	$1,499	$1,530	$1,600	$1,767
Williston Basin Oil Production MMBbls	15%	9.56	10.89	11.63	13.24
Permian Basin Oil Production MMBbls	15%	1.45	1.65	1.76	2.00
QEP Energy Total Production Bcfe	5%	286.00	299.00	305.00	318.00
Total Financial and Production Goals	65%
X HSE Multiplier[1]	(90 - 110%)
Achievement of Strategic Objectives	35%
Qualitative Assessment:
• Complete announced strategic initiatives (midstream separation, divestiture of non-core E&P assets, debt reduction, etc.)
• Optimize new oil properties and continue to grow crude oil reserves and production at reasonable and profitable finding and development costs
• Build probable reserves/oil inventory through new ventures
• Improve teamwork, collaboration and communications to drive business results
• Replace corporate planning systems to enable timely, accurate and robust financial reporting

Total	100%

1The HSE Multiplier can increase or decrease the EBITDA and Production results based on performance on the following metrics:

HSE Multiplier	Description
Near Miss Reporting Rate
Near Miss Reporting Rate indicates the number of unplanned events where there is no actual loss (injury, spill or property damage), but where one could have occurred. The Company encourages reporting of near misses to raise awareness and increase prevention of actual incidents.

Total Recordable Injury Rate	Recordable injuries are those that require treatment beyond first aid. This is an industry standard metric for safety performance.
Environmental Release Rate	Environmental Release Rate indicates the number of spills or releases per 1 MM bbls of product produced and is an industry standard metric for environmental performance.
HSE Systems & Processes	HSE Systems & Processes encompasses the continual process improvement of our HSE management system, workforce training and hazard prevention programs.

Long-Term Incentive Program

Our LTI program is designed to align executive compensation with long-term stock price and TSR performance, both on an absolute basis and relative to industry peers. In 2014 our Compensation Committee approved a change to the weighting of the LTI vehicles for our NEOs to align with current market practices and increase the portion tied to TSR performance. Our Compensation Committee determines the total LTI value for the NEOs and that value for 2014 was allocated as follows: 40% PSUs, 20% stock options and 40% restricted stock.

PSUs. PSUs are phantom shares of stock that track the value of QEP shares but are settled in cash. PSUs align our executive compensation with QEP’s TSR performance relative to our peers in the industry. The value realized for PSUs is dependent on both stock price and our relative TSR performance over a three-year period. The chart below summarizes the features of the PSU grants to our NEOs.

Plan	Cash Incentive Plan (CIP)
Participants	Employees selected by the Compensation Committee, including our NEOs.
Performance Measure- Relative TSR
The payout is based on the Company’s TSR over the performance period compared to the TSR of a group of peer companies over the same period. TSR combines share price appreciation and dividends paid to determine the total return to the shareholder. TSR is calculated using the quarter average share prices at the beginning and end of the performance period, and dividends paid during that period.

Vesting	PSUs vest at the end of a three year performance period and are payable in cash upon Board certification in the first quarter of the following year.
Number of PSUs	The number of PSUs is determined by dividing the target dollar amount of LTI to be issued as PSUs by the closing price per share of QEP common stock on the grant date.
Peer Group
For awards with a 2014-2016 performance period, granted in February 2014, the peer group used was consistent with that used for compensation benchmarking except that the Compensation Committee added Kodiak Oil & Gas Corp., Laredo Petroleum, Inc., Oasis Petroleum, Inc. and Sandridge Energy, Inc. and removed Forest Oil Corp., Noble Energy, Inc., Pioneer Natural Resources, Inc. and Quicksilver Resources, Inc. See the "Establish Peer Group" section of this proxy statement for more information.

Payout Scale
The payout scale is based on QEP’s percentile rank in the peer group, with interpolation between each point:
•   90th percentile or above: 200% payout
• 70th percentile: 150% payout
• 50th percentile: 100% payout
• 30th percentile: 50% payout
• Below 30th percentile: 0% payout

Payout Calculation
The actual cash payout under the program at the end of the performance period is calculated using the following formula:

# PSUs X Payout % X Average Q4 stock price of the final year of the performance period

Results and payouts of the 2012-2014 performance cycle are discussed in the section "Step 3: Evaluate Performance."

Termination Rules
In the event of a termination following a change in control, all unvested PSUs vest immediately based on performance through the change in control. The shares do not automatically vest upon any other termination circumstance. In the event of retirement, death, disability, or a qualifying termination under the Basic Severance Plan, the number of PSUs is prorated based on termination date and paid based on actual performance at the end of the applicable performance period.

Stock Options. Stock options align our executive compensation directly with the Company’s market value (or stock price) as the stock price must increase for any value to be realized. The chart below summarizes the features of the stock options granted to our NEOs.

Plan	LTSIP
Participants	Officers of the Company, including our NEOs.
Strike Price	The strike price is the price at which the holder of the stock option may purchase a share of common stock and is equal to the closing price per share of QEP common stock on the date of grant.
Vesting	The vesting schedule of the grants extends over a three-year period, with one-third of the shares vesting each year, a feature that encourages retention.
Term	Stock options expire seven years from the date of grant if not earlier exercised or forfeited.
Number of Options	The number of options is determined by dividing the target dollar amount of LTI to be issued as options by the value of a stock option, determined using the Black-Scholes-Merton method.
Termination Rules
In the event of a change in control, death or disability or a qualifying termination under the Basic Severance Plan, all unvested options vest immediately. Unvested options are forfeited upon any other termination circumstance.

Other	The LTSIP does not permit backdating, discounting or repricing of stock options without shareholder approval.

Restricted Stock. Restricted stock aligns our executive compensation directly with the Company’s market value (or stock price), encourages retention and increases employee ownership in the Company. The chart below summarizes the features of the restricted stock granted to our NEOs.

Plan	LTSIP
Participants	Employees selected by the Compensation Committee, including our NEOs.
Vesting	The vesting schedule of the grants extends over a three-year period, with one-third of the shares vesting each year, a feature that encourages retention.
Number of Shares	The number of shares is determined by dividing the target dollar amount of LTI to be issued as restricted stock by the closing price per share of QEP common stock on the grant date.
Dividends	Dividends are paid on unvested (restricted) shares.
Termination Rules
In the event of a change in control, death or disability or a qualifying termination under our Basic Severance plan, all unvested shares vest immediately. Unvested shares are forfeited upon any other termination circumstance.

QEPM Phantom Units. To reward certain executives for their work related to QEPM and to align the interests of these executives with the interests of QEPM unit holders, the Compensation Committee recommended, and the Board of Directors of QEPM's General Partner approved, awards of QEPM phantom units. The terms and conditions of those awards were similar to QEP restricted stock. Upon the Midstream Sale (including the sale of our interest in QEPM) in December 2014, unvested awards granted in August 2013 for executives no longer providing services to QEPM as a result of the sale, including Messrs. Stanley and Doleshek, were forfeited. In February 2015, our Compensation Committee provided replacement grants of QEP restricted stock with the same vesting terms as the forfeited QEPM phantom units to retain the compensation value of the forfeited awards.

The chart below summarizes the features of the QEPM phantom unit grants. As of December 2, 2014, the QEPM LTIP is not applicable to our active NEOs due to the Midstream Sale.

Plan	QEPM Long Term Incentive Plan (LTIP)
Participants
In 2014, after the announcement of our intent to separate the midstream business, awards were limited to employees who directly supported our midstream business, as selected by the Compensation Committee and approved by the Board of Directors of QEPM's General Partner. Perry Richards was the only NEO that received awards in 2014.

Vesting	The vesting schedule of the grants extends over a three-year period, with one-third of the units vesting each year, a feature that encourages retention.
Number of Shares	The number of units is determined by dividing the target dollar amount of LTI to be issued as phantom units by the closing price per share of QEPM common units on the grant date.
Distributions	QEPM distributions are paid on unvested phantom units.
Termination Rules	In the event of a change in control of QEPM or QEP, death or disability, all unvested units vest immediately. Generally, unvested units are forfeited upon any other termination circumstance.

Compensation Process
Our Compensation Committee is guided by the compensation philosophy described above and utilizes the expertise and objectivity of the Consultant and competitive benchmarking. The key steps in determining compensation for our NEOs are as follows:

Step 1: Establish Peer Group

Our Compensation Committee maintains a compensation peer group of companies, which consists of similarly sized, publicly traded oil and natural gas E&P companies that have similar operating and financial characteristics to us, as they represent QEP’s competition for executive talent. With the assistance of our CEO and the Consultant, our Compensation Committee reviews the composition of the peer group annually to ensure that companies remain relevant for comparative purposes.

In determining our peer group, consideration is given to a variety of operating and financial criteria. QEP's asset value, enterprise value and market capitalization are near the middle of those numbers for QEP's peer group.

The Compensation Committee referenced compensation data gathered from industry peers in 2013 in connection with its executive compensation decisions made in early 2014, including grants of equity-based compensation to and base salary increases for our NEOs. The compensation peer group referenced in that 2014 analysis included the following:

Company Name	Assets[1] ($000)	Enterprise Value[1,2] ($000)	Market Cap[1,3] ($000)
Cabot Oil & Gas Corporation	$4,981	$17,489	$16,355
Cimarex Energy Company	$7,253	$10,006	$9,111
Concho Resources Inc.	$9,591	$15,005	$11,347
Denbury Resources Inc.	$11,789	$9,273	$6,025
Forest Oil Corporation	$1,118	$2,045	$432
Newfield Exploration Company	$9,321	$6,749	$3,353
Noble Energy Inc.	$19,642	$28,135	$24,470
Pioneer Natural Resources Company	$12,293	$29,160	$27,053
Quicksilver Resources Inc.	$1,370	$2,284	$544
Range Resources Corporation	$7,299	$16,845	$13,778
SM Energy Company	$4,705	$7,195	$5,567
Southwestern Energy Company	$8,048	$15,728	$13,834
Ultra Petroleum Corporation	$2,785	$5,167	$3,312
Whiting Petroleum Corporation	$8,833	$9,220	$7,341
WPX Energy Inc.	$8,429	$5,760	$4,092
25th Percentile	$4,843	$6,255	$3,723
50th Percentile	$8,048	$9,273	$7,341
75th Percentile	$9,456	$16,286	$13,806
QEP Resources Inc.	$9,377	$8,256	$5,495
QEP Percentile Rank	73%	40%	33%

1Amounts are as of December 31, 2013.
2Enterprise value is market value plus total debt and current preferred stock, minus cash and equivalents. Source: Standard and Poor's Research Insight
3Market capitalization is the number of the applicable company's outstanding shares multiplied by monthly closing price per share. Source: Standard and Poor's Research Insight

In February 2014, our Compensation Committee modified the peer group by adding oil-based companies and companies with similar operating areas such as the Williston Basin in North Dakota and the Permian Basin in West Texas (Oasis Petroleum, Inc., Kodiak Oil & Gas Corp., Laredo Petroleum, Inc., and Sandridge Energy, Inc.) and removing companies that were no longer similar to us in size and operations (Forest Oil Corp., Noble Energy, Inc., Pioneer Natural Resources, Inc. and Quicksilver Resources, Inc.).

Step 2: Determine Total Compensation Targets

At the request of our Compensation Committee, in October 2013, the Consultant conducted a benchmarking analysis to use as a reference point for assessing the competitiveness of QEP’s executive compensation programs. The peer group benchmarking analysis included the 25th, 50th, and 75th percentiles for each component of compensation (base salary, AIP target, and LTIs) and total compensation for the roles of each of our executive officers, including the NEOs. Our Compensation Committee does not target a specific percentile from this analysis, but uses all the data points as guidance to inform decisions. This approach provides flexibility to the Compensation Committee to address several different factors such as proficiency in role, scope of role, succession potential and internal equity.

In addition to the competitive analysis and other support provided by the Consultant, the Vice President, Human Resources and her team also provide information to our Compensation Committee to aid the decision-making process, including executives’ current compensation information, succession potential, organizational considerations, alignment with internal employee programs and Company performance. To support specific compensation decisions, the Compensation Committee also reviews information provided by tally sheets, including but not limited to, stock ownership levels and calculations of potential payments upon various termination events.

From this analysis, and with the input and recommendations from Mr. Stanley for NEOs other than himself, in February 2014 the Compensation Committee established target total compensation levels for each NEO, including base salary, AIP target and LTIP award. With the support of the Consultant, the Compensation Committee recommends total compensation for Mr. Stanley, which is approved by all of the independent directors except Mr. Baker. The base salary changes were effective March 1, 2014. The LTIP grants were made on February 13, 2014, and consisted of 40% PSUs, 20% stock options and 40% restricted stock.

2014 Total Compensation Targets by NEO
Below is a summary of our current NEOs’ roles, 2014 accomplishments and target total compensation levels.
Charles B. Stanley - Chairman, President & CEO. Mr. Stanley provides executive leadership to QEP. For most of 2014, this also included our midstream business. Mr. Stanley’s primary responsibility is to create long-term shareholder value by providing strategic direction, organizational leadership and oversight of financial and operational performance. Critical components of his role also include effective management of communications with the investment community and the Board of Directors.
In 2014, Mr. Stanley led the Company's execution of our long-term strategy of growing crude oil production and reserves to develop a more balanced portfolio of both crude oil and natural gas. In 2014, QEP achieved a number of all-time company records, including record oil production, and most importantly, record Adjusted EBITDA. As of the fourth quarter 2014, crude oil production revenue comprised 58% of total field-level production revenue and 32% of total company production. Crude oil production was 8% of total company production in 2010.
During 2014, Mr. Stanley provided strategic direction to several key initiatives that fundamentally transformed the company. These include the acquisition of properties in the Permian Basin of West Texas, the sale of non-core E&P properties in the Midcontinent, the implementation of our new enterprise resource planning system (ERP System), and the closing of the $2.5 billion Midstream Sale, including the Company’s ownership interest in QEPM. As a result of these achievements, QEP is well-positioned for future growth as a highly competitive E&P company focused on some of the most prolific resource plays in the continental United States.

The increase in Mr. Stanley's target compensation for 2014 reflected his continued growth as a CEO and his performance during 2013, and moved him closer to the median of our peer group CEO compensation. The following table outlines Mr. Stanley’s total compensation target change from 2013 to 2014:

	2013	2014	% Change
Annual Base Salary	$825,000	$850,000	3%
Annual Incentive Target (% of base salary)	100%	100%	0%
Annual Incentive Target	$825,000	$850,000	3%
Long-Term Incentive Target	$4,600,000	$4,800,000	4%
Total Compensation Target	$6,250,000	$6,500,000	4%

Richard J. Doleshek - Executive Vice President and CFO. Mr. Doleshek provides executive leadership to several key corporate functions that support QEP Resources and, for most of 2014, QEPM. These functions include finance, treasury, accounting, risk management, tax, information technology, communications, internal audit and investor relations.
In 2014, Mr. Doleshek led a cross-functional team in a year-long effort (which included research, marketing, valuation and negotiation) which culminated in the Midstream Sale on December 2, 2014, including our ownership interest in QEPM. The Midstream Sale, an all cash transaction valued at $2.5 billion, generated a pre-tax gain of $1.8 billion for QEP. Mr. Doleshek's actions to improve the Company's financial position (with an industry-leading balance sheet) have positioned QEP well to compete throughout commodity price market cycles.
Mr. Doleshek also provided executive leadership to the implementation of our new ERP System, which successfully went live on May 1, 2014, and a company-wide rebranding effort, which included a new company website to improve communications with key stakeholders.

The increase in Mr. Doleshek's target compensation for 2014 reflected his performance during 2013 and his continued strong contributions as both our CFO and a key member of our executive team. The following table outlines Mr. Doleshek’s total compensation target change from 2013 to 2014:

	2013	2014	% Change
Annual Base Salary	$541,000	$563,000	4%
Annual Incentive Target (% of base salary)	90%	90%	0%
Annual Incentive Target	$486,900	$506,700	4%
Long-Term Incentive Target	$2,250,000	$2,360,000	5%
Total Compensation Target	$3,277,900	$3,429,700	5%
Jim Torgerson - Executive Vice President, QEP Energy. Mr. Torgerson provides both strategic direction and operational leadership to maximize the long-term shareholder value of our E&P business, QEP Energy Company.
In 2014, his first full year in the role, Mr. Torgerson led company efforts to grow crude oil production through the successful integration of our new crude oil properties in the Permian Basin and ongoing development of our crude oil properties in the Williston Basin, while enhancing returns from our liquids-rich assets, the Pinedale Anticline and Uinta Basin, and our dry gas asset, the Haynesville Shale. Throughout the year, Mr. Torgerson restructured key areas of the business for greater effectiveness and managed the E&P capital program to optimize financial returns across the Company’s asset portfolio by evaluating commodity prices, resource availability and market conditions.
In addition, Mr. Torgerson improved company-wide operational results, including record drill times in the Williston Basin and Pinedale Anticline, while maintaining an industry-leading low-cost structure. These efforts culminated in record 2014 crude oil production and Adjusted EBITDA for the Company.

Mr. Torgerson's increase in total compensation for 2014 reflects his performance during 2013 and the critical nature of his role overseeing our E&P business. The following table outlines Mr. Torgerson’s total compensation target change from 2013 to 2014:

	2013	2014	% Change
Annual Base Salary	$475,000	$499,000	5%
Annual Incentive Target (% of base salary)	85%	90%	6%
Annual Incentive Target	$403,750	$449,100	11%
Long-Term Incentive Target	$1,500,000	$1,600,000	7%
Total Compensation Target	$2,378,750	$2,548,100	7%

Christopher K. Woosley - Vice President and General Counsel. Mr. Woosley manages all legal matters for the Company, including litigation, acquisition and divestiture transactions, direction of outside counsel activities and the provision of general legal guidance for QEP and its subsidiaries.

Mr. Woosley played a vital role in the Company’s important transactions during 2014 and was instrumental in the negotiation and execution of the sale of our midstream business, the divestiture of non-core E&P assets and the sale of assets to QEPM. Mr. Woosley regularly advises executive management and the Board on the legal aspects of various strategic initiatives and played a key role in critical company decisions. In addition, Mr. Woosley has expanded his scope beyond purely legal matters to a broader executive leadership role, providing strategic input on Company-wide matters in 2014.

Mr. Woosley's increase in target compensation for 2014 reflects his performance during 2013 and the expanded scope of his responsibilities. The following table outlines the components of Mr. Woosley's total compensation target change from 2013 to 2014:

	2013	2014	% Change
Annual Base Salary	$330,000	$347,000	5%
Annual Incentive Target (% of base salary)	70%	70%	0%
Annual Incentive Target	$231,000	$242,900	5%
Long-Term Incentive Target	$650,000	$690,000	6%
Total Compensation Target	$1,211,000	$1,279,900	6%

Austin Murr - Senior Vice President, Business Development. Mr. Murr leads the Company's business development efforts to acquire new, and expand existing, resource plays to provide impactful future growth and create long-term shareholder value.
Throughout 2014, Mr. Murr continued to build QEP’s New Ventures team of highly specialized professionals, who analyzed active and emerging oil and gas plays across the United States. Under Mr. Murr's leadership, QEP has divested non-core E&P assets in the Midcontinent and Rockies regions, and completed producing property acquisitions, including our Permian Basin acquisition in February 2014 for approximately $942 million. These transactions have allowed QEP to focus its E&P asset portfolio on high-margin, high-return production and reserve growth.
Mr. Murr and his team evaluated these transactions by quantifying the geologic and engineering merit of each transaction through risk-weighted analyses of the financial and commercial benefits, culminating in the successful negotiation and execution of the transaction documents to capture the resulting value for the company.
Target compensation for Mr. Murr reflects his performance during 2013 and his continued success in executing important strategic transactions. The following table outlines the components of Mr. Murr's total compensation in 2014, his first year as a NEO:

2014
Annual Base Salary	$298,000
Annual Incentive Target (% of base salary)	55%
Annual Incentive Target	$163,900
Long-Term Incentive Target	$550,000
Total Compensation Target	$1,011,900

Perry Richards, Former Senior Vice President, Field Services
Mr. Richards' employment with QEP ended on December 2, 2014, as a result of the Midstream Sale. Target compensation for 2014 for Mr. Richards was determined pursuant to the same methods used for our other NEOs. In addition, he received a retention bonus and other payments and benefits provided generally to employees terminated as part of the Midstream Sale, as described in "Highlights of 2014 Compensation Actions."

Step 3: Evaluate Performance

A critical step in our compensation process is aligning pay to performance. Our Compensation Committee considers both long-term and short-term factors when assessing the overall performance of the Company. The Compensation Committee discusses strategic matters and long-term priorities, as well as progress against the AIP metrics and under the PSU program (based on relative TSR) at each quarterly meeting.

CEO Evaluation
Our Board of Directors conducts an evaluation of the CEO’s performance at the end of each year. This process begins with Mr. Stanley providing a written self-evaluation to the independent directors. The February Board meeting agenda includes a discussion of the feedback between Mr. Stanley and the independent directors. From this assessment, and with data supplied by the Consultant, the Compensation Committee recommends total compensation for Mr. Stanley, which is approved by all of the independent directors except Mr. Baker.

When assessing the individual performance of our other NEOs, our Compensation Committee considers input from the CEO as well as progress on important Company initiatives and overall performance of the areas within each NEO's accountability.

2014 Company Performance
Our executive compensation programs are designed to reward performance on near-term metrics and successes in our Annual Incentive Plan and to reflect stock price performance in the long-term incentive plans. Our 2014 results demonstrate solid execution of operational, financial and strategic goals set at the beginning of the year.

In assessing our performance against AIP metrics, the Compensation Committee recognized the fundamental transformation of our company, starting with the acquisition of properties in the Permian Basin of West Texas, the sale of Midcontinent properties in the summer, the successful implementation of our new ERP System, and culminating in the closing of the $2.5 billion Midstream Sale (see "Performance Highlights: Strategic Objectives" below for more detail). Additionally, the Compensation Committee noted the significant progress in near miss reporting and the decrease in recordable incidents under our new HSE metrics.

The following chart shows our 2014 AIP results.

2014 Incentive Plan Metric	Weighting	Company Performance	Score	Payout Calculation
AIP-Adjusted EBITDA[1] (in millions)	30%	Achieved AIP-Adjusted EBITDA of $1,665.8 million[1]	170%
Williston Basin Oil Production MMBbls	15%	Produced 13.131 MMbbls	197%
Permian Basin Oil Production MMBbls	15%	Produced 1.582 MMbbls	83%
QEP Energy Total Production Bcfe	5%	Produced 322.67 Bcfe	200%
	65%	Weighted Score		103%
HSE Multiplier	90-110%	Slightly below target achievement; see Performance Highlights below	95%	x 95%
				98%
Strategic objectives	35%	Above target achievement; see Performance Highlights below	200%	+70%
Overall Company Score	100%			168%

1.
For 2014, the Adjusted EBITDA reported in our 2014 Form 10-K of $1,582.7 million was adjusted as follows to determine AIP-Adjusted EBITDA of $1,665.8 million: (a) increased by $38.2 million to eliminate the net effect of changes in commodity prices between the prices used by the Compensation Committee to set plan targets and the prices as of December 31, 2014; (b) increased by $24.1 million to recognize actual Adjusted EBITDA for the month of December 2014 for QEP Field Services Company (as the target assumed 12 months of midstream Adjusted EBITDA and the Midstream Sale occurred on December 2, 2014); and (c) increased $16.5 million to exclude bonuses awarded in connection with the Midstream Sale ($11.8 million) and the implementation of our new ERP System ($4.7 million) and other non-comparable items as determined by our Compensation Committee ($4.3 million). See Appendix A for reconciliation of Adjusted EBITDA to net income.

Performance Highlights: HSE Multiplier
Our new HSE component of the Annual Incentive Plan consisted of four key areas the Compensation Committee used to assess our performance on this critical aspect of our business: Near Miss Reporting Rate (NMRR), Total Recordable Injury Rate (TRIR), Environmental Release Rate (ERR), and progress on HSE Systems and Processes.

•
We targeted a 150% improvement in NMRR in 2014 to encourage employees and contractors to observe and report unplanned events that could have resulted in a loss or injury. These invaluable learning opportunities provide a leading indicator of our safety and environment practices. We exceeded expectations with a 300% increase in NMRR over 2013. While we always strive for zero injuries, our goal in 2014 was a 15% reduction in TRIR over 2013. We achieved a 42% reduction, with 0.65 recordable injuries per 200,000 employee work hours. These are significant results both from a company and industry perspective.

•
Our performance on ERR was below expectations with 1.35 spills or releases per 1MMbbls of product produced, representing a 34% increase over 2013. Additionally, the implementation of our HSE management systems and processes has not progressed as quickly as expected.

•	The Compensation Committee scored the HSE multiplier at 95% (below target) due to the balance of these achievements and concerns.

Performance Highlights: Strategic Objectives

The Compensation Committee recognized the successful completion of a number of key strategic initiatives in 2014, including the divestiture of non-core assets in the Midcontinent, acquisition of oil and gas properties in the Permian Basin, sale of a 40% membership interest in Green River Processing to QEPM and the significant effort associated with the sale of our midstream business to Tesoro in December. After announcing our intention to separate the midstream business in December 2013, we managed a dual path process, contemplating both a spin-off and outright sale to optimize shareholder return. We filed an initial draft of SEC Form 10 which involved the preparation of in-depth, carve-out financial statements with three years' history. At the same time, we prepared a Confidential Information Memorandum and developed a comprehensive management presentation that was presented to management teams of interested parties. After the Q&A due diligence process, we negotiated the sale and transition agreements with Tesoro for an all cash transaction on December 2, 2014, with proceeds of $2.5 billion, which exceeded market expectations despite turbulent market conditions.

The primary focus for our E&P business in 2014 was the optimization of our new oil properties. The Compensation Committee noted the excellent production results and record drilling times we achieved in the Williston Basin and the 51% increase in daily production in our new Permian Basin asset by year-end. We have also made significant progress on our multiyear strategy of growing crude oil production and reserves to build a more balanced portfolio of both crude oil and natural gas. In 2014, crude oil production revenue comprised 58% of total field-level production revenue and 32% of total company production.

The efforts of our Business Development team in 2014 were noted by the Compensation Committee. The acquisition of the Permian properties early in the year was instrumental in progressing our strategy to build a more balanced portfolio of both crude oil and natural gas. Throughout the year, the team monitored drilling and completion activity across the active and emerging oil and gas plays in the continental U.S., continually evaluating well results and play economics and identifying those areas that have superior results/growth opportunities. The team built a proprietary tool and implemented new software to efficiently screen potential asset or company acquisitions. A significant portion of the team's activity was dedicated to support of the Permian Basin acquisition and its initial development to ensure the success of this key acquisition in a new play for the Company. Additionally, the team was heavily involved in the successful divestiture of our Midcontinent properties.

The Compensation Committee also noted the steady improvement in teamwork, collaboration and communications across the Company. We launched our new company brand identity in November, including the development of a new Vision/Mission/Values statement, logo and websites (both internal and external). Our executive team conducted Town Halls in all of our operating locations and quarterly all-employee meetings/webcasts to improve communications and give employees more opportunities to hear from and ask questions of our senior leaders. We launched our QEP Cares corporate giving program, including employee programs and the investment of $2.4 million in various organizations in the communities where we operate. We developed and implemented a very successful in-house training program that helps educate employees on various aspects of the business so they understand how the different functions in our company work together, thus facilitating greater collaboration. Our own internal experts presented topics such as Geoscience, Drilling & Completions, Land/Title and Lease, and Production Operations. We also developed and implemented new training programs for leaders and employees to improve team effectiveness and leadership skills.
Finally, on May 1, 2014 our new ERP System (the culmination of a multi-year project) became fully functional. The project resulted in more accessible financial data, improved financial controls, streamlined processes, reduction of redundant data entry and increased information sharing. The many work streams in our business are now better-integrated through complimentary systems and uniform business processes based on recognized best practices.

2014 AIP Payouts
In addition to determining the payout based on overall Company performance, our Compensation Committee, in its sole discretion, may adjust (increase or decrease) the cash award otherwise payable to any NEO based on an individual’s performance during the year.

In February 2015, the Compensation Committee determined 2014 AIP awards based on Company and individual performance. For this performance year, the Compensation Committee did not exercise upward discretion on individual payouts outside of the discretion applied to the strategic objectives component of the Company score. The following table shows the payout on the 2014 AIP awards.

NEO[1]	Base Salary	Target % of Base Salary	Company Score	Individual Performance Score	Annual Incentive Payout
Mr. Stanley	$850,000	100%	168%	100%	$1,428,000
Mr. Doleshek	$563,000	90%	168%	100%	$851,256
Mr. Torgerson	$499,000	90%	168%	100%	$754,488
Mr. Woosley	$347,000	70%	168%	100%	$408,072
Mr. Murr	$298,000	55%	168%	100%	$275,352

1See "Compensation Tables - Summary Compensation Table" for information regarding the annual incentive award for Mr. Richards, Former Senior Vice President, Field Services Company.

2012-2014 PSU Performance Period
The awards granted in February 2012 for the 2012-2014 performance period were eligible to vest upon the end of the performance period on December 31, 2014, subject to certification by the Compensation Committee. The Compensation Committee evaluated TSR performance during the performance period against our peers. QEP's TSR ranked at the 46th percentile of our peers, which resulted in the vesting of 90% of the targeted number of PSUs for each NEO who was employed as of the end of the performance period.

The payout on the PSUs for the 2012-2014 performance period was as follows:

NEO[1]	Target Award	Target PSUs	Payout Percentage	Q4 2014 Average Stock Price	Payout[2]
Mr. Stanley	$1,383,362	44,769	90%	$23.32	$939,633
Mr. Doleshek	$666,668	21,575	90%	$23.32	$452,828
Mr. Torgerson	$400,001	12,945	90%	$23.32	$271,701
Mr. Woosley	$133,334	4,315	90%	$23.32	$90,575
Mr. Murr	$175,018	5,664	90%	$23.32	$118,885

1See "Compensation Tables - Summary Compensation Table" and "Compensation Tables - Option Exercises and Stock Vested in 2014" for information regarding the payout on the PSUs for Mr. Richards, Former Senior Vice President, Field Services Company.

2The payout calculation is Target # PSUs x Payout Percentage (rounded up to whole shares) x Average Q4 stock price of final year of performance period.

Key Executive Compensation Design Policies and Considerations
Following are important policies and factors considered by our Compensation Committee when structuring our executive compensation.

Severance Protections

The Compensation Committee has established the QEP Executive Severance Compensation Plan-CIC, which provides certain benefits to our executives upon a qualifying termination after a change-in-control of the Company. These benefits are based on market practices and do not include any excise tax gross-ups. These benefits support our business strategy by encouraging our officers to consider strategic alternatives to increase shareholder value without regard to the impact on their future employment.

In early 2014, the Compensation Committee approved the QEP Basic Executive Severance Compensation Plan (Basic Severance Plan), which provides market competitive severance benefits in situations not involving a change in control for our NEOs except Mr. Stanley, as detailed in the Potential Payments Upon Termination or Change in Control section of this proxy statement. In addition to helping attract and retain qualified executives by offering competitive executive programs, the Basic Severance Plan establishes key parameters for severance benefits and requires executives to agree to non-solicitation and confidentiality provisions as a condition to receiving severance. The plan has a two year term, expiring at the end of 2015.

Executive Share Ownership Requirements

We have established stock ownership guidelines for executive officers with the goal of promoting ownership of our common stock and aligning the interests of our executive officers with those of our shareholders. The ownership guidelines are currently established at the following minimum levels:1

Named Executive Officer	Guideline[1]	Ownership Status as of 12/31/14
Mr. Stanley	6x base salary	In compliance
Mr. Doleshek	3x base salary	In compliance
Mr. Torgerson	2x base salary	In compliance
Mr. Woosley	2x base salary	In compliance
Mr. Murr	2x base salary	In compliance

1Our executives are required to achieve the applicable level of stock ownership within five years of the date the person first becomes an officer. Shares that count toward satisfaction of the guidelines include shares owned outright by the executive, restricted shares, shares held in the 401(k) Plan (described below) and phantom stock attributable to deferred compensation under the QEP Deferred Compensation Wrap Plan, but exclude stock options and PSUs.

Tax and Accounting Considerations

Our Compensation Committee considers tax and accounting rules and regulations when structuring the executive compensation paid to our NEOs, including the following:

•
Under Section 280G and Section 4999 of the Code, compensation that is granted, accelerated or enhanced upon the occurrence of a change in control may give rise, in whole or in part, to “excess parachute payments” and, to such extent, will be non-deductible by the Company and will be subject to a 20% excise tax payable by the executive. Our compensation arrangements do not provide for gross-ups for this excise tax.

•
Section 162(m) of the Code generally precludes us from deducting for tax purposes compensation paid in excess of $1,000,000 in any taxable year to any NEO listed in the Summary Compensation Table who is employed by us at the end of such taxable year (other than our CFO), unless the compensation is “performance-based compensation” and meets certain other requirements. Our policy is primarily to design and administer compensation plans that support the achievement of short- and long-term strategic objectives and enhance shareholder value. Where it is consistent with our compensation philosophy, the

Compensation Committee may also attempt to structure compensation programs to comply with the performance-based compensation exception to Code Section 162(m), or that are otherwise tax-advantageous to us. Currently, only awards under our CIP can be structured in a manner intended to constitute performance-based compensation, although there is no requirement or guarantee that such awards (such as AIP awards or PSUs) will, in fact, qualify as performance-based compensation. Equity incentive awards under our LTSIP will not constitute performance-based compensation, as the LTSIP has not been approved by our shareholders subsequent to the Spin-off in 2010. We note, however, that a significant portion of equity awards to our NEOs under the LTSIP are time-vested restricted stock awards, which, although consistent with our compensation philosophy, would not qualify as performance-based compensation in any event.

•
Section 409A of the Code requires that nonqualified deferred compensation be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, the timing of payments and certain other matters. Failure to satisfy these requirements can expose our employees and other service providers to accelerated income tax liabilities and penalty taxes and interest on their vested compensation under such plans. Our Compensation Committee endeavors to structure executive compensation in a manner that is either compliant with, or exempt from the application of, Section 409A of the Code, although there is no guarantee that any particular element of compensation will, in fact, be so compliant or exempt.

•
Fair Value of Stock-Based Payments – Awards of stock options and restricted stock under the LTSIP and awards of performance share units under the CIP are accounted for under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 (FASB ASC Topic 718), formerly referred to as SFAS No. 123(R). FASB ASC Topic 718 requires the recognition of expense for the fair value of stock-based compensation. Our Compensation Committee considers the accounting and financial statement impact in evaluating QEP’s executive compensation programs.

Compensation Risk Assessment

We annually evaluate the major risks to our business, including how risks taken by management could impact the value of executive compensation. Our Compensation Committee reviews a risk assessment (completed by the Consultant) of the Company’s executive and non-executive compensation programs. Based on this review, our Compensation Committee believes that while there are certain risks inherent in the nature of the Company’s business, the Company’s compensation program does not encourage our executives or our non-executive employees to take inappropriate or excessive risks. The risk-mitigating factors considered by our Compensation Committee included the following:

•	An appropriate balance of operating and financial performance measures;

•	An appropriate balance of fixed and at-risk compensation components;

•	A balanced mix of cash and equity, with significant weighting on long-term incentive awards;

•	Significant stock ownership requirements for executives and policies prohibiting hedging, pledging and engaging in derivative transactions;

•	Extended three-year vesting schedules on equity grants;

•	Caps and defined thresholds for payout on incentive awards; and

•	Compensation Committee authority over plan design and final determination of actual compensation awards.

Our Compensation Committee believes that these factors encourage all of our employees to focus on QEP’s sustained long-term performance.

Prohibition on Hedging, Pledging and Derivatives Trading

The Company has a policy that prohibits directors, officers and employees from engaging in derivative transactions involving QEP stock for any purpose, including short-term trading, options trading, pledging, trading on margin and hedging.

Clawback of Compensation

The Compensation Committee has evaluated adding a clawback policy to our executive compensation program in advance of the SEC's adoption of rules implementing Section 954 of the Dodd-Frank Act. Although it is the intent of the Compensation Committee to implement a clawback provision for QEP executive compensation programs, the Compensation Committee decided to wait for SEC guidance to ensure that the provisions are comprehensive and meet or exceed all regulatory requirements.

Succession Planning

QEP conducts a comprehensive succession planning process that involves assessment across the organization of employee performance and potential as well as readiness of potential successors for key roles and developmental needs. This process also helps inform the Compensation Committee in making compensation decisions. The Compensation Committee annually reviews this process with specific focus on the CEO and his direct reports and views this as a critical process to ensure continuity of our business and to provide challenging and rewarding career opportunities for our employees.

Compensation Tables

Summary Compensation Table

The following table summarizes the total compensation paid to our NEOs for services rendered during the fiscal years ended 2014, 2013 and 2012:

Name and Principal Position	Year	Salary		Bonus		Stock Awards		Option Awards		Non-Equity Incentive Plan Compen- sation	Change in Pension Value and Nonqualified Deferred Compen-sation Earnings	All Other Compen- sation	Total
(a)	(b)	($)		($)		($)[1]		($)[2]		($)[3]	($)[4]	($)[5]	($)[6]
		(c)		(d)		(e)		(f)		(g)	(h)	(i)	(j)
Charles B. Stanley Chairman, President, and CEO	2014	844,792		—		3,840,032		884,147		1,428,000	831,384	108,688	7,937,043
	2013	819,167		—		3,286,998	7	1,533,348		825,000	—	116,817	6,581,330
	2012	783,333		—		2,766,724		1,309,172		955,900	1,872,501	120,650	7,808,280
Richard J. Doleshek Executive Vice President and CFO	2014	558,417		—		1,888,022		434,712		851,256	408,342	71,219	4,211,968
	2013	536,667		—		1,665,261	7	750,006		486,900	104,412	74,285	3,617,531
	2012	510,833		—		1,333,335		630,924		560,835	746,772	77,455	3,860,154
Jim E. Torgerson Executive Vice President, QEP Energy	2014	494,000		—		1,280,010		294,719		754,488	—	80,320	2,903,537
	2013	435,000		—		995,297		483,376		403,750	—	73,965	2,391,388
	2012	366,667		—		800,001		378,566		363,000	—	57,718	1,965,952
Christopher K. Woosley Vice President and General Counsel	2014	343,458		—		552,022		127,105		408,072	—	55,383	1,486,040
	2013	325,000		—		433,366		216,671		231,000	—	200,155	1,406,192
	2012	—		—		—		—		—	—	—	—
Austin S. Murr Senior Vice President, Business Development	2014	295,292		—		440,044		101,309		275,352	—	44,663	1,156,660
	2013	—		—		—		—		—	—	—	—
	2012	—		—		—		—		—	—	—	—
Perry H. Richards Former Senior Vice President, Field Services	2014	295,587	8	200,000	9	832,219	10	139,240	11	71,379	—	424,735	1,963,160
	2013	298,333		—		455,129		200,003		165,000	—	36,902	1,155,367
	2012	286,667		—		400,031		189,283		175,450	1,020,443	39,744	2,111,618

1.
Amounts in column (e) include awards of PSUs granted under the CIP, restricted stock granted under the LTSIP, and, in the case of Mr. Richards, QEPM phantom units granted under the QEPM LTIP, in each case calculated based on the grant date fair values determined in accordance with FASB ASC Topic 718 (excluding the effect of estimated forfeitures), as follows for 2014:

Name	Performance Share Units ($)(a)(b)	Restricted Stock ($)(b)	QEPM Phantom Units ($)(c)
Mr. Stanley	1,920,016	1,920,016	—
Mr. Doleshek	944,011	944,011	—
Mr. Torgerson	640,005	640,005	—
Mr. Woosley	276,011	276,011	—
Mr. Murr	220,022	220,022	—
Mr. Richards	391,866 (d)	390,341 (e)	50,012 (f)

a.
The maximum grant date values of the PSUs (based upon QEP's common stock price on the date of issuance, and assuming that each individual ultimately earned 200% of the total number of PSUs granted) are as follows: Mr. Stanley - $3,840,032; Mr. Doleshek - $1,888,022; Mr. Torgerson - $1,280,010; Mr. Woosley - $552,022; Mr. Murr - $440,044; and Mr. Richards - $400,050.

b.
The grant date fair values for the 2014 PSU and restricted stock awards were determined pursuant to FASB ASC Topic 718 (excluding the effect of estimated forfeitures) by multiplying the number of units/shares awarded times the QEP stock price on the date of grant.

c.
The grant date fair values of the awards of QEPM phantom units were determined in accordance with FASB ASC Topic 718 (excluding the effect of estimated forfeitures) by multiplying the number of phantom units by the QEPM unit price on the date of grant.

d.
In connection with Mr. Richards’ termination of employment on December 2, 2014, the Compensation Committee amended the vesting of all unvested PSUs held by Mr. Richards as of that date, which resulted in the modification of 19,416 PSUs covering three different performance periods.  Amount shown in the Performance Share Units column includes (i) the grant date fair value of the 6,302 PSUs for the 2014-2016 performance period, granted on February 13, 2014, based on the probable payout on 100% of the PSUs ($200,025 as of the date of grant); (ii) the fair value of those same 6,302 PSUs and of the 13,114 unvested PSUs for the 2013-2015 and 2012-2014 performance periods, to reflect modifications on December 2, 2014 ($191,841 as of the date of modification), which fair value is based on the probable outcome of the performance conditions as of the date of modification (i.e., probable payout on 58% of the 6,302 PSUs for the 2014-2016 performance period, 0% of the 6,641 PSUs for the 2013-2015 performance period, and 52% of the 6,473 PSUs for the 2012-2014 performance period).

e.
In connection with Mr. Richards’ termination of employment on December 2, 2014, the Compensation Committee amended the vesting of all unvested restricted stock held by Mr. Richards as of that date, which resulted in the modification of the vesting of 11,310 shares of restricted stock.  Amount shown in the Restricted Stock column includes (i) the grant date fair value of the 4,726 shares of restricted stock granted on February 13, 2014 ($150,003 as of the date of grant); (ii) the fair value of those same 4,726 shares of restricted stock and of 6,584 shares of restricted stock previously granted, to reflect the modifications on December 2, 2014 ($240,338 as of the date of modification).

f.	No modifications were made to the QEPM phantom units held by Mr. Richards.

2.
Amounts in column (f) reflect the aggregate grant date fair value of option awards calculated in accordance with FASB ASC Topic 718 (excluding the effect of estimated forfeitures) using the Black-Scholes-Merton Model. The following table includes the assumptions used to calculate the aggregate grant date fair value of option awards reported for 2014, 2013, and 2012:

Grant Date	Assumptions
	Volatility (%)	Expected Life (Years)	Risk-Free Interest Rate (%)	Dividend Yield (%)
2/13/2014	37.2	4.5	1.3	0.25
2/13/2013	55.0	5.5	1.0	0.27
2/13/2012	55.9	5.0	0.8	0.26

3.	Amounts in column (g) reflect the annual cash incentive awards under our CIP for 2014 that were determined by the Compensation Committee and paid out on March 2, 2015.

4.
Amounts in column (h) represent the increase in the estimated actuarial present value of benefits under the QEP Resources, Inc. Retirement Plan and the QEP Resources, Inc. Supplemental Executive Retirement Plan. These estimates are based on discount rate, mortality and other assumptions described in Footnote 3 to the 2014 Pension Benefit Table, which are consistent with those used in QEP’s consolidated financial statements (except for pre-retirement decrements). The increase in the estimated actuarial present value for Messrs. Stanley and Doleshek reflect an increase in value due to an additional year of service, compensation increases, and changes in mortality rate and discount rate assumptions used for computing the value. Amount for Mr. Richards is shown as zero, because the present value of his benefits under the plans decreased from last year by $387,714, as further explained in Footnote 3 and 5 to the 2014 Pension Benefits Table. Messrs. Torgerson, Woosley and Murr are not eligible to participate in these closed plans. Amounts in column (h) do not include any Nonqualified Deferred Compensation earnings, because such earnings, as reflected in the Nonqualified Deferred Compensation table column (d), do not consist of any above-market or preferential earnings.

5.
All Other Compensation amounts include employer matches under the 401(k) Plan and the Deferred Compensation Wrap Plan.  Employer matches under the Deferred Compensation Wrap Plan are as set forth in column (c) of the 2014 Nonqualified Deferred Compensation table.  No amounts were included for perks and personal benefits, as the aggregate value of perks and personal benefits for each executive was less than $10,000. In addition, the amount for Mr. Richards includes an estimated $388,600 to be paid on September 10, 2015 (when Mr. Richards reaches age 55) to compensate him for a benefit reduction under the SERP as result of his termination and early commencement of benefits. See “2014 Pension Benefits Table.”

6.	As reflected in the Summary Compensation Table above, the salary received by each of our NEOs as a percentage of his respective total compensation during the year indicated was as follows:

Name	Year	Percentage of Total Compensation
Mr. Stanley	2014	10.6%
	2013	12.4%
	2012	10.0%
Mr. Doleshek	2014	13.3%
	2013	14.8%
	2012	13.2%
Mr. Torgerson	2014	17.0%
	2013	18.2%
	2012	18.7%
Mr. Woosley	2014	23.1%
	2013	23.1%
Mr. Murr	2014	25.5%
Mr. Richards	2014	15.1%
	2013	25.8%
	2012	13.6%

7.	As a result of the Midstream Sale, Messrs. Stanley and Doleshek forfeited 6,667 unvested QEPM phantom units and 5,000 unvested QEPM phantom units, respectively, which had been awarded in 2013.

8.	Amount excludes $39,469 of accrued and unused paid time off, which Tesoro has agreed to assume the obligation to pay in connection with the Midstream Sale.

9.	Amount represents a retention bonus for continued employment with QEP through the closing of the Midstream Sale.

10.
In connection with Mr. Richards’ termination of employment on December 2, 2014, the Compensation Committee amended the vesting of all unvested PSUs and restricted stock held by Mr. Richards as of that date, which resulted in the modification of 19,416 PSUs covering three different performance periods and the vesting of 11,310 shares of restricted stock.  Amount shown in the Stock Awards column includes (i) the grant date fair value of the 6,302 PSUs for the 2014-2016 performance period, granted on February 13, 2014, based on the probable payout on 100% of the PSUs ($200,025 as of the date of grant); (ii) the fair value of those same 6,302 PSUs and of the 13,114 unvested PSUs for the 2013-2015 and 2012-2014 performance periods, to reflect modifications on December 2, 2014 ($191,841 as of the date of modification), which fair value is based on the probable outcome of the performance conditions as of the date of modification (i.e., probable payout on 58% of the 6,302 PSUs for the 2014-2016 performance period, 0% of the 6,641 PSUs for the 2013-2015 performance period, and 52% of the 6,473 PSUs for the 2012-2014 performance period); (iii) the grant date fair value of the 4,726 shares of restricted stock granted on February 13, 2014 ($150,003 as of the date of grant); (iv) the fair value of those same 4,726 shares of restricted stock and of 6,584 shares of restricted stock previously granted, to reflect the modifications on December 2, 2014 ($240,338 as of the date of modification). No modifications were made to the 3,778 QEPM phantom units held by Mr. Richards.

11.
In connection with Mr. Richards’ termination of employment on December 2, 2014, the Compensation Committee accelerated the vesting of options to purchase 22,140 shares of common stock, which represented all unvested options held by Mr. Richards as of that date. The amendment of the options requires the presentation of the fair value of the modified options on December 2, 2014, as “new” grants in this table. Accordingly, amount shown in the Option Awards column includes the grant date fair value of the option granted February 13, 2014 to purchase 9,083 shares of common stock, as well as the fair value of that same award together with previously granted options to purchase 13,057 shares of common stock, as modified pursuant to Mr. Richards’ termination. The assumptions used to calculate the aggregate grant date fair value of option awards modified for Mr. Richards on December 2, 2014 were as follows:

Grant Date	Assumptions
	Volatility (%)	Expected Life (Years)	Risk-Free Interest Rate (%)	Dividend Yield (%)
2/13/2014	35.4	3.1	1.0	0.38
2/13/2013	33.0	2.6	0.8	0.38
2/13/2012	31.9	2.1	0.6	0.38

Grants of Plan-Based Awards for 2014

This table shows the plan-based awards granted to the NEOs during 2014. For non-equity and equity incentive plans, it sets forth the ranges of possible awards. For stock and option awards, the table shows the number of shares or options granted and the grant date fair values of those awards.

Name	Grant Date			Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Under- lying Options (#)	Exercise or Base Price of Option Awards ($/share)[5]	Grant Date Fair Value of Stock and Option Awards ($)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Charles B. Stanley	2/13/14	AIP	[1]	21,250	850,000	1,700,000
	2/13/14	PSU	[2]				30,246	60,492	120,984				1,920,016
	2/13/14	SO	[3]								87,194	31.74	884,147
	2/13/14	RS	[4]							60,492			1,920,016
Richard J. Doleshek	2/13/14	AIP	[1]	12,668	506,700	1,013,400
	2/13/14	PSU	[2]				14,871	29,742	59,484				944,011
	2/13/14	SO	[3]								42,871	31.74	434,712
	2/13/14	RS	[4]							29,742			944,011
Jim E. Torgerson	2/13/14	AIP	[1]	11,228	449,100	898,200
	2/13/14	PSU	[2]				10,082	20,164	40,328				640,005
	2/13/14	SO	[3]								29,065	31.74	294,719
	2/13/14	RS	[4]							20,164			640,005
Christopher K. Woosley	2/13/14	AIP	[1]	6,073	242,900	485,800
	2/13/14	PSU	[2]				4,348	8,696	17,392				276,011
	2/13/14	SO	[3]								12,535	31.74	127,105
	2/13/14	RS	[4]							8,696			276,011
Austin S. Murr	2/13/14	AIP	[1]	4,098	163,900	327,800
	2/13/14	PSU	[2]				3,466	6,932	13,864				220,022
	2/13/14	SO	[3]								9,991	31.74	101,309
	2/13/14	RS	[4]							6,932			220,022
Perry H. Richards	2/13/14	AIP	[1]	4,249	169,950	339,900
	2/13/14	PSU	[2]				3,151	6,302	12,604				200,025
	2/13/14	SO	[3]								9,083	31.74	92,102
	2/13/14	RS	[4]							4,726			150,003
	2/13/14	QEPM	[6]							2,112			50,012
	12/2/14	PSU	[7]					7,022					191,841
	12/2/14	SO	[7]								4,354	30.90 [8]	6,052
	12/2/14	SO	[7]								8,703	30.12 [8]	18,015
	12/2/14	SO	[7]								9,083	31.74 [8]	23,071
	12/2/14	RS	[7]							11,310			240,338

1.
The amounts included in these columns reflect estimated future cash payouts under the annual incentive program of our CIP based on actual base salaries for 2014. If threshold levels of performance are not met, then actual payout could be zero. Actual incentive payouts earned in 2014 are reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

2.
This row represents the range of the number of PSUs that may be earned with respect to PSUs granted pursuant to our CIP in 2014. Payment for earned awards is made in cash after the end of the performance period. If threshold levels of performance are not met, then actual payout could be zero.

3.	This row shows options granted pursuant to our LTSIP during 2014.

4.	This row shows grants of restricted stock pursuant to our LTSIP during 2014.

5.	Except as noted in Footnote 8, the exercise price represents the closing price per share of QEP common stock on grant date.

6.	This row reflects QEPM phantom units received by Mr. Richards.

7.
As noted in Footnotes 1, 9, 10 and 11 Summary Compensation Table, the Compensation Committee amended the terms of Mr. Richards' (i) performance share unit agreements under the CIP to modify the vesting of all unvested PSUs, resulting in the vesting of an additional 7,022 PSUs, (ii) restricted stock agreements under the LTSIP to accelerate the vesting of 11,310 shares of restricted stock, and (iii) stock option agreements under the LTSIP to accelerate the vesting of stock options to purchase 22,140 shares of common stock, all effective December 2, 2014. Without such amendments, all awards would have been forfeited. The modification of the awards requires the presentation of the amended awards as “new” grants in this table. See further discussion in “Compensation Discussion and Analysis.” No modifications were made to the 3,778 QEPM phantom units held by Mr. Richards.

8.
The exercise price represents the closing price per share of QEP common stock on the original grant date. The exercise price was not modified when the stock option was accelerated in connection with Mr. Richard's termination of employment.

Outstanding Equity Awards at Fiscal Year-End 2014

This table shows outstanding equity awards for the NEOs. All values shown are as of December 31, 2014.

Option Awards[1]						Stock Awards
						Restricted Stock			PSUs
Name (a)	Shares of Common Stock Underlying Unexercised Options Exercisable (#) (b)	Shares of Common Stock Underlying Unexercised Options Unexercisable (#) (c)		Option Exercise Price ($) (e)	Option Expiration Date (f)	Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Charles B. Stanley	60,000			27.84	2/13/2015	14,923	[2]	301,743	50,908	[7]	1,029,360
	108,000			23.98	3/5/2016	33,938	[3]	686,226	60,492	[8]	1,223,148
	62,000			27.55	3/5/2017	60,492	[4]	1,223,148
	63,588			39.07	2/25/2018
	60,234	30,116	[2]	30.90	2/13/2019
	33,363	66,725	[3]	30.12	2/13/2020
	0	87,194	[4]	31.74	2/13/2021
Richard J. Doleshek	100,000			22.95	5/7/2016	7,191	[2]	145,402	24,901	[7]	503,498
	30,000			27.55	3/5/2017	16,600	[3]	335,652	29,742	[8]	601,383
	30,958			39.07	2/25/2018	29,742	[4]	601,383
	29,028	14,514	[2]	30.90	2/13/2019
	16,319	32,637	[3]	30.12	2/13/2020
	0	42,871	[4]	31.74	2/13/2021
Jim E. Torgerson	75,000			19.37	10/28/2015	12,500	[5]	252,750	14,387	[7]	290,905
	10,000			23.98	3/5/2016	4,315	[2]	87,249	2,214	[7]	44,767
	16,000			27.55	3/5/2017	9,591	[3]	193,930	20,164	[8]	407,716
	12,551			39.07	2/25/2018	1,588	[5]	32,109
	17,418	8,708	[2]	30.90	2/13/2019	20,164	[4]	407,716
	9,429	18,857	[3]	30.12	2/13/2020
	1,697	3,393	[5]	27.98	9/3/2020
	0	29,065	[4]	31.74	2/13/2021
Christopher K. Woosley	6,595	3,297	[6]	28.67	8/1/2019	1,618	[2]	32,716	7,194	[7]	145,463
	4,715	9,428	[3]	30.12	2/13/2020	1,550	[6]	31,341	8,696	[8]	175,833
	0	12,535	[4]	31.74	2/13/2021	4,796	[3]	96,975
						8,696	[4]	175,833
Austin S. Murr	25,000			23.98	3/5/2016	1,888	[2]	38,175	6,087	[7]	123,079
	12,000			27.55	3/5/2017	4,058	[3]	82,053	6,932	[8]	140,165
	7,531			39.07	2/25/2018	6,932	[4]	140,165
	7,620	3,810	[2]	30.90	2/13/2019
	3,989	7,978	[3]	30.12	2/13/2020
	0	9,991	[4]	31.74	2/13/2021
Perry H. Richards	25,000			23.98	3/5/2016	1,666	[5,9]	27,972
	15,000			27.55	3/5/2017	2,112	[4,9]	35,460
	9,371			39.07	2/25/2018
	13,063		[10]	30.90	2/13/2019
	13,055		[10]	30.12	2/13/2020
	9,083		[10]	31.74	2/13/2021

1.
This table does not include outstanding Questar stock options granted prior to the Spin-off in 2010. Information regarding the treatment of equity awards at the time of the Spin-off is provided in our 2011 proxy statement.

2.	Shares vested on March 5, 2015.

3.	50% of these shares vested on March 5, 2015 and 50% will vest on March 5, 2016.

4.	33.3% of these shares vested on March 5, 2015; 33.3% will vest on March 5, 2016; and 33.3% will vest on March 5, 2017.

5.	50% of these shares will vest on September 5, 2015 and 50% will vest on September 5, 2016.

6.	Shares will vest on September 5, 2015.

7.
Shares will vest on December 31, 2015 (the end of the three-year performance period covered by the PSU) but are not payable until Board certification, which occurs in the first quarter of the following year. These amounts represent the target number of PSUs awarded under our CIP. Each PSU represents a contingent right to receive the fair market value of one share of QEP common stock. The actual number of shares that may be earned (and, therefore, the actual cash payout amount) will range from 0% to 200% of the number of PSUs awarded, depending on QEP’s relative TSR in comparison to a peer group of companies during the three-year period ending December 31, 2015.

8.
Shares will vest on December 31, 2016 (the end of the three-year performance period covered by the PSU) but are not payable until Board certification, which occurs in the first quarter of the following year. These amounts represent the target number of PSUs awarded under our CIP. Each PSU represents a contingent right to receive the fair market value of one share of QEP common stock. The actual number of shares that may be earned (and, therefore, the actual cash payout amount) will range from 0% to 200% of the number of PSUs awarded, depending on QEP’s relative TSR in comparison to a peer group of companies during the three-year period ending December 31, 2016.

9.	QEPM phantom units are valued using the closing market price of QEPM units on December 31, 2014.

10.
The vesting on stock options to purchase 22,140 shares of common stock was accelerated upon Mr. Richards’ termination of employment. Therefore, all of Mr. Richards’ stock options are fully exercisable. In addition, the term of the options was amended to provide that all vested options retain their original expiration date.

Option Exercises and Stock Vested in 2014

	Options Exercised[1]		Stock Awards[2]
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)[1]
Mr. Stanley			96,562	2,605,161
Mr. Doleshek			49,495	1,348,095
Mr. Torgerson			33,351	951,571
Mr. Woosley			9,791	268,890
Mr. Murr			12,001	326,718
Mr. Richards			26,836	683,783

1.	This table does not reflect 2014 exercises of stock options to purchase Questar common stock.

2.
Amounts shown in these columns reflect restricted stock awards that vested during 2014 and payouts of PSUs for the 2012-2014 performance period. The values realized on vesting of the restricted stock are calculated based on the closing price per share of QEP common stock on the vesting date multiplied by the number of shares vested, the values realized on vesting of the QEPM units are calculated based on the closing price per share of QEPM common units on the vesting date multiplied by the number of units vested, and the values realized on payout of the PSUs are calculated based on the average closing price per share of QEP common stock during the final quarter of the performance period multiplied by the number of PSUs earned (generally 90% of PSUs granted in 2012), pursuant to the terms of the PSU awards. Values are as follows:

	Restricted Stock		PSUs			QEPM Units
	# of Shares	Value	# of PSU		Value	# of Units	Value
Mr. Stanley	52,935	$1,578,911	40,293		$939,633	3,334	$86,617
Mr. Doleshek	27,577	$830,317	19,418		$452,828	2,500	$64,950
Mr. Torgerson	21,700	$679,870	11,651		$271,701
Mr. Woosley	5,907	$178,315	3,884		$90,575
Mr. Murr	6,903	$207,833	5,098		$118,885
Mr. Richards	18,980	$470,275	7,022	[a]	$191,841	834	$21,667

a.
Upon his separation of service due to the sale of our midstream business, Mr. Richards' 2012, 2013, and 2014 PSUs were accelerated and paid out in cash effective December 4, 2014 as follows: 52% of 2012 PSUs (3,366 of 6,473 shares at

$27.32 per share, totaling $91,959); 0% of 2013 PSUs (0 of 6,641 shares totaling $0); and 58% of 2014 PSUs (3,656 of 6,302 shares at $27.32 per share, totaling $99,882.

Retirement Plans

QEP Pension Plan
The Company maintains the QEP Resources, Inc. Retirement Plan (Pension Plan), which is a defined benefit pension plan closed to new participants. At the time of the Spin-off, the assets and liabilities for all active QEP participants in the Questar Retirement Plan were apportioned to a trust of the Pension Plan, and the NEOs (and other executives) who participated in both the Questar Retirement Plan and the Questar Supplemental Executive Retirement Plan had their Pension Plan benefits “frozen” and therefore ceased to accrue future benefits under the Pension Plan. Instead, each executive will receive all future pension plan benefits under the QEP Resources, Inc. Supplemental Executive Retirement Plan (SERP) described below.

Participants may retire under the Pension Plan at age 62 or later without a benefit reduction due to age. Participants who are at least age 55 and have at least ten years of service are eligible for early retirement with a reduction to their benefit of .2083 percent per month for each month from the date of retirement to age 62. Mr. Stanley is the only NEO eligible for early retirement under the Pension Plan and the SERP. Participants eligible for and taking early retirement prior to age 62 also receive a temporary supplement until age 62 that is tied to years of service. Participants with a vested benefit who terminate employment before age 55 or before having ten years of credited service generally may commence their benefit under the Pension Plan as early as age 55, but such benefit is reduced by .5 percent per month prior to age 65. Other than the granting of two additional years of service in connection with a change in control under our CIC Plan, we do not grant extra years of credited service.

The Compensation Committee amended the Pension Plan, effective June 1, 2014, to provide that participants whose employment with QEP is terminated in connection with the sale of the Midcontinent assets and who were between the ages of 50 and 55 at the time of such termination and have at least 10 years of service will be entitled to special retirement factors such that their qualified benefit will be reduced by .2083 percent for each of the first 24 months and .75 percent for each of the next 60 months prior to age 62. Such participants will also be entitled to receive the temporary supplement tied to years of service and the 50% joint and survivor annuity benefit if married. The Compensation Committee further amended the Pension Plan, effective December 1, 2014, to provide the same special retirement factors to participants whose employment with QEP was terminated in connection with the Midstream Sale. Mr. Richards is the only NEO impacted by the Pension Plan amendments.

Supplemental Executive Retirement Plan
Certain NEOs and other key employees participate in the SERP, which generally provides highly compensated employees with supplemental retirement benefits to compensate for the limitations imposed by federal tax laws on benefits payable from the Pension Plan. Participation in the SERP is limited to eligible individuals (i) whose annual compensation is expected to exceed the IRS-imposed compensation cap ($260,000 in 2014) that can be taken into account in determining benefits under the Pension Plan and/or (ii) who have deferred compensation pursuant to the terms of the Deferred Compensation Wrap Plan. The SERP generally provides benefits equal to the difference between the benefits payable under the Pension Plan and the benefits that would be payable under such plan if the limits on the annual compensation were not applicable and if the participant had not voluntarily chosen to defer any compensation under the terms of the Deferred Compensation Wrap Plan (as described below).

Upon the Spin-off, the qualified and non-qualified retirement plan benefits for active QEP employees who participated in the Questar SERP (Transferred SERP Participants) were transferred to the Pension Plan and SERP respectively. Their qualified benefits under the Pension Plan were frozen as of June 30, 2010. All Pension Plan benefits earned after June 30, 2010, for transferred SERP participants will be accrued in the SERP. Benefits in the SERP are calculated as follows: the total retirement benefit based on the benefit formula under the Pension Plan (including compensation in excess of the IRS limit and any deferred compensation), less the (frozen) benefit payable to the participant under the Pension Plan.

2014 Pension Benefits Table

Name		Plan Name	Number of Years Credited Service (#)		Present Value of Accumulated Benefit ($)[3]		Payments During Last Fiscal Year ($)
Charles B. Stanley		Pension Plan	8.5	[1]	411,011	2.3	—
		SERP	13.0		5,310,864	2.3	—
Richard J. Doleshek		Pension Plan	1.0	[1]	52,673	2.3	—
		SERP	6.0		1,706,664	2.3	—
Jim E. Torgerson	[4]	Pension Plan					—
		SERP					—
Christopher K. Woosley	[4]	Pension Plan					—
		SERP					—
Austin S. Murr	[4]	Pension Plan					—
		SERP					—
Perry H. Richards	[5]	Pension Plan	26.6	[1]	890,863	[2,3]	—
		SERP	31.0		1,248,835	[2,3]	—

1.	This number reflects years of service before participation in the Pension Plan was frozen.

2.	The NEOs’ accrued retirement plan benefits as of June 30, 2010 are frozen. Instead of continued participation in the Pension Plan, the NEOs accrue all future benefits after June 30, 2010, in our SERP.

3.
The present value of accumulated benefits for each NEO except Mr. Richards is based on an assumed retirement date of the later of (a) age 62 (the earliest age at which a participant may retire under the Pension Plan without a benefit reduction due to age) and (b) January 1, 2014. The calculation above and the calculation for the change in pension value and nonqualified deferred compensation earnings in the Summary Compensation Table use the following assumptions for each NEO except Mr. Richards:

Assumption	Pension Plan	SERP
Retirement Age	62	62
Marital Status	Actual (married)	Actual (married)
Form of Payment	Married electing 50% Joint & Survivor annuity	Lump sum
Discount Rate (a)	4.1% as of 12/31/14	3.0% as of 12/31/14, with a SERP lump sum discount rate of 3.6%
Mortality (b)	RP-2014 Mortality Table for annuitants with no collar adjustment and with generational projection using scale MP-2014	1983 Gross Annuity Mortality Table (Unisex)
Pre-retirement Decrements (c)	None	None

(a)	Discount rate used as of 12/31/13 was 3.8% for all cases under both the Pension Plan and the SERP.

(b)	Mortality Table used as of 12/31/13 for both the Pension Plan and the SERP was the RP-2000 Mortality Table for annuitants with no collar adjustment and with projection using Scale AA.

(c)	Consistent with SEC guidance, pre-retirement decrements for pre-retirement mortality, disability, termination, etc. have been excluded.
Mr. Richards was age 54 upon his termination of employment with QEP on December 2, 2014, in connection with the Midstream Sale and, accordingly, was treated as eligible for the special retirement factors provided by the 2014 amendments to the Pension Plan. The present value of accumulated benefits for Mr. Richards is based on his actual termination of employment and reflects the same assumptions used for each NEO, except that the values are based on actual retirement at age 55 and include a reduction of Mr. Richards’ Pension Plan benefit by .2083 percent per month for each of the first 24 months and .75 percent for each of the next 60 months prior to age 62.

4.	Messrs. Torgerson, Woosley and Murr are not participants in either the Pension Plan or the SERP, as they joined the Company after the Pension Plan was closed to new participants.

5.
The special retirement factors under the 2014 amendment to the Pension Plan do not fully equalize benefits under the SERP unless and until a participant reaches age 60. Mr. Richards did not get the full intended benefit of the special retirement factors under the SERP, as the closing of the Midstream Sale caused him to separate at age 54 and to receive SERP benefits at age 55. Mr. Richards, along with all other similarly situated SERP participants, was rewarded a payment from the Company outside of the SERP to compensate him for not receiving the intended benefit under the SERP. Mr. Richards’ payment is approximately $388,600, is payable when he reaches age 55 on September 10, 2015, and is reflected in the “All Other Compensation” column of the Summary Compensation Table.

Savings Plans

Employee Investment Plan
QEP offers its employees, including its NEOs, the opportunity to contribute a portion of their compensation up to annual IRS compensation limits to the 401(k) Plan. The Company provides matching contributions on 100% of an employee’s contributions up to 8% of eligible compensation for those employees not eligible to participate in the closed Pension Plan, and up to 6% for employees who are eligible for the Pension Plan. The employee deferrals and employer contributions are invested, as directed by the participant, in mutual funds or QEP common stock.

Deferred Compensation Wrap Plan
QEP allows officers, along with certain other key employees, to defer the receipt of compensation under the Deferred Compensation Wrap Plan. The Deferred Compensation Wrap Plan includes both a deferred compensation program and a 401(k) supplemental program.

Deferred Compensation Program of the Deferred Compensation Wrap Plan
This program allows officers and certain key employees to defer taxable income and provide for future financial needs. Eligible employees may defer a portion of their base salaries and cash incentives for a maximum of 10 years after termination of employment. Amounts deferred under this program are matched by the Company at the same rate as in the 401(k) Plan.

401(k) Supplemental Program of the Deferred Compensation Wrap Plan
This program allows NEOs and certain key employees whose compensation exceeds the IRS limit on compensation that may be taken into account for qualified plan purposes ($260,000 in 2014) to defer up to 8% of their salaries in excess of the IRS limit for those employees who are not eligible for the closed Pension Plan and up to 6% for those employees who are eligible for the Pension Plan. The Company provides a matching contribution on this deferred amount as if that amount had been contributed to the 401(k) Plan.

Gains and losses on the deferred amounts are tracked against participant-selected investments. Participants select their investments from a variety of investment options, including QEP phantom stock and an array of mutual funds.

2014 Nonqualified Deferred Compensation

Name (a)	Executive Contributions in Last FY ($)[1,2] (b)	Company Contributions in Last FY ($) (c)[3]	Aggregate Earnings in Last FY ($)[4] (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
Charles B. Stanley	391,263	84,588	(433,111)	—	2,792,244
Richard J. Doleshek	275,962	47,119	(9,893)	—	1,081,343
Jim E. Torgerson	602,339	51,020	77,341	—	1,867,745
Christopher K. Woosley	28,457	28,457	664	18,914	102,248
Austin S. Murr	55,107	15,363	(11,880)	—	288,964
Perry H. Richards	12,035	12,035	(57,622)	—	168,906

1.
The NEOs automatically participate in the QEP 401(k) Supplemental Program of the Deferred Compensation Wrap Plan when their compensation exceeds the IRS limit. For those who do not participate in our closed pension plan (Messrs. Torgerson, Woosley, and Murr), 8% of qualified compensation in excess of the IRS limit is treated as if contributed to the 401(k) Plan and receives the applicable employer match provided for in the 401(k) Plan. For those who do participate in our closed pension plan, the contribution and match amount is 6%.

2.
In 2014, Messrs. Stanley, Doleshek, Torgerson, Woosley, Murr and Richards each deferred compensation under the Deferred Compensation Program of the Deferred Compensation Wrap Plan. Amounts deferred receive the same applicable employer match as if contributed to the 401(k) Plan.

3.	Amounts contributed by the Company pursuant to the Deferred Compensation Wrap Plan are included in the All Other Compensation column (column (i)) of the Summary Compensation Table.

4.	Aggregate earnings are not included in the Summary Compensation Table because they do not consist of any above-market or preferential earnings.

Potential Payments Upon Termination or Change in Control

Change in Control: Executive Severance Plan
In 2012, the Compensation Committee modified the CIC Plan to remove the excise tax gross-up provision in that plan and to make certain other modifications. According to the new provisions in the CIC Plan, a participant receives certain severance benefits if the participant is terminated following consummation of a change in control and through the third anniversary thereafter, for any reason other than for cause, death or disability, or if the participant terminates for good reason. The severance benefits include the following:

•
A cash severance payment equal to 3x (in the case of Messrs. Stanley and Doleshek) or 2x (in the case of the other NEOs) the sum of annual base salary and the average of the annual bonuses they actually received for the three fiscal years prior to the change in control;

•	A prorated award from the annual incentive program for the year of termination;

•	Accelerated vesting of PSUs granted under the CIP, paid out based on actual performance through the date of the change in control;

•
For Pension Plan participants, a payment representing the difference between the net present value of the benefits under the Pension Plan and the SERP calculated at the time of their termination (retirement benefit), and the retirement benefit with two additional years of credited service; and

•
Continuation of medical and dental insurance coverage, basic and supplemental life insurance, and accidental death or dismemberment and disability coverage under current employee plans for two years at no cost to the executive.

In addition, the CIC Plan provides that equity incentive awards will vest in full immediately prior to a change in control.

Under the CIC Plan, a change in control is deemed to have occurred if:

(i)
Any person (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the beneficial owner (as such term is used in Rule 13d-3 under the Exchange Act) of securities of the Company representing 30% or more of the combined voting power of the Company; or

(ii)
The following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, as of June 30, 2010, constitute the Company’s Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors on June 30, 2010, or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii)
The Company’s shareholders approve a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60% of the combined voting power of the securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation, or a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities; or

(iv)
The Company’s shareholders approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by the shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale. A change in control, however, shall not be considered to have occurred until all conditions precedent to the transaction, including but not limited to, all required regulatory approvals have been obtained.

Under the CIC Plan, “good reason” means any of the following events or conditions which occur without the participant’s written consent, and which remain in effect after notice has been provided by the participant to the Company of such event and the expiration of a 30-day cure period:

(i)	A material diminution in the participant’s annual base salary, target bonus under the AIP or long-term incentive award opportunity under the CIP or LTSIP;

(ii)	A material diminution in the participant’s authority, duties, or responsibility;

(iii)
A material diminution in the authority, duties, or responsibilities of the supervisor to whom the participant is required to report, including a requirement that a participant report to a corporate officer or employee instead of reporting directly to the Board;

(iv)	A material diminution in the budget over which the participant retains authority;

(v)	A material change in the geographic location at which the participant performs services; or

(vi)	Any other action or inaction that constitutes a material breach by an employer of the participant’s employment agreement (if any).

Basic Severance Plan
In early 2014, the Compensation Committee approved the QEP Resources, Inc. Basic Executive Severance Compensation Plan (the Basic Severance Plan), which provides benefits to participating executives upon a qualifying termination of employment. The plan expires on December 31, 2015. All of our current NEOs except Mr. Stanley are participants in this plan. The Compensation Committee believes that the Basic Severance Plan enhances the Company’s ability to attract and retain executives whose leadership is critical to the Company’s business, by providing a participating executive with income protection in the event that the executive experiences a qualifying termination of employment during the term of the Basic Severance Plan.

Under the Basic Severance Plan, participants are entitled to receive certain severance benefits upon termination of employment by the Company other than for “cause” or due to the participant’s “disability”, or by the participant for “good reason” (each as defined in the Basic Severance Plan), subject to the participant’s execution and non-revocation of a release of claims in favor of the Company. The severance benefits include:

•
A cash severance payment equal to 2x (for Messrs. Doleshek and Torgerson) or 1x (for all other participants) the sum of the participant’s (i) annual base salary and (ii) target bonus opportunity, paid in a cash lump sum on the 60th day following the date of the participant’s termination of employment;

•	A cash bonus award for the year of termination, prorated and paid in the ordinary course based on actual performance for the year; and

•
Accelerated vesting of all outstanding long-term incentive awards (including stock options and restricted stock), with PSUs prorated and paid based on actual performance at the end of the applicable performance period, and stock options remaining exercisable until their original expiration date.

Under the Basic Severance Plan, “good reason” means any of the following events or conditions that occur without the participant’s written consent, and which remain in effect after notice has been provided by the participant to the Company of such event and the expiration of a 30-day cure period:

(i)	A material reduction in the participant’s base salary or target bonus opportunity, unless applied consistently on a percentage basis to all executive officers;

(ii)	A material diminution in the participant’s authority, duties or responsibility;

(iii)
A material reduction in the participant’s annual long-term incentive award relative to the long-term incentive award granted in February 2013, unless applied consistently to similarly situated executive officers; and

(iv)	A relocation of the participant’s principal location of employment by 50 miles or more.

If a termination would entitle a participant to severance payments and benefits under both the CIC Plan and the Basic Severance Plan, severance pay and benefits will be provided only under the CIC Plan.

In addition, the Basic Severance Plan includes a perpetual confidentiality covenant and an employee non-solicitation covenant that applies during the participant’s employment and for 12 months thereafter (whether or not the participant receives severance benefits under the Basic Severance Plan). In the event that a change in control occurs after a qualifying termination of a participant’s employment and the participant could become subject to the excise tax under Sections 280G and 4999 of the Code, as amended, the participant may elect to receive the full amount of the participant’s severance benefits and be subject to the excise tax or to have the participant’s severance benefits reduced to the maximum amount permissible to avoid the excise tax (the “capped amount”), as determined by an accounting firm retained by the Company.

The Basic Severance Plan includes provisions requiring the Company to indemnify the participant for attorneys’ fees and costs in the event the participant brings a legal proceeding to enforce the participant’s rights under the Severance Plan, and for attorneys’ fees, costs and other expenses in connection with tax disputes with the IRS relating to the capped amount.

Payments Upon Termination
The following table sets forth the estimated payments due to NEOs under various termination scenarios. The table assumes the termination date occurred on December 31, 2014, except with respect to Mr. Richards, for whom actual termination date and actual termination payments are used.

Compensation Component	Termination for Cause or Resignation	Death or Disability	Termination Without Cause[1]	Retirement		Qualifying Termination Within 3 Years After a Change in Control[2]
Cash payments	Earned but unpaid base salary and paid time-off benefits	Earned but unpaid base salary and paid time-off benefits	1‑2x base salary + 1-2x three-year average annual incentive paid + earned but unpaid base salary and paid time-off benefits	Earned but unpaid base salary and paid time-off benefits		2-3x base salary + 2-3x 3-year average annual incentive paid + earned but unpaid base salary and paid time-off benefits
Annual Incentive	Forfeit	Prorated award	Prorated award	Prorated award		Prorated Award
Equity Awards (Restricted Stock and Stock Options)	Forfeit unvested equity	Accelerated vesting of all unvested awards	Accelerated vesting of all unvested awards	Forfeit unvested equity		Accelerated vesting of all unvested awards
Performance Share Units	Forfeit	Prorated award	Prorated award	Prorated award		Accelerated vesting of all unvested awards
Welfare Benefits						2-3 years of continued benefits
Retirement Benefits						Additional 2 years of vesting and service

Mr. Stanley
Cash payments	$137,985	$137,985	$137,985	$137,985		$5,556,385
Annual Incentive	—	$850,000	—	$850,000		$850,000
Equity Awards	—	$2,211,118	—	—		$2,211,118
PSUs	—	$1,908,662	—	$1,908,662		$3,157,737
Welfare & Retirement Benefits[3]	—	—	—	—		$964,519
Total	$137,985	$5,107,765	$137,985	$2,896,647		$12,739,759

Mr. Doleshek
Cash payments	$77,185	$77,185	$2,139,400	N/A	[4]	$3,453,370
Annual Incentive	—	$506,700	$506,700	N/A	[4]	$506,700
Equity Awards	—	$1,082,437	$1,082,437	N/A	[4]	$1,082,437
PSUs	—	$928,748	$928,748	N/A	[4]	$1,541,128
Welfare & Retirement Benefits[3]	—	—	—	N/A	[4]	$670,150
Total	$77,185	$2,595,070	$4,657,285	N/A	[4]	$7,253,785

Compensation Component	Termination for Cause or Resignation		Death or Disability	Termination without Cause[1]	Retirement		Qualifying Termination Within 3 Years After a Change in Control[2]

Mr. Torgerson
Cash payments	$73,254		$73,254	$1,896,200	N/A	[5]	$1,773,821
Annual Incentive	—		$449,100	$449,100	N/A	[5]	$449,100
Equity Awards	—		$973,755	$973,755	N/A	[5]	$973,755
PSUs	—		$595,260	$595,260	N/A	[5]	$1,005,136
Welfare & Retirement Benefits[3]	—		—	—	N/A	[5]	$34,515
Total	$73,254		$2,091,369	$3,914,315	N/A	[5]	$4,236,327

Mr. Woosley
Cash payments	$60,389		$60,389	$589,900	N/A	[5]	$1,055,585
Annual Incentive	—		$242,900	$242,900	N/A	[5]	$242,900
Equity Awards	—		$336,865	$336,865	N/A	[5]	$336,865
PSUs	—		$234,111	$234,111	N/A	[5]	$408,545
Welfare & Retirement Benefits[3]	—		—	—	N/A	[5]	$52,547
Total	$60,389		$874,265	$1,403,776	N/A	[5]	$2,096,442

Mr. Murr
Cash payments	$52,435		$52,435	$461,900	N/A	[5]	$1,005,537
Annual Incentive	—		$163,900	$163,900	N/A	[5]	$163,900
Equity Awards	—		$260,393	$260,393	N/A	[5]	$260,393
PSUs	—		$231,848	$231,848	N/A	[5]	$377,770
Welfare & Retirement Benefits[3]	—		—	—	N/A	[5]	$32,723
Total	$52,435		$708,576	$1,118,041	N/A	[5]	$1,840,323

Mr. Richards
Cash payments	$642,281	[6]	N/A	N/A	N/A		N/A
Annual Incentive	$71,379		N/A	N/A	N/A		N/A
Equity Awards	$240,338	[7]	N/A	N/A	N/A		N/A
PSUs	$191,841	[8]	N/A	N/A	N/A		N/A
Welfare & Retirement Benefits[3]	—		N/A	N/A	N/A		N/A
Total	$1,145,839		N/A	N/A	N/A		N/A

1.
Amounts include accrued and unpaid salary and accrued paid time off for each NEO and amounts payable under the Basic Severance Plan for all NEOs except Mr. Stanley, who is not eligible to participate in the Basic Severance Plan.

2.	A "Qualifying Termination" refers to a termination of the executive's employment by QEP without cause or by the executive for good reason under the CIC Plan.

3.
Upon any triggering event, each of Messrs. Stanley, Doleshek and Richards is eligible for benefits under the Pension Plan and the SERP and each of the NEOs is eligible for benefits under the Deferred Compensation Wrap Plan. Please see “2014 Pension Benefits Table” and the “Nonqualified Deferred Compensation Wrap Plan” for an estimated value of such benefits.

4.	Mr. Doleshek is not yet eligible for early retirement, as he does not have ten years of service.

5.	Messrs. Torgerson, Woosley and Murr do not participate in the Pension Plan, so their retirement would be treated as a resignation.

6.
Upon Mr. Richards' termination of employment in connection with the Midstream Sale, he received a cash retention bonus in the amount of $200,000 and retained $39,469 in accrued Paid Time Off. The obligation to pay Mr. Richards' Paid Time Off was assumed by Tesoro pursuant to the Midstream Sale. In addition, the amount for Mr. Richards includes an estimated $388,600 to be paid on September 10, 2015 (when Mr. Richards reaches age 55) to compensate him for a benefit reduction under the SERP as a result of his termination and early commencement of benefits. See “2014 Pension Benefits Table.”

7.
The Compensation Committee accelerated the vesting of Mr. Richards' unvested restricted stock and stock option awards; additionally, his option awards were amended to retain their original expiration date.

8.
The Compensation Committee also accelerated the vesting of his unvested PSUs, and, based on TSR performance from the beginning of the respective performance periods through the closing of the Midstream Sale on December 2, 2014, the payout on Mr. Richard’s PSUs was as follows: 52% of 2012 PSUs (3,366 of 6,473 shares at $27.32 per share, totaling $91,959); 0% of 2013 PSUs (0 of 6,641 shares totaling $0); and 58% of 2014 PSUs (3,656 of 6,302 shares at $27.32 per share, totaling $99,882.

DIRECTOR COMPENSATION

Non-employee directors receive a combination of cash and stock-based compensation designed to attract and retain qualified candidates to serve on our Board. In setting director compensation, our Board considers the significant amount of time that directors spend in fulfilling their duties to our Company and our shareholders as well as the skill level required by our directors. The Compensation Committee is responsible for determining the type and amount of compensation for independent directors. The Compensation Committee directly retained the Consultant to assist in the annual review of director compensation by providing benchmark compensation data and recommendations for compensation program design. Employee directors are not separately compensated for their service on the Board, therefore, Mr. Stanley has been omitted from the Director Compensation Table for 2014.

Retainer and Meeting Fees
The table below describes the director compensation program for 2014.

Type of Fee	Amount
Annual Director Retainer	$70,000
Additional Audit Committee Chair Retainer	$15,000
Additional Compensation Committee Chair Retainer	$15,000
Additional Other Committee Chair Retainer	$10,000
Additional Lead Director Retainer	$25,000
Annual Restricted Stock Grant Under the LTSIP	$200,000

Director Deferred Compensation Plan
Non-employee directors are eligible to participate in the QEP Resources, Inc. Deferred Compensation Plan for Directors (the Director Deferred Compensation Plan), which allows independent directors to defer compensation paid to them. Cash fees can be deferred as either QEP phantom stock or as a deemed investment in an array of mutual funds. Equity compensation can be deferred as QEP phantom stock. Directors are credited with earnings and dividends on the phantom stock. Payments of deferred compensation are made upon a director’s cessation of board service, and, following an amendment of the Director Deferred Compensation Plan in February 2015, a director may elect to have the payments made in cash or shares of QEP common stock.

Director Compensation Table for 2014
Total director compensation earned by each independent director during 2014 follows:

Name	Fees Earned or Paid in Cash ($)[1]	Stock Awards ($)[2]	Option Awards ($)[3]	Total ($)
Phillips S. Baker, Jr.[4]	85,000	200,000	—	285,000
Julie A. Dill	70,000	200,000	—	270,000
L. Richard Flury	70,000	200,000	—	270,000
Robert F. Heinemann	70,000	200,000	—	270,000
Robert E. McKee III	70,000	200,000	—	270,000
Thomas C. O'Connor[5]	70,000	200,000	—	270,000
Keith Rattie[6]	11,667	—	—	11,667
M.W. Scoggins[7]	105,000	200,000	—	305,000
William L. Thacker, III	70,000	200,000	—	270,000
David A. Trice[4]	85,000	200,000	—	285,000

1.	Certain directors deferred director fees under the Director Deferred Compensation Plan as follows: Dill, $70,000; Flury, $70,000; McKee, $70,000; Scoggins, $105,000; and Thacker, $70,000.

2.
The dollar amount indicated for each of these restricted stock awards under the LTSIP is the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures, by multiplying the number of shares awarded times the QEP stock price on the date of grant. On February 13, 2014, all independent directors of QEP as of such date (i.e., all independent directors other than Mr. Thacker, who had not yet joined the Board) received a grant of QEP restricted stock (which vests in one year) or deferred such grant and received phantom stock. Mr. Thacker received a grant on March 3, 2014 when he joined the Board. Directors had the following aggregate stock awards or phantom stock outstanding as of December 31, 2014:

Name	Number of Restricted Shares Issued in 2014	Number of Restricted Shares Deferred as Phantom Stock in 2014	Phantom Stock Balances as of 12/31/14
Phillips S. Baker, Jr.	—	6,302	22,400
Julie A. Dill	—	6,302	10,409
L. Richard Flury	—	6,302	60,769
Robert F. Heinemann	—	6,302	6,302
Robert E. McKee III	—	6,302	75,760
Thomas C. O'Connor	6,302	—	—
M. W. Scoggins	—	6,302	75,369
William L. Thacker, III	—	7,035	7,050
David A. Trice	—	6,302	20,701

3.	No director other than Mr. Rattie had outstanding stock options (vested or unvested).

4.
In 2014, Mr. Baker served as our Audit Committee Chair and Mr. Trice served as our Compensation Committee Chair; therefore, each received a committee chair retainer of $15,000 in addition to his annual board retainer of $70,000.

5.	Mr. O’Connor resigned from the Board on January 6, 2015. In connection with his resignation, the Board accelerated the vesting of his 6,302 shares of unvested restricted stock.

6.
Mr. Rattie resigned from the Board effective February 12, 2014. Upon his resignation, we paid him $404,836, of which $393,169 was deferred compensation and $11,667 was a prorated portion of his annual board retainer, and we issued him 34,421 shares of QEP common stock with respect to vested RSUs. As of December 31, 2014, Mr. Rattie held vested options to purchase 382,174 shares of QEP common stock.

7.
Dr. Scoggins received a retainer of $25,000 for serving as our Lead Director and a retainer of $10,000 for serving as our Governance Committee Chair, in addition to his annual board retainer of $70,000.

EQUITY COMPENSATION PLAN INFORMATION

As of December 31, 2014, we have an equity incentive compensation plan, the LTSIP, under which shares of our common stock are authorized for issuance to directors, officers, employees and consultants. All outstanding awards relate to our common stock.

	Number of Shares of Common Stock to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares of Common Stock Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved By Shareholders	2,680,963	$21.29	10,822,536
Equity Compensation Plans Not Approved By Shareholders	—	—	—
Total	2,680,963	$21.29	10,822,536

ITEM NO. 2 – ADVISORY VOTE ON EXECUTIVE COMPENSATION PROGRAM

In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, we are seeking a non-binding advisory vote from shareholders to approve the compensation awarded to our NEOs as described in the Compensation Discussion and Analysis section. Currently, we seek the advisory vote of our shareholders to approve the compensation of our NEOs annually and expect that the next advisory vote will be held at the 2016 Annual Meeting of Shareholders.

The Company has adopted comprehensive executive compensation programs. This proxy statement discloses material information regarding the compensation of the Company’s NEOs so that shareholders can evaluate the Company’s approach to compensating its executives. The Company and the Compensation Committee of the Board of Directors continually monitor executive compensation programs and adopt changes to reflect the dynamic marketplace in which the Company competes for talent as well as general economic, regulatory and legislative developments affecting executive compensation and to be responsive to the concerns of our shareholders. Please refer to the section entitled Compensation Discussion and Analysis in this proxy statement for a detailed discussion of the Company’s executive compensation practices and philosophy.

You have the opportunity to vote “for,” “against” or “abstain” from voting on the following resolution relating to executive compensation:

RESOLVED, that the shareholders of QEP Resources, Inc. common stock approve the compensation of the Company’s executives as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Compensation Tables and related material disclosed in the proxy statement.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our NEOs as disclosed in this proxy statement in accordance with the SEC’s compensation disclosure rules. The vote is advisory, which means that it is not binding on the Company, our Board or the Compensation Committee. To the extent there is any significant vote against our NEO compensation as disclosed in this proxy statement, our Compensation Committee will evaluate whether any actions are necessary to address the concerns of shareholders.

This proposal will be approved on an advisory basis if it receives the affirmative vote of a majority of the shares represented and entitled to vote either in person or by proxy. As noted earlier in this proxy statement, broker non-votes will not affect the outcome of this proposal, and abstentions will be equivalent to a vote against this proposal.

The Board of Directors recommends that you vote FOR this proposal.

ITEM NO. 3 – RATIFICATION OF OUR INDEPENDENT AUDITOR

The Audit Committee approved the engagement of PricewaterhouseCoopers LLP (PwC) as the Company’s independent registered public accounting firm for the year ending December 31, 2015. PwC served as our independent registered public accounting firm for the years ended December 31, 2013 and 2014. We are asking shareholders to ratify the selection of PwC. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of PwC for ratification because we value shareholder views on the Company’s independent registered public accounting firm. In the event that shareholders fail to ratify the selection, our Audit Committee will consider the selection of a different firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of our Company and shareholders.

Representatives of PwC will be present at the 2015 Annual Meeting to answer appropriate questions. They also will have the opportunity to make a statement if they desire to do so.

Audit Fees
Aggregate fees for professional services rendered for the Company by PwC, the Company’s current independent public accounting firm, for the years ended December 31, 2013 and 2014, were:

	2013	2014
Audit Fees[1]	$817,637	$1,012,100
Audit-Related Fees[2]	$945,691	$451,000
Tax Fees[3]	$39,840	$110,520
All Other Fees[4]	$20,965	$5,100
Total	$1,824,133$	$1,578,720

1.    Audit fees are for the audit of the Company’s consolidated financial statements included in the Form 10-K, including the audit of the effectiveness of the Company’s internal controls over financial reporting and the reviews of the Company’s financial statements included in the Form 10-Q. PwC also served as the independent auditor of QEP Midstream Partners, LP (QEPM), which completed an initial public offering in August 2013. QEPM audit fees for the annual consolidated financial statements post-formation until the sale of the Company's ownership interest in December 2014 were $492,467 and $263,000 for 2013 and 2014, respectively, which are not included in the table above.

2.
Audit-related fees are for 2014 relate to the historical audits of QEP Field Services Company for the registration statement on Form 10. QEPM audit-related fees were $305,000 for 2014 and are not included in the table above. These QEPM audit-related fees are for the audit of historical financials of Green Rivers Processing, LLC, ("Green River") in connection with QEPM's acquisition of a 40 percent membership interest in Green River. In 2013, the audit-related fees included in the table are for the audits of QEPM predecessor 2011 and 2012 financial statements as well as reviews in connection with the QEPM IPO in August 2013.

3.	Tax fees relate to tax planning and consulting. QEPM had $284,828 of tax fees in 2014, not included in the table above, related to K-1 preparation and tax compliance services.
4.    All other fees relate to consultation and licenses for accounting research software.

The Audit Committee has concluded that the provisions of the tax services and other fees are compatible with maintaining PwC’s independence.

Pre-Approval Policy
The Audit Committee has adopted procedures for pre-approving all audit and non-audit services provided by its independent accounting firm. These procedures include reviewing fee estimates for audit services and permitted recurring non-audit services, and authorizing the Company to execute letter agreements setting forth such fees. Audit Committee approval is required for any services to be performed by the independent accounting firm that are not specified in the letter agreements. We have delegated approval authority to the chairman of the Audit Committee, but any exercises of such authority are reported to the Audit Committee at the next meeting. All fees paid to PwC for the years ended December 31, 2013 and 2014, were pre-approved by the Audit Committee in accordance with this policy.

The Board of Directors recommends that you vote FOR the ratification of the selection of PwC as our independent auditor.

ITEM NO. 4 - COMPANY PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION, TO DECLASSIFY THE BOARD AND PROVIDE FOR THE ANNUAL ELECTION OF DIRECTORS
The Board of Directors adopted, and recommends that shareholders approve, an amendment to Article V of its Certificate of Incorporation to provide for rolling elimination of the classified structure of the Board of Directors and provide for annual election of directors (the Declassification Amendment). If the Declassification Amendment is approved, the Board intends to cause the Declassification Amendment to be filed with the Secretary of State of the State of Delaware following the 2015 Annual Meeting and adopt conforming amendments to the Company’s Bylaws and Corporate Governance Guidelines. Even if the Declassification Amendment is approved, the Board reserves the right not to effect the filing of the Declassification Amendment with the Secretary of State of the State of Delaware if the Board determines it not to be in the best interests of the Company and its shareholders to effect the declassification of the Board. If the Declassification Amendment is not approved, our Board will remain classified. The proposed revisions to the Certificate of Incorporation are attached as Appendix A to this proxy statement.

Rationale for Declassification
A management proposal to amend the Company’s certificate of incorporation to implement annual election of directors put forward by the Company in 2013 received 98.47% of the votes cast. However, 21.26% of the outstanding shares did not vote and the proposal did not reach the high supermajority requirement of 80% of outstanding shares. In 2014, a shareholder submitted a non-binding proposal to declassify the Board of Directors. That proposal received favorable votes from a majority of the voted shares of the Company’s common stock. Although the Board believes that the classified board structure has promoted continuity and stability, encouraged a long-term perspective on the part of directors and may be beneficial in the event of an unsolicited takeover attempt, the Board recognizes the sentiment of shareholders and institutional investor groups in favor of the annual election of directors. In response to input from our shareholders, during 2014, the Board considered the various positions for and against a classified board and recognized that an annual election fosters board accountability, enables shareholders to express a view on each director’s performance by means of an annual vote and supports the Company’s ongoing efforts to maintain “best practices” in corporate governance. In light of the sentiment of shareholders and the Company’s desire to maintain best practices in corporate governance, the Company is proposing the elimination of its classified board.
Proposed Declassification
Article V of the Company’s Certificate of Incorporation currently provides that the Company’s directors are divided into three classes, with the term of one class expiring each year, and the directors in each class serving three-year terms. The Declassification Amendment would not affect the term of the class of directors elected at this 2015 Annual Meeting, or the terms of classes elected in 2014 and 2013. If adopted, the proposed amendment would mean that the successors of the directors whose terms expire at the 2016 Annual Meeting will be elected for terms expiring at the 2017 Annual Meeting. At the 2017 Annual Meeting, the successors of directors whose terms expire at that meeting will be elected for terms expiring at the 2018 Annual Meeting. At the 2018 Annual Meeting, and each subsequent annual meeting, the successors of each director whose terms expire at that meeting will be elected for terms expiring at the next annual meeting.

The Declassification Amendment would not change the present number of directors or the Board’s authority to change that number and to fill any vacancies or newly created directorships. The Declassification Amendment would also provide that, upon the annual election of the entire Board at the 2018 Annual Meeting of Shareholders, a director appointed to a vacancy or new directorship would serve for a term expiring at the next Annual Meeting of Shareholders following his or her appointment.
Shareholder Approval Required
The approval of this proposal will require the affirmative vote of the holders of not less than 80% of all outstanding shares of common stock of the Company entitled to vote generally in the election of directors. In determining whether this proposal has received the requisite number of affirmative votes, abstentions will not be counted and will have the same effect as a vote against the proposal. If a shareholder returns a validly-executed proxy, the shares represented by the proxy will be voted on the Declassification Amendment in the manner specified by the shareholder. If a shareholder does not specify the manner in which shares represented by a validly executed proxy are to be voted on this matter, such shares will be voted for the proposal.

The Board of Directors recommends that you vote FOR this proposal.

ITEM NO 5 - SHAREHOLDER PROPOSAL TO AMEND CERTIFICATE OF INCORPORATION TO ELIMINATE ALL SUPERMAJORITY VOTING PROVISIONS
Mr. John Chevedden, 2215 Nelson Ave., No. 205, Redondo Beach, California, owner of 100 shares of the Company’s common stock, advised the Company that his representative will present the following proposal at the 2015 Annual Meeting for action by shareholders:
Proposal 5 - Simple Majority Vote
“RESOLVED, Shareholders request that our board take the steps necessary so that each voting requirement in our charter and bylaws that calls for a greater than simple majority vote be eliminated, and replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws. If necessary this means the closest to a majority of the votes cast for and against such proposals consistent with applicable laws.
Shareowners are willing to pay a premium for shares of corporations that have excellent corporate governance. Supermajority voting requirements have been found to be one of six entrenching mechanisms that are negatively related to company performance according to “What Matters in Corporate Governance” by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Harvard Law School. Supermajority requirements are arguably most often used to block initiatives supported by most shareowners but opposed by a status quo management.
This proposal topic also won from 74% to 88% support at Weyerhauser, Alcoa, Waste Management, Goldman Sachs, FirstEnergy, McGraw-Hill and Macy’s. The proponents of these proposals included Ray T. Chevedden and William Steiner. Currently a 1% minority can frustrate the will of our 79% shareholder majority by simply throwing their unopened ballots into the ski lodge fireplace.
Adoption of this proposal topic would pave the way for adoption of annual election of each director which won over 99% shareholder support in 2014. This 2014 proposal was sponsored by the Illinois State Board of Investment.
It is time that our management seriously pays attention to its shareholder support higher than 99%. It was disingenuous for our management to sponsor its own 2013 management proposal on the same topic as the 2014 Illinois State Board of Investment proposal - a 2013 proposal that was rigged to be a failure because our management did not fully support it.
Please vote to enhance shareholder value.
Simple Majority Vote - Proposal 5"

Statement by the Board of Directors in Opposition
The Board has carefully considered the proposal and believes it is not in the best interests of shareholders. Consequently, the Board recommends that shareholders vote AGAINST the proposal for the following reasons:
Proponent's contention that management “rigged” its own 2013 proposal for Board declassification is belied by the facts. First, it is the Governance Committee of the Board, not Management, that considers shareholder proposals, undertakes analysis of developments in corporate governance, and recommends appropriate changes for the consideration of the full Board. The Company’s Lead Director, who is independent, chairs the Governance Committee. The Board ran a declassification proposal in 2013 that received support from a high percentage of outstanding shares. The Board also recommended a vote FOR the 2014 proposal by the Illinois State Board of Investment that the proponent endorses. In no way has the Company “rigged” or failed to support declassification. In fact, the Company is running a declassification proposal once again in this proxy statement. Thus, the Company has demonstrated responsiveness to shareholder concerns.

Voting Requirements: The Board believes that the supermajority voting standards in the Company’s Certificate of Incorporation (Certificate) are appropriate and necessary. Pursuant to the Certificate, simple majority voting already applies to most matters that would be submitted to a vote of shareholders. Supermajority approval applies only for a few fundamental and significant matters of corporate structure and governance, including the process for election and removal of directors, certain amendments to the Company’s governing documents and certain transactions with “Related Persons.” The Board believes that in these limited circumstances, the higher voting requirement is necessary for a variety of reasons outlined below.
Broad Consensus of All Shareholders: Delaware law permits supermajority voting requirements, and a number of publicly traded companies have adopted these provisions to preserve and maximize long-term value for all shareholders. Supermajority voting requirements on fundamental corporate matters help to protect shareholders, particularly minority shareholders, against the potentially self-interested and abusive transactions of short-term investors. The Board strongly believes that extraordinary transactions and fundamental changes to corporate governance should have the support of a broad consensus of QEP shareholders, not a simple majority.
Protection Against Certain Takeovers: The Company’s supermajority voting provisions protect shareholders by encouraging persons or firms making unsolicited takeover bids to negotiate directly with the Board. The Board has a fiduciary duty to act in the best interests of all shareholders. All but one of our directors are independent under NYSE rules. We believe that our Board is in the best position to evaluate proposed offers, consider alternatives and protect shareholders against abusive tactics during an attempted takeover process, and, if appropriate, to negotiate the best price for all shareholders. Elimination of the supermajority voting provisions would make it difficult for the Company’s independent, shareholder-elected Board to preserve and maximize value for all shareholders in the event of an unsolicited takeover bid.
Corporate Governance Practices: The Company’s Governance Committee regularly considers corporate governance developments and recommends appropriate changes to the full Board. For example, the Governance Committee recently recommended, and the Board decided to adopt, majority voting in uncontested director elections. As discussed in this proxy statement, the Board operates under corporate governance principles that are designed to maximize long-term shareholder value, align the interests of management and the Board with those of shareholders, and promote ethical conduct among directors, officers and employees. Our corporate governance policies and practices fully comply with all corporate governance standards of the SEC and NYSE. The Board believes that implementation of this proposal would adversely impact the Company’s carefully considered corporate governance practices, and therefore, it is not necessary, advisable or in the best interests of our shareholders.
Board Recommendation: After careful consideration, the Board has determined that retention of the supermajority voting requirements is in the long-term best interests of the Company and its shareholders.
For these reasons, the Board of Directors recommends a vote AGAINST this proposal.

ITEM NO. 6 - SHAREHOLDER PROPOSAL REGARDING QUANTITATIVE REPORTING FOR HYDRAULIC FRACTURING OPERATIONS

Calvert Investment Management, Inc., 4550 Montgomery Ave., Suite 1000N, Bethesda MD, owner of 7,968 shares of the Company’s common stock, advised the Company that its representative will present the following proposal at the 2015 Annual Meeting for action by shareholders:

WHEREAS: The Department of Energy secretary's shale advisory panel recommended in 2011 that companies "adopt a more visible commitment to using quantitative measure as a means of achieving best practice and demonstrating to the public that there is continuous improvement in reducing the environmental impact of shale gas production."

In its U.S. Securities and Exchange Commission Form 10-K filing for the year ended December 31, 2014, the Company states: 'QEP's ability to produce oil and gas economically and in commercial quantities could be impaired if it is unable to acquire adequate supplies of water for its drilling and completion operations or is unable to dispose of or recycle water or other waste at a reasonable cost and in accordance with applicable environmental rules. The hydraulic fracture stimulation process on which QEP depends to produce commercial quantities of oil and gas requires the use and disposal of significant quantities of water. The availability of disposal wells with sufficient capacity to receive all of the water produced from QEP's wells may affect QEP's production. QEP's inability to secure sufficient amounts of water, or to dispose of or recycle the water used in its operations, could adversely impact its operations."

The Company's comments regarding the economic and regulatory challenges of well stimulation employing hydraulic fracturing, including those related to emissions and water management, are of interest to investors. However, the Company's public disclosures do not indicate what combination of policies, programs and performance data it employ to address these broadly recognized challenges.

Investors require detailed and comparable information about how companies manage the challenges and opportunities of onshore unconventional oil and gas development. The 2011 report "Extracting the Facts: an Investor Guide to Disclosing Risks from Hydraulic Fracturing Operations" outlines 12 management goals and performance indicators that provide such information. Publicly supported by a broad group of investors and companies and environmental organizations, the guide stresses the importance of companies reporting performance indicators quantitatively.

RESOLVED: Shareholders request that QEP Resources issue a report to shareholders, using quantitative and qualitative measures to describe how the Company manages the environmental and social challenges and opportunities associated with hydraulic fracturing with special emphasis on those related to water and emissions management. The report should be available by December 1, 2015, be prepared at a reasonable cost, and omit proprietary information.

SUPPORTING STATEMENT: In 2012, the International Energy Agency (IEA) advised energy companies "to measure, disclose and engage" in its report "Golden Rules for a Golden Age of Gas." The IEA recommends establishing baselines for environmental indicators; establishing emissions targets; and securing third party certification of performance. Proponents concur with the IEA and believe additional indicators could include measures to respond to community concerns; to measure water sourcing and waste water management by project and to reduce emissions.

Statement by the Board of Directors in Opposition
After carefully considering this proposal, the Board recommends a vote against it for the following reasons:
Social and environmental responsibility and shareholder engagement are critical to our management team and our Board of Directors. For this reason, we provide our shareholders and the public with significant and meaningful information regarding the environmental, health and safety aspects of our operations and our practices for managing the related risks. Indeed, we recently revamped our corporate website and added significant qualitative and quantitative environmental and social responsibility disclosure. See http://www.qepres.com/environment/overview and http://www.qepres.com/community/overview/. Although we engaged in protracted discussions with the proponent, we were unable, with available and obtainable data, to reach a resolution that satisfied its demands.
The information provided on our website and in other public disclosures includes quantitative indicators with respect to water management and detailed information regarding the environmental practices associated with our operations. The disclosures also describe our work with communities to develop natural resources in a safe and responsible manner, as well as details of our compliance with federal and state agency regulations governing many aspects of oil and natural gas operations including well design and construction activities, hydraulic fracture stimulation, integrity tests, water use, waste management and disposal, air emissions, surface impacts, health, safety, location, and spacing. We also work with all of our stakeholders to create partnerships that have a positive and meaningful impact. A small sample of our web site disclosure is provided below:
Water:
The key to protecting groundwater is proper well design and construction. QEP utilizes protective measures, such as multiple layers of steel casing and cement, to safeguard water resources as required by regulations. We invest significant engineering resources in well construction to ensure the casing and cement will protect aquifers. In addition, QEP voluntarily reports the contents of hydraulic fracturing fluids to the national online disclosure registry, FracFocus (http://www.fracfocus.org).

It is well documented – including in a study by the U.S. Environmental Protection Agency – that hydraulic fracturing poses little or no threat to underground sources of drinking water when a well is properly designed and constructed. In fact, after more than 1.2 million hydraulically fractured wells in the United States over the last 67 years, there have been no confirmed cases of groundwater contamination resulting from hydraulic fracturing. QEP will continue to safeguard water through responsible development of oil and natural gas resources. Some examples of our efforts to minimize water impact are set forth below (also see http://www.qepres.com/environment/water):

•
Our fracture stimulation fluid is typically comprised of over 99% water and sand. The remaining fluid consists of chemical additives that optimize placement and production from the reservoir. We do not use diesel fuel as an additive in any of our hydraulic fracture stimulation fluids.

•
We obtain water for fracture stimulation from a variety of sources including industrial water wells and surface water sources. When feasible, we recycle flow-back and produced water, which reduces water consumption from surface and groundwater sources and produced water disposal volumes.

•
In Wyoming’s Green River Basin on the Pinedale Anticline - an area that represented 37% of QEP’s year-end 2014 proved reserves - nearly all (99%) of our fracture stimulation water is recycled flow-back and produced water.

•	Our practices to safeguard ground and surface water include:

◦	Well construction techniques that provide multiple casing and cement barriers;

◦	Installing back flow prevention devices on all active water supply wells;

◦	Locking all inactive water wells to prevent unauthorized use or access;

◦	Conducting baseline sampling of all new water wells;

◦	Using hydrocarbon-free lubricants in water supply well construction; and

◦	Minimizing the use of freshwater through reuse and recycling.

Air:

QEP is committed to minimizing its impact on air quality, while continuing to meet the energy demands of our nation. (See http://www.qepres.com/environment/air). Air emissions from production activities are carefully monitored, managed, and reported so that they remain within prescribed state and federal limits. QEP operates in an environmentally responsible manner, continuing to find efficiencies and technological advancements - such as reduced drilling times, green completions, liquid gathering systems, SCR after-treatment on rig engines, duel fuel systems on rig engines, some natural gas and hybrid fuel engines, use of natural gas to heat rigs in the winter and electrification - that will enable us to reduce our emissions even further.

•
We report emissions through the EPA’s Greenhouse Gas Reporting Program, and utilize reduced-emission completions, known as green completion technology, on wells to promote cleaner air and improve operational efficiencies. These completions capture methane during the initial phase of flow back from the hydraulic fracturing operations, thereby minimizing flaring, reducing emissions and allowing us to sell more gas.

•
Efficiency improvements in the drilling and completion process can also significantly reduce emissions. When a rig is capable of drilling wells faster and more efficiently, we experience a decrease in total field (life of project) and per-well emissions. Efficiency in completion operations provides the same emission reductions benefit.

•	Wherever possible, we transport produced water by pipeline to reduce truck traffic and emissions.

Land:

QEP has a history of utilizing multi-well pads dating back to 2003, creating significant reductions in our surface footprint by allowing us to drill multiple wells from a single well pad. (see http://www.qepres.com/environment/land). The practice of placing multiple wells on one pad reduces overall surface disturbance; decreases the number of rig moves between pads; reduces truck traffic and the need for additional roads; decreases our operating costs; reduces uncertainty involved with the permit process; and reduces our impact on wildlife and the communities in which we operate while improving our operational efficiencies. The impact of multi-well pads is evident in our statistics:

•	In 2014, 82% of our wells were drilled on multi-well pads; and

•
The combination of pad drilling and our ability to drill extended reach horizontal wells has reduced our surface footprint by as much as 87% when compared to conventional vertical development drilling methods.

Awards:

We have received numerous awards for our environmental achievements (see http://qepres.com/about/recognition), including:

•	The Interstate Oil and Gas Compact Commission Chairman’s Stewardship Award Winner: 2007, 2012, 2014;

•	Earth Day Award- Utah Division of Oil, Gas and Mining: 2005, 2010, 2013;

•	Oil & Gas Investor Magazine- Best Corporate Citizen: 2006;

•	Environmental Achievement Awards- U.S. EPA: 2005; and

•	Wildlife Stewardship Award - Wyoming Game & Fish Department: 2005

Pinedale:

One example of our commitment to developing natural resources in a safe and responsible manner is our activity in Pinedale, Wyoming. (See http://www.qepres.com/operations/pinedale-anticline/). For many years, at our Pinedale Field, QEP has utilized:

•	Pad drilling and subsurface wellheads to minimize surface disturbance;

•	Drilling rigs equipped with low-emission engines and catalytic emission controls;

•	Natural gas instead of diesel to heat the drilling rigs in the winter months;

•	Green completions, including 99% flare-less completions and low-emission engines on all fracturing trucks;

•	Centralized liquids gathering systems that have eliminated hundreds of thousands of tanker trips;

•	Low emission engines and turbines on compressors; and

•	Wildlife monitoring, sage brush enhancements and offset habitat protection/mitigation.

Our responsible development efforts demonstrate that we respect the environment and the communities where we live, work and operate. Our efforts not only meet, but in many cases exceed the standards required by applicable regulations. Our state-of-the-art well construction methods, paired with ongoing water, air and land conservation initiatives, help to ensure we conduct our business with respect for the environment, and manage risks in order to drive sustainable business growth. We hold ourselves accountable. A key component of our Annual Incentive Plan (AIP) is quantitative and qualitative measures of Health, Safety and Environmental (HSE) performance (see more detailed discussion in CD&A elsewhere in this Proxy). HSE performance can have a positive or negative multiplier effect on a large portion of the AIP payout for every QEP employee.

Because we are proud of our environmental efforts and achievements, we will continue to update our website, SEC and EPA filings and other public disclosures such as those on FracFocus and filings with appropriate local, state and federal agencies regarding water management, hydraulic fracturing, air emissions, safety and health and community impact aspects of our operations. We will continue to incorporate new state-of-the-art technologies into our operations, as rules and regulations are newly enacted or revised, and as best practices evolve.

We believe that our website disclosures, the disclosures in our SEC and other public filings, and our voluntary participation in FracFocus demonstrate our commitment to open, collaborative communications with our shareholders and other stakeholders, continuous improvement, transparency, and environmentally responsible and safe operations. As such, we believe that our qualitative and quantitative disclosures more than adequately address the concerns raised by this proposal.
For these reasons, the Board of Directors recommends a vote AGAINST this proposal.

OTHER MATTERS

Annual Report and 2014 Form 10-K
Upon request, we will promptly send a copy of the Annual Report, 2014 Form 10-K (excluding exhibits) and proxy statement to any interested party, without charge. Contact Abigail L. Jones, Corporate Secretary, at 1050 17th Street, Suite 800, Denver, Colorado 80265, or call 303-672-6900 to make a request.

Shareholder Nominations and Proposals
To be considered for presentation at our 2016 Annual Meeting of Shareholders and included in the proxy statement pursuant to Rule 14a-8 of the Exchange Act, as amended, a shareholder proposal must be received at the Company’s office no later than December 3, 2015.

Pursuant to the Company’s Bylaws, business must be properly brought before an annual meeting to be considered by shareholders. The Bylaws specify the procedure for shareholders to follow to bring business before an annual meeting. A shareholder who wants to nominate a person for election as a director or who wants to submit a proposal at the annual meeting without having it considered through the Company’s proxy materials must deliver a written notice and additional information specified in our Bylaws by certified mail, to our Corporate Secretary. Such notice must be received at least 90 days and not more than 120 days prior to the anniversary date of the prior year’s annual meeting. Accordingly, with respect to the 2016 Annual Meeting of Shareholders, such notice must be received no earlier than January 12, 2016, and no later than February 11, 2016. Any proposal (other than a proposal made pursuant to Rule 14a-8) that is received after the time specified above for proposed items of business will be considered untimely under Rule 14a-4(c). The persons named in the proxy will have discretionary authority to vote all proxies with respect to any untimely proposals. A copy of our Bylaws specifying the requirements will be furnished to any interested party without charge upon written request to our Corporate Secretary.

Forward-Looking Statements
This proxy statement may include forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). These statements are based on our current expectations and involve risks and uncertainties that may cause actual results to differ materially from those set forth in the statements, including changes in governmental regulations and interpretations thereunder and other risks identified in the Risk Factors section of our 2014 Form 10-K. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned in the Risk Factors section in our 2014 Form
10-K, and in our quarterly reports on Form 10-Q and current reports on Form 8-K.

Delivery of Proxy Statement
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as “householding,” potentially means extra convenience for security holders and cost savings for companies. A number of brokers with account holders who are QEP shareholders will be householding our proxy materials. A single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholder. Once you have received notice that your broker will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If you would prefer to receive a separate copy of the proxy materials or if you are receiving multiple copies and would like to receive a single copy, please notify your broker or direct your request as follows: Abigail L. Jones, 1050 17th Street, Suite 800, Denver, Colorado 80265, 303-672-6900. We will promptly deliver a separate copy of the proxy statement to you upon request.

By Order of the Board of Directors

Abigail L. Jones
Corporate Secretary

APPENDIX A

NON-GAAP RECONCILIATION

The following table reconciles Adjusted EBITDA (a non-GAAP financial measure) to net income attributable to QEP on a consolidated basis (the most comparable GAAP financial measure) for the year ended December 31, 2014:

Year ended December 31, 2014
Net income attributable to QEP	784.4
Unrealized (gains) losses on derivative contracts	(374.4)
Net (gain) loss from asset sales	(1,644.8)
Interest and other income	(13.1)
Income tax provision (benefit)	475.7
Interest expense (income)(1)	171.4
Loss on early extinguishment of debt	4.4
Depreciation, depletion and amortization(2)	1,026
Impairment	1,143.2
Exploration expenses	9.9
Adjusted EBITDA	1,582.7

(1)	Excludes noncontrolling interest's share of $1.5 million and $0.4 million during the years ended December 31, 2014, and 2013, respectively, of interest expense attributable to QEP Midstream.

(2)
Excludes noncontrolling interests' share of $14.6 million and $6.8 million during the years ended December 31, 2014 and 2013, respectively, of depreciation, depletion and amortization attributable to Rendezvous Gas Services, L.L.C and QEP Midstream.

APPENDIX B

CERTIFICATE OF INCORPORATION
OF
QEP RESOURCES, INC.

Article I
Name
The name of the Company is QEP Resources, Inc.

Article II
Registered Office

The address of the Company’s registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

Article III
Business

The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

Article IV
Authorized Capital Stock

The aggregate number of shares of capital stock that the Company shall have authority to issue is 510,000,000, of which 500,000,000 shares shall be common stock, par value $0.01 per share (the “Common Stock”), and 10,000,000 shares shall be preferred stock, par value $0.01 per share (the “Preferred Stock”). Subject to the rights of any holders of Preferred Stock, the number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Company entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of either the Common Stock or the Preferred Stock voting separately as a class shall be required therefor.

The designations, powers, preferences, rights and qualifications, limitations or restrictions of the Common Stock and Preferred Stock are as follows:

Common Stock. Each holder of Common Stock shall have one vote in respect of each share of such stock held of record by such stockholder. Notwithstanding the foregoing, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (this “Certificate of Incorporation”) (including any Certificate of Designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Certificate of Designations relating to any series of Preferred Stock) or pursuant to the DGCL.

Subject to the rights of the holders of any series of Preferred Stock, such dividends, if any, as may be determined by the Board of Directors may be declared by the Board of Directors and paid from time to time to the holders of the Common Stock.

Subject to the rights of the holders of any series of Preferred Stock, in the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, all assets legally available for distribution to stockholders shall be divided and distributed among the holders of the Common Stock ratably according to the number of shares of Common Stock held.

Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series and with such designations for each such series as shall be stated and expressed in the resolution or resolutions providing for the issue of such series by the Board of Directors. The Board of Directors in any such resolution or resolutions is expressly authorized to state and express for each such series:

•
the number of shares constituting such series and any increase or decrease (but not below the number of shares of such series then outstanding) in the number of shares of any series subsequent to the original issue of shares of that series;

•	the voting powers, if any, of stock of such series;

•
the rate and time at which, and the terms and conditions upon which, dividends, if any, on such series shall be paid, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes, and whether such dividends shall be cumulative or non-cumulative and, if cumulative, the terms upon which such dividends shall be cumulative;

•	whether such series shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions upon which, such series may be redeemed;

•	the rights, if any, of the holders of stock of such series upon the voluntary or involuntary liquidation, dissolution or winding up of the Company;

•	the terms of the sinking fund or redemption or purchase account, if any, to be provided for such series;

•
the right, if any, of the holders of such series to convert shares of the same into, or exchange the same for, shares of any other class or classes or of any series of the same or any other class or classes of stock of the Company and the terms and conditions of such conversion or exchange; and

•
any other designations, powers, preferences, limitations and relative rights thereof, so far as they are not inconsistent with the provisions of this Certificate and to the full extent now or hereafter permitted by the laws of Delaware.

Article V
Election of Directors

Subject to this Article, the Board of Directors shall be determined from time to time by resolution adopted by the affirmative vote of a majority of the total number of directors which the Company would have if there were no vacancies but shall not be fewer than seven directors and not more than 11 directors. Election of directors need not be by written ballot.

Subject to the rights of the holders of any series of Preferred Stock then outstanding, at the 2016 Annual Meeting of Stockholders, the successors of each director whose term expires at that annual meeting shall be elected for a term expiring at the 2017 Annual Meeting, or at such time as the director’s successor is duly elected and qualified, or at the time of such director’s earlier death, resignation, disqualification or removal. At the 2017 Annual Meeting of Stockholders, the successors of each director whose term expires at that annual meeting shall be elected for a term expiring at the 2018 Annual Meeting of Stockholders, or at such time as the director’s successor is duly elected and qualified, or at the time of such director’s earlier death, resignation, disqualification or removal. At the 2018 Annual Meeting and each annual meeting thereafter, the successors of each director whose term expires at that annual meeting shall be elected for a term expiring at the next annual meeting, or at such time as the director’s successor is duly elected and qualified, or at the time of such director’s earlier death, resignation, disqualification or removal.
~~The directors, other than those directors elected by the holders of any series of Preferred Stock as provided for or fixed pursuant to the terms of any Certificate of Designations relating to such series of Preferred Stock, shall be divided into three classes, designated Class I, Class II and Class III, and each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the Board of Directors. Each director shall serve for a term ending on the date of the third annual meeting of shareholders following the annual meeting at which such director was elected; provided, however, that the initial directors assigned to Class I shall serve for a term ending on the date of the first annual meeting next following May 18, 2010, the initial directors assigned to Class II shall serve for a term ending on the date of the second annual meeting next following May 18, 2010 and the initial directors assigned to Class III shall serve for a term ending on the date of the third annual meeting next following May 18, 2010. The Board of Directors may assign members of the Board of Directors already in office to such classes. If the number of directors is changed, any increase or decrease shall be apportioned among the~~

~~classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director except as otherwise provided in this Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock) relating to additional directors elected by the holders of one or more series of Preferred Stock. A director shall hold office until the next annual meeting of shareholders for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.~~
Subject to the rights of the holders of any series of Preferred Stock then outstanding, vacancies resulting from death, resignation, retirement, disqualification, removal from office or otherwise, and newly created directorships resulting from any increase in the number of authorized directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and a director so chosen shall hold office for a term expiring at the next Annual Meeting of Stockholders ~~at which the term of office of the class to which such director has been elected expires~~ and when such director’s successor has been duly elected and qualified.
Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director may be removed, but only for cause, at any special meeting of the stockholders called for that purpose, by the affirmative vote of the holders of percent of the voting power of the outstanding shares of the Company entitled to vote generally in the election of directors.
During any period when the holders of any series of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of any Certificate of Designations relating to such series of Preferred Stock, then upon commencement and for the duration of the period during which such right continues (i) the then otherwise total authorized number of directors of the Company shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions, and (ii) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board of Directors in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total and authorized number of directors of the Company shall be reduced accordingly.

Article VI
Amendment of Bylaws

The Bylaws may be adopted, amended or repealed (a) by the Board of Directors or (b) by the affirmative vote of a majority of the outstanding voting power entitled to vote generally in the election of directors; provided, however, that in the case of clause (b), notice of the proposed amendment is contained in the notice of the meeting. In addition to any vote required by any other provision of the Bylaws, this Certificate of Incorporation or any applicable law, if such amendment is to be adopted by the stockholders, the affirmative vote of holders of 80 percent of the outstanding voting power entitled to vote generally in the election of directors, voting together as a single class, shall be required for any amendment to the Bylaws that amends or repeals, or adopts any provisions inconsistent with Section 2.7(F), Article III, Article VIII or Section 9.10 thereof.

Article VII
Business Combinations

The affirmative vote of the holders of not less than 80 percent of the outstanding voting power entitled to vote generally in the election of directors shall be required for the approval or authorization of any “Business Combination” (as hereinafter defined) involving a “Related Person” (as hereinafter defined); provided, however, that the 80 percent voting requirement shall not be applicable if:

The “Continuing Directors” (as hereinafter defined) of the Company by a two-thirds vote have expressly approved such Business Combination either in advance of or subsequent to such Related Person having become a Related Person; or the following conditions are satisfied:

•
The aggregate amount of the cash and the “Fair Market Value” (as hereinafter defined) of the property, securities or “Other Consideration” (as hereinafter defined) to be received per share by all holders of capital stock of the Company in the Business Combination, other than the Related Person involved in the Business Combination, is not less than the “Highest Per Share Price” or the “Highest Equivalent Price” (each as hereinafter defined) paid by the Related Person in acquiring any of its holdings of the Company’s capital stock; and

•
A proxy statement complying with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not the Company is then subject to such requirements shall have been mailed to all stockholders of the Company for the purpose of soliciting stockholder approval of the Business Combination. The proxy statement shall contain at the front thereof, in a prominent place, the position of the Continuing Directors as to the advisability (or inadvisability) of the Business Combination and, if deemed advisable by a majority of the Continuing Directors, the opinion of an investment banking firm selected by the Continuing Directors as to the fairness of the terms of the Business Combination, from the point of view of the holders of the outstanding shares of capital stock of the Company other than any Related Person.

Subject to the provisions of paragraph (G) of this Article, such 80 percent vote shall be required notwithstanding the fact that no vote may be required or that a lesser percentage may be specified by law or in any agreement with any national securities exchange or otherwise. For purposes of this Article: The term “Business Combination” shall mean (i) any merger, consolidation or share exchange of the Company or a subsidiary of the Company with or into a Related Person, in each case without regard to which entity is the surviving entity; (ii) any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or any other security device, of all or any “Substantial Part” (as hereinafter defined) of the assets of the Company (including without limitation any voting securities of a subsidiary of the Company) or a subsidiary of the Company to or with a Related Person (whether in one transaction or series of transactions); (iii) any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or any other security device, of all or any Substantial Part of the assets of a Related Person to the Company or a subsidiary of the Company; (iv) the issuance, transfer or delivery of any securities of the Company or a subsidiary of the Company by the Company or any of its subsidiaries to a Related Person (other than an issuance or transfer of securities which is effected on a pro rata basis to all stockholders of the Company); (v) any recapitalization or reclassification of securities (including any reverse stock split) that would have the effect of increasing the voting power of a Related Person; (vi) the issuance or transfer by a Related Person of any securities of such Related Person to the Company or a subsidiary of the Company (other than an issuance or transfer of securities which is effected on a pro rata basis to all stockholders of the Related Person); (vii) the adoption of any plan or proposal for the liquidation or dissolution of the Company proposed by or on behalf of a Related Person; or (viii) any agreement, plan, contract or other arrangement providing for any of the transactions described in this definition of Business Combination.

The term “Continuing Director” shall mean a director who is unaffiliated with any Related Person and either (i) was a member of the Board of Directors of the Company immediately prior to the time the Related Person involved in a Business Combination became a Related Person or (ii) was designated (before his or her initial election or appointment as Director) as a Continuing Director by a majority of the then Continuing Directors.

The term “Fair Market Value” shall mean (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or if such stock is not listed on such exchange, on the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotation System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a two-thirds vote of the Continuing Directors in good faith; and (ii) in the case of property other than stock or cash, the fair market value of such property on the date in question as determined by a two-thirds vote of the Continuing Directors in good faith.

The terms “Highest Per Share Price” and “Highest Equivalent Price” shall mean the following: If there is only one class of capital stock of the Company issued and outstanding, the Highest Per Share Price shall mean the highest price that can be determined to have been paid at any time by the Related Person for any share or shares of that class of capital stock. If there is more than one class of capital stock of the Company issued and outstanding, the Highest Equivalent Price shall mean with respect to each class and series of capital stock of the Company, the amount determined by a majority of the Continuing Directors, on whatever basis they believe is appropriate, to be the highest per share price equivalent of the Highest Per Share Price that can be determined to have been paid at any time by the Related Person for any share or shares of any class or series of capital stock of the Company. In determining the Highest Per Share Price and Highest Equivalent Price, all purchases by the Related Person shall be taken into account regardless of whether the shares were purchased before or after the Related Person became a Related Person. Also, the Highest Per Share Price and the Highest Equivalent Price shall include any brokerage commissions, transfer taxes, soliciting dealers’ fees and other expenses paid by the Related Person with respect to the shares of capital stock of the Company acquired by the Related Person. In the case of any Business Combination with a Related Person, the Continuing Directors shall determine the Highest Per Share Price and the Highest Equivalent Price for each class and series of capital stock of the Company.

The term “Other Consideration” shall include, without limitation, Common Stock or other capital stock of the Company retained by stockholders of the Company other than Related Persons or parties to such Business Combination in the event of a Business Combination in which the Company is the surviving corporation.

The term “Related Person” shall mean and include any individual, partnership, corporation or other person or entity which, as of the record date for the determination of stockholders entitled to notice of and to vote on any Business Combination, or immediately prior to the consummation of such transaction, together with its “Affiliates” and “Associates” (as defined in Rule 12b-2 of the Exchange Act as in effect at the date of the adoption of this Article by the stockholders of the Company), are “Beneficial Owners” (as defined in Rule 13d-3 of the Exchange Act) in the aggregate of 10% or more of the outstanding shares of any class of capital stock of the Company, and any Affiliate or Associate of any such individual, corporation, partnership or other person or entity. Notwithstanding any provision of Rule 13d-3 to the contrary, an entity shall be deemed to be the Beneficial Owner of any share of capital stock of the Company that such entity has the right to acquire at any time pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise.

The term “Substantial Part” shall mean more than 20% of the fair market value, as determined by two-thirds of the Continuing Directors, of the total consolidated assets of the Company and its subsidiaries taken as a whole as of the end of its most recent fiscal year ended prior to the time the determination is being made.

The determinations of the Continuing Directors as to Fair Market Value, Highest Per Share Price, Highest Equivalent Price, and the existence of a Related Person or a Business Combination shall be conclusive and binding.

Nothing contained in this Article shall be construed to relieve any Related Person from any fiduciary obligation imposed by law.

The fact that any Business Combination complies with the provisions of paragraph (A)(2) of this Article shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the stockholders of the Company, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

Notwithstanding any other provisions of this Certificate of Incorporation or the Bylaws of the Company, the affirmative vote of not less than 80 percent of the outstanding voting power entitled to vote generally in the election of directors shall be required to amend, alter, change or repeal, or adopt any provisions inconsistent with, this Article.

Notwithstanding any provision of this Certificate of Incorporation or the Bylaws of the Company to the contrary, in the event that a Business Combination under this Article requires a stockholder vote under Section 203 of the DGCL, this Article shall be deemed not to require a greater vote of stockholders than that specified by Section 203 of the DGCL.

Article VIII
Stockholder Action by Written Consent

Any action required or permitted to be taken at any annual or special meeting of stockholders of the Company may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Company by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Company having custody of the books in which proceedings of meetings of stockholders are recorded; provided, however, at any time when Questar Corporation is the record owner, in the aggregate, of less than all of the voting power of all outstanding shares of stock of the Company entitled to vote generally in the election of directors, any action required or permitted to be taken at any annual or special meeting of stockholders of the Company must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders; provided, however, that any action required or permitted to be taken by the holders of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable Certificate of Designations relating to such series of Preferred Stock.

Article IX
Limitation of Liability

No director of the Company shall be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) for any transaction from which the director derived an improper personal benefit; or (iv) for any action that would result in statutory liability of the director under Section 174 of the DGCL.
If the DGCL is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of the director to the Company shall be limited or eliminated to the fullest extent permitted by the DGCL, as so amended from time to time. Any repeal or modification of this paragraph by the stockholders shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Company for acts or omissions occurring prior to the effective date of such repeal or modification.

Article X
Amendment of Certificate of Incorporation

The Company reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding the foregoing, and in addition to any other provision of this Certificate of Incorporation, the Bylaws or any applicable law, the affirmative vote of eighty percent of the outstanding voting power entitled to vote generally in the election of directors shall be required to amend, alter, change or repeal, or adopt any provisions inconsistent with, Articles V, VI, VII, VIII, IX and X.

QEP RESOURCES, INC.
1050 17TH STREET SUITE 500
DENVER, CO 80265
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

For         Withhold         For All
All        All             Except
____        ____            ____
To withhold authority to vote for any
individual nominee(s), mark “For All
Except” and write the number(s) of the
nominee(s) on the line below.

1. Election of Directors
Nominees
01 Phillips S. Baker, Jr.     02 Charles B. Stanley
The Board of Directors recommends you vote FOR proposals 2, 3 and 4.
0                                            For Against Abstain
2    To approve, by non-binding advisory vote, the Company's executive compensation program.            ____    ____    ____
3    To ratify the appointment of Pricewaterhouse Coopers LLP for fiscal year 2015.                ____    ____    ____
4    To approve a Company proposal to declassify the Board of Directors.                    ____    ____    ____

The Board of Directors recommends you vote AGAINST proposals 5 and 6.
For Against Abstain

5	If presented, an advisory shareholder proposal to eliminate all supermajority vote ____ ____ ____
requirements in the Company's certificate of incorporation.

6	If presented, an advisory shareholder proposal to require quantitative risk management ____ ____ ____
reporting for hydraulic fracturing operations.

NOTE: Such other business as may properly come
before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]
Date
Signature (Joint Owners)
Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice and Proxy
are available at www.proxyvote.com .

PROXY
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF QEP RESOURCES, INC.

The undersigned hereby appoints Charles B. Stanley and M.W. Scoggins, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of QEP Resources, Inc. common stock, which the undersigned is entitled to vote, and in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held May 12, 2015, or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3 AND FOR PROPOSAL 4, AND AGAINST PROPOSAL 5 AND PROPOSAL 6, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

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